                      -----------------------------------

                                  IHOP CORP.

                     INTERNATIONAL HOUSE OF PANCAKES, INC.

                      -----------------------------------


                      -----------------------------------
                         SENIOR NOTE PURCHASE AGREEMENT
                      -----------------------------------


                   $32,000,000  7.79% SENIOR NOTES DUE 2002


                      -----------------------------------


                         Dated as of November 19, 1992

                               TABLE OF CONTENTS
                            (Not Part of Agreement)

Section                          Heading                                  Page
-------                          -------                                  ----
   1.     Authorization and Issue of Notes..............................    1

   2.     Purchase and Sale of Notes....................................    2

   3.     Payments of Notes.............................................    2

          3.1.   Mandatory Payments of Principal........................    2
          3.2.   Optional Prepayments of the Notes......................    3
          3.3.   Notice of Prepayment of the Notes......................    3
          3.4.   Allocation of Payments.................................    4
          3.5.   Surrender of Notes; Notation Thereon...................    4
          3.6.   Purchase of Notes......................................    4

   4.     Representations and Warranties................................    5

          4.1.   Corporate Existence and Power..........................    5
          4.2.   Corporate Authority....................................    5
          4.3.   Binding Effect.........................................    5
          4.4.   Capital Stock..........................................    6
          4.5.   Business Operations and Other
                  Information; Financial Condition......................    6
          4.6.   Subsidiaries...........................................    9
          4.7.   Litigation; No Violation of
                  Governmental Orders or Laws...........................   10
          4.8.   Outstanding Debt.......................................   10
          4.9.   Consents, Etc..........................................   11
          4.10.  Title to Properties....................................   11
          4.11.  Taxes..................................................   12
          4.12.  No Conflicts with Agreements, Etc......................   12
          4.13.  Disclosure.............................................   13
          4.14.  Offering of Securities.................................   13
          4.15.  Broker's or Finder's Commissions.......................   14
          4.16.  Labor Matters..........................................   14
          4.17.  Environmental Matters..................................   14
          4.18.  Margin Regulations.....................................   16
          4.19.  Compliance with ERISA..................................   17
          4.20.  Material Contracts.....................................   18
          4.21.  Insurance..............................................   19
          4.22.  Status Under Certain Laws..............................   19
          4.23.  Legality...............................................   19
          4.24.  Possession of Franchises, Licenses,
                  Etc...................................................   19


                                      (i)

Section                             Heading                               Page
-------                             -------                               ----
          4.25.  Franchises.............................................   19
          4.26.  Use of Proceeds........................................   20
          4.27.  Patents and Tradernarks................................   20
          4.28.  Compliance with Laws...................................   20
          4.29.  Franchisees............................................   20
          4.30.  Other Agreements.......................................   20
          4.31.  Solvency...............................................   20
          4.32.  Foreign Assets Control Regulations.....................   21

   5.     Representations of Purchasers.................................   21

          5.1.   Authority..............................................   21
          5.2.   Investment Intent......................................   21
          5.3.   Source of Funds........................................   21
          5.4.   Investor Status........................................   22

   6.     Conditions to Obligation of Purchasers........................   22

          6.1.   Proceedings Satisfactory...............................   22
          6.2.   Opinion of Purchasers' Special Counsel.................   22
          6.3.   Opinion of Counsel to the Borrower and
                  Holdings..............................................   22
          6.4.   Representations and Warranties True,        .
                  Etc.; Certificates....................................   22
          6.5.   Absence of Material Adverse Change, Etc. . ............   23
          6.6.   Consents and Approvals.................................   23
          6.7.   Absence of Litigation, Orders, Etc.....................   23
          6.8.   Other Purchasers.......................................   24
          6.9.   Legal Investment.......................................   24
          6.10.  Rating.................................................   24
          6.11.  Fees...................................................   24
          6.12.  PPN Number.............................................   24
          6.13.  Subsidiary Guarantee...................................   24
          6.14.  Corporate Status and Documentation.....................   24
          6.15.  Amended Bank Agreement.................................   26
          6.16.  Use of Proceeds........................................   26

   7.     Condition to Obligations of Borrower..........................   27

          7.1.   Representations and Warranties True, Etc...............   27
          7.2.   Absence of Litigation, Orders, Etc.....................   27
          7.3.   Other Purchasers.......................................   27

   8.     Financial Statements and Information..........................   27

   9.     Inspection of Properties and Books............................   32

                                     (ii)

Section                      Heading                                      Page
-------                      -------                                      ----
   10.    Affirmative Covenants.........................................   33
          10.1.  Payment of Principal, Prepayment Charge
                  and Interest; Etc.....................................   33
          10.2.  Payment of Taxes and Claims............................   33
          10.3.  Maintenance of Properties and Corporate
                  Existence.............................................   34
          10.4.  Insurance..............................................   34

   11.    Negative and Maintenance Covenants............................   34

          11.1.  Restrictions on Liens..................................   34
          11.2.  Limitation on Funded Debt..............................   36
          11.3.  Consolidated Tangible Net worth........................   37
          11.4.  Limitation on Debt of Subsidiaries.....................   37
          11.5.  Restricted Payments; Restricted
                  Investments...........................................   37
          11.6.  Sale of Assets.........................................   38
          11.7.  Consolidation or Merger................................   39
          11.8   Maintenance of Fixed Charge Coverage...................   40
          11.9.  Transactions with Affiliates...........................   41
          11.10  Acquisition of Margin Securities.......................   41
          11.11  Conduct of Business....................................   41

   12.    Definitions...................................................   41

   13.    Events of Default.............................................   55

          13.1.  Events of Default; Remedies............................   55
          13.2.  Acceleration of Notes..................................   57
          13.3.  Rescission of Acceleration.............................   58
          13.4.  Suits for Enforcement..................................   58
          13.5.  Remedies Cumulative....................................   59
          13.6.  Remedies Not Waived....................................   59

   14.    Registration, Exchange, and Transfer of Notes.................   59

   15.    Lost, Stolen, Damaged and Destroyed Notes.....................   59

   16.    Miscellaneous.................................................   60

          16.1.  Home Office Payment....................................   60
          16.2.  Amendment and Waiver...................................   60
          16.3.  Expenses...............................................   61
          16.4.  Survival of Representations
                  and Warranties........................................   62

                                    (iii)

Section                      Heading                                      Page
-------                      -------                                      ----
          16.5.  Successors and Assigns.................................   62
          16.6.  Notices................................................   62
          16.7.  Governing Law..........................................   63
          16.8.  Submission to Jurisdiction; Waiver
                  of Service and Venue..................................   63
          16.9.  Indemnification........................................   64
          16.10. Integration and Severability...........................   65
          16.11. Payments Due on Days not Business Days.................   65
          16.12. Further Assurances.....................................   66
          16.13. Counterparts...........................................   66
          16.14. Guarantee of Holdings..................................   66
          16.15. Waiver of Right to Trial by Jury.......................   70

Signatures..............................................................   70

                                     (iv)

                                   Schedules
                                   ---------

Schedule  I      -  Purchaser Information and Payment Instructions

Schedule  4.5    -  Interim Changes

Schedule  4.6    -  Subsidiaries

Schedule  4.7    -  Litigation

Schedule  4.8    -  Existing Current and Funded Debt and Liens

Schedule  4.9    -  Consents and Approvals

Schedule  4.11   -  Taxes

Schedule  4.16   -  Labor Matters

Schedule  4.17   -  Environmental Matters

Schedule  4.19   -  Compliance with ERISA

Schedule  4.25   -  Non-Conforming Franchising Arrangements

Schedule  6.16   -  Surviving Obligations

Schedule  12     -  Existing Investments


                                   Exhibits
                                   --------

Exhibit A        -  Form of Note

Exhibit B        -  Form of Opinion of Counsel for the Purchaser

Exhibit C        -  Form of Opinion of Counsel for the Borrower

Exhibit D        -  Form of Subsidiary Guarantee

Exhibit E        -  Form of IHOP Realty Lease

Exhibit F-1      -  Form of Quarterly Compliance Statement

Exhibit F-2      -  Form of Compliance Certificate

                                      (v)

                                  IHOP CORP.

                     INTERNATIONAL HOUSE OF PANCAKES, INC.



                        SENIOR NOTE PURCHASE AGREEMENT



                                                               November 19, 1992


To The Purchaser Whose Name
  Appears in the Acceptance
  Form at the End Hereof

Ladies and Gentlemen:

     The undersigned, International House of Pancakes, Inc., a Delaware corporation (the "Borrower"), and IHOP Corp., a Delaware corporation of which the Borrower is a wholly owned Subsidiary ("Holdings"), hereby agree with you as follows:

     Section 1.  Authorization and Issue of Notes.  The Borrower has duly
                 --------------------------------
authorized the issue, sale and delivery of its 7.79% Senior Notes Due 2002 in the aggregate principal amount of $32,000,000, to be dated the date of issue thereof, to bear interest on the outstanding principal thereof (computed on the basis of a 360-day year of twelve 30-day months) from such date, payable in arrears in cash semi-annually on the 19th day of May and November in each year (commencing May 19, 1993) and at maturity, at the rate of 7.79% per annum, and to bear interest at a rate equal to the greater of 9.79% or the rate of interest announced publicly from time to time by Citibank, N.A. in New York, New York as its "prime rate" on any overdue principal and prepayment charge and, to the extent permitted by applicable law, on any overdue interest (determined as of the date such principal, payment charge or interest first becomes overdue), until the same shall be paid in full, to mature on November 19, 2002, and to be substantially in the form of Exhibit A hereto attached (all such Notes
                             ---------
originally issued pursuant to this Agreement or the Other Agreements, or delivered in substitution or exchange for any thereof, being collectively called the "Notes" and individually a "Note").

     You, together with the other purchasers named in Schedule I to this
                                                      ----------
Agreement, are herein sometimes referred to collectively as the "Purchasers" and individually as a "Purchaser" .

     Section 2.  Purchase and Sale of Notes.  Subject to the terms and
                 --------------------------
conditions herein set forth, the Borrower hereby agrees to sell to you and you agree to purchase from the Borrower, Notes in the respective aggregate principal amounts set forth opposite your name in Schedule I hereto, at a purchase price
                                        ----------
of 100% of the principal amount thereof.

     The purchase and delivery of the Notes to be purchased by you shall take place at the offices of Sonnenschein Nath & Rosenthal, 900 Third Avenue, New York, New York 10022 at 10:00 a.m., New York time on November 19, 1992 (or such other time and place as the parties shall agree provided however, that in no event shall funding be provided after 3:00 p.m., New York time) (herein called the "Closing Date"). On the Closing Date, the Borrower will deliver to you Notes registered in your name or in the name of your nominee, each such Note to be duly executed and dated the Closing Date, each to be in the respective aggregate principal amounts to be purchased by you as specified above, in such denominations (multiples of $1,000) as you may specify by timely notice to the Borrower (or, in the absence of such notice, one Note registered in your name in a principal amount equal to the aggregate principal amount of Notes to be purchased by you), against your delivery to the Borrower of immediately available funds in the amount of the aggregate purchase price therefor.

     Section 3.  Payments of Notes.
                 -----------------

     3.1.  Mandatory Payments of Principal.  The principal amount of the Notes
           -------------------------------
shall be prepaid by the Borrower in installments, payable on each of the dates set forth below in the respective aggregate amounts set forth opposite such dates:

            Payment Date                    Principal Amount
            ------------                    ----------------
         November 19, 1996                   $4,571,428.00
         November 19, 1997                    4,571,428.00
         November 19, 1998                    4,571,428.00
         November 19, 1999                    4,571,428.00
         November 19, 2000                    4,571,428.00
         November 19, 2001                    4,571,428.00;

provided, however, that if Notes aggregating less than $32,000,000 in principal
--------  -------
amount are issued and sold pursuant to this Agreement and the Other Agreements, each of the prepayment amounts set forth above shall be reduced to an amount which is equal to the product achieved by multiplying each amount set forth above by a fraction, the numerator of which shall be the aggregate principal amount of all Notes issued and sold pursuant to this Agreement and the Other Agreements and the denominator of which shall be $32,000,000.

     The entire remaining principal amount of the Notes shall become due and payable on November 19, 2002. Each payment of Notes made pursuant to this
Section 3.1 shall be allocated as provided in Section 3.4.

     3.2.  Optional Prepayments of the Notes.  The Borrower, at its option, upon
           ---------------------------------
notice given as provided in Section 3.3, may, on any Interest Payment Date, prepay all or any part of the principal amount of outstanding Notes (in the minimum amount of $100,000 and additional increments of integral multiples of $100,000), at a price equal to the sum of (i) the greater of the principal amount of the Notes being so prepaid or the Present Value Amount of the Notes being so prepaid, plus (ii) all accrued but unpaid interest on the outstanding principal amount of the Notes being prepaid through the date of such prepayment.

     Each prepayment made pursuant to this Section 3.2 shall be allocated as provided in Section 3.4. All principal amounts prepaid pursuant to this Section
3.2 shall be applied to reduce the amounts of the mandatory payments of principal thereafter due pursuant to Section 3.1 in the inverse order of maturity of those mandatory payments.

     3.3.  Notice of Prepayment of the Notes.  The Borrower shall call Notes for
           ---------------------------------
prepayment pursuant to Section 3.2 by giving written notice thereof to each holder of Notes, which notice shall be given not less than 30 nor more than 60 days prior to the date fixed for such prepayment in such notice and shall specify the principal amount so to be prepaid, the accrued interest applicable to such prepayment and the date fixed for such prepayment. Notice of prepayment having been so given, the aggregate amount to be paid as specified in such notice (together with the prepayment charge, if any) shall become due and payable on the specified prepayment date. At least three Business Days prior to the date of any such prepayment, the Borrower shall furnish to each holder of Notes, via telecopy (with delivery of the original by overnight courier on the next Business Day), an Officer's Certificate of the Borrower setting forth computations in reasonable detail showing an estimate of the prepayment charge, if any, required to be paid in connection with such prepayment, and the manner of calculation of the prepayment charge and attaching a copy of the source of market data by reference to which the Treasury Yield was determined in connection with such computations. No later than noon eastern time one Business Day prior to the date of any such prepayment, the Borrower shall furnish to each holder of Notes, via telecopy (with delivery of the original by overnight courier on the next Business Day), a certificate of an Appropriate Officer of the Borrower setting forth computations in reasonable detail showing the manner of calculation of the actual prepayment charge, if any, required to be paid in connection with such prepayment and attaching a copy of the source of market data by reference to which the Treasury Yield was determined in connection with such computations. Prior to 2:00 p.m. eastern time on the Business Day referred to in the immediately preceeding sentence, the Borrower shall call each Purchaser to confirm receipt of such certificate.

     3.4.  Allocation of Payments.  In the event of any payment or prepayment of
           ----------------------
less than all of the outstanding Notes pursuant to Section 3.1 or Section 3.2, the Borrower shall allocate the principal amount so to be paid or prepaid by it (but only in units of $1,000) and the interest and prepayment charge, if any, among the Notes in proportion, as nearly as may be practicable, to the respective unpaid principal amounts thereof.

     3.5.  Surrender of Notes; Notation Thereon.  Subject to the provisions of
           ------------------------------------
Section 16.1, the Borrower shall not, as a condition of payment of all or any part of the principal of, prepayment charge (if any) and interest on, any Note, require the holder to present such Note for notation of such payment or require the surrender thereof. Upon receipt of payment in full of the principal of, prepayment charge (if any) and interest on, any Note, such Note shall be deemed to be automatically cancelled, without any further action on the part of the Borrower or the Noteholder. However, each Noteholder shall make reasonable efforts to promptly return all cancelled Notes.

     3.6.  Purchase of Notes.  Except as set forth in Sections 3.1, 3.2 or the
           -----------------
next following sentence of this Section 3.6, neither the Borrower nor Holdings will, nor will either of them permit any of its Subsidiaries or Affiliates to, acquire directly or indirectly by purchase or prepayment or otherwise any of the outstanding Notes except by way of payment or prepayment in accordance with the provisions of this Agreement. The Borrower may repurchase the Note or Notes of any holder provided that, prior to any such repurchase, the Borrower offers, in a written notice, to repurchase a Pro Rata Portion of each holder's Notes on the same terms, and, at such time, the Borrower shall have sufficient funds then available to it to repurchase such Notes. Each holder of Notes shall have ten
(10) Business Days after receipt of such written notice to accept or reject the Borrower's offer set forth in such notice. Failure of any holder of Notes to respond to any such notice within ten (10) Business Days after its receipt thereof shall be deemed to be a rejection of the offer therein. In the event that the Borrower has purchased less than the entire outstanding principal balance of the Notes, the amount of the principal balance so purchased shall be multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of scheduled principal payments pursuant to Section 3.1 (including the payment scheduled to be made on November 19, 2002) which have not yet been made as of the date of the purchase of the Notes and such product shall be deducted from each of the payments otherwise due following the date of the purchase of the Notes. The remaining payments due after giving effect to this deduction shall be allocated in accordance with Section 3.4.

     Section 4.  Representations and Warranties.  The Borrower and Holdings,
                 ------------------------------
jointly and severally, represent and warrant to the Purchasers that:

     4.1.  Corporate Existence and Power.  Each of the Borrower, Holdings, and
           ------------------------------
each of their respective Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect. Each of the Borrower, Holdings and each of their respective Subsidiaries has all requisite corporate power to own its Properties and to carry on its business as now being conducted and as proposed to be conducted, and in the case of the Borrower and Holdings to execute, deliver and perform its obligations under this Agreement and the Other Agreements, in the case of the Borrower to execute, issue, sell, deliver and perform its obligations under the Notes, in the case of IHOP Realty to execute, deliver and perform its obligations under the Subsidiary Guarantee, and in the case of each such Person to engage in the respective transactions contemplated by this Agreement and the Other Agreements.

     4.2.  Corporate Authority.  The execution, delivery and performance (a) by
           -------------------
the Borrower of this Agreement, the Other Agreements and the Notes, (b) by Holdings of this Agreement and the Other Agreements, and (c) by IHOP Realty of the Subsidiary Guarantee, are within the respective corporate powers of such Persons and have been duly authorized by all necessary corporate action on the part of the respective Boards of Directors and stockholders of each of them.

     4.3.  Binding Effect.  This Agreement and the Other Agreements are the
           ---------------
legal, valid and binding obligations of the Borrower and Holdings, and the Notes when issued and delivered against payment therefor as herein provided will be the legal, valid and binding obligations of the Borrower; and the Subsidiary Guarantee will, when executed and delivered by IHOP Realty on the Closing Date be the legal, valid and binding obligation of IHOP Realty; in each case enforceable against such respective parties in accordance with their respective terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

     4.4.  Capital Stock.  (a) On the Closing Date, the authorized capital stock
           -------------
of the Borrower will consist of 1,000 shares of common stock, no par value, and all of the capital stock of the Borrower is validly issued, fully paid and non-assessable and owned, of record and beneficially, free and clear of any Liens, by Holdings. On the Closing Date, the Borrower will not have outstanding any securities convertible into or exchangeable for any of its capital stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable for any of its capital stock. The Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock, or to any obligation (contingent or otherwise) evidencing the right of the holder thereof to purchase any of its capital stock.

          (b) On the Closing Date, the authorized capital stock of Holdings will consist of 40,000,000 shares of common stock and 10,000,000 shares of preferred stock. On the Closing Date, Holdings will not have outstanding any securities convertible into or exchangeable for any of its capital stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable for any of its capital stock, except for options and other securities issued pursuant to the IHOP Corp. 1991 Stock Incentive Plan. Holdings is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock, or to any obligation (contingent or otherwise) evidencing the right of the holder thereof to purchase any of its capital stock.

     4.5.  Business Operations and Other Information; Financial Condition.
           --------------------------------------------------------------

          (a) The Borrower (or Continental Bank N.A., on behalf of the Borrower) has delivered to you (or, in the case of clause (iv) below, made available and delivered to the extent requested) true and complete copies of (i) the Confidential Private Placement Memorandum dated September 1992 prepared by the Borrower and Continental Bank N.A. in connection with the offering of the Notes to be purchased by you hereunder (together with the Exhibits thereto, the "Confidential Memorandum"),
(ii) the audited consolidated balance sheets of Holdings and its Subsidiaries as at December 31 for 1989, 1990 and 1991, and the related audited consolidated statements of operations, shareholders' equity and cash flows for the fiscal years ended December 31, 1989, 1990 and 1991, together with the notes thereto and the reports thereon of Coopers & Lybrand (the "Audited Financial Statements"), (iii) (A) the unaudited consolidating balance sheets of Holdings and its Subsidiaries as at December 31, 1991 and the related consolidating statements of operations for the fiscal year then ended and (B) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as at June 30, 1992, and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal quarter then ended (the "Unaudited Financial Statements"; the Audited Financial Statements and the Unaudited Financial Statements are sometimes hereinafter collectively referred to as the "Financial Statements"), (iv) the Financial Projections of Holdings and its Subsidiaries for 1992 through 1995 (the "Projections"), and (v) the SEC Reports. The Confidential Memorandum and the SEC Reports correctly describe in all material respects the businesses, operations and principal Properties of Holdings, the Borrower and their Subsidiaries. The Financial Statements have been prepared in accordance with GAAP (except as noted thereon) consistently applied throughout the periods involved, and fairly present the consolidated and consolidating financial position of Holdings and its Subsidiaries as at each of the dates and for each of the periods covered thereby, subject to, in the case of the Unaudited Financial Statements, year-end audit adjustments and the notes required by GAAP and, with respect to the consolidating statements, the failure to prepare statements of cash flows and stockholders' equity and the failure to include notes thereon as required by GAAP. As of the date of each of the balance sheets included in the Financial Statements, neither Holdings, the Borrower nor any of their Subsidiaries had any material Debt or liability, absolute or contingent, liquidated or unliquidated, except Debt and liabilities reflected or reserved against on the Financial Statements or described in the notes thereto. Neither Holdings nor any of its Subsidiaries has made any filing with the SEC on Form 8-K since December 31, 1991. The Projections were prepared by the Borrower on the basis of assumptions which the Borrower reasonably believes are fair and reasonable in light of the historical financial performance of Holdings and its Subsidiaries and of current and reasonably foreseeable business conditions.

          (b) Except as contemplated herein, or as disclosed in the Confidential Memorandum or the SEC Reports or on Schedule 4.5 hereto, or
                                                 ------------
reflected in the Financial Statements, since December 31, 1991, neither Holdings, the Borrower nor any of their Subsidiaries has:

          (1) incurred or assumed any Debt (other than draws of revolving Debt pursuant to the Existing Agreement (as defined in Section 6.15) and the documents pursuant to which the Debt owing to HomeFed (as defined in Section 6.16) was incurred which, when reduced by repayment of such Debt, during such period do not increase the total amount of revolving Debt outstanding under each of such facilities as reflected on the financial statements included in the quarterly report on Form l0-Q as filed by Holdings with the SEC for the quarterly period ended September 30, 1992 (the "September 30, 1992 10-Q")), obligations or liabilities which are, individually or in the aggregate, material (absolute, accrued, or contingent and whether due or to become due), except current liabilities incurred in the ordinary course of business, except as set forth in Schedule 4.8 attached hereto and except for Capitalized Leases not
         ------------
required to be disclosed on Schedule 4.8;
                            ------------

          (2) paid any Debt (other than reductions of outstanding revolving Debt made during such period pursuant to the Existing Agreement (as defined in Section 6.15) and the documents pursuant to which the Debt owing to HomeFed (as defined in Section 6.16) was incurred), obligations or liabilities which are, individually or in the aggregate, material, other than current liabilities in the ordinary course of business, or discharged any Liens which are, individually or in the aggregate, material, other than Liens securing current liabilities discharged in the ordinary course of business;

          (3) declared or paid any dividend or distribution to its shareholders, or purchased or redeemed any of its shares, or incurred or paid any management fee or similar charge, or obligated itself to do so;

          (4) subjected any of its Property to any Lien other than Permitted Liens;

          (5) sold, disposed, transferred, licensed or released any of its Property except in the ordinary course of business;

          (6) suffered any physical damage, destruction, or loss (whether or not covered by insurance) which had or could reasonably be expected to have a Material Adverse Effect;

          (7) entered into any material transaction other than in the ordinary course of business;

          (8) encountered any strike, work stoppage or other adverse collective labor action or any labor union organizing activities;

          (9) issued or sold any shares or other securities or granted any material options or similar rights with respect thereto, except for the issuance or sale of shares or other securities pursuant to the 1991 IHOP Corp. Stock Incentive Plan;

          (10) made any change in accounting methods, practices or principles;

          (11) waived, released, granted or transferred any rights having, individually or in the aggregate, material value, or modified or changed in any material respect any existing franchise, license, lease, contract or other document, other than in the ordinary course of business; or

          (12) agreed to do any of the foregoing.

     4.6.  Subsidiaries.  Holdings has no direct equity interest in any Person
           ------------
other than the Borrower, and no indirect equity interest in any Person other than the Subsidiaries of the Borrower. Set forth on Schedule 4.6 attached
                                                     ------------
hereto is a true and complete list of all Subsidiaries of the Borrower (the "Subsidiaries List"), setting forth as to each such Subsidiary its jurisdiction of incorporation and the percentage of capital stock of each such Subsidiary owned by the Borrower or a Subsidiary of the Borrower. On the Closing Date, (i) except as disclosed in the Financial Statements, the Borrower will have no direct or indirect equity interest in any Person other than the Subsidiaries listed on the Subsidiaries List, the Borrower will have good title to all of the shares it owns of each of its Subsidiaries, free and clear in each case of any Lien, (ii) all such shares of each such Subsidiary will have been duly and validly issued, and will be fully paid and non-assessable and owned of record or beneficially by the Borrower and/or one or more of such Subsidiaries, and (iii) there will be no securities outstanding that are convertible into or exchangeable for any shares of the Borrower's Subsidiaries, nor will there be outstanding any rights to subscribe for or purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any shares of the Borrower's Subsidiaries or any securities convertible into or exchangeable for any such shares.

     4.7.  Litigation; No Violation of Governmental Orders or Laws.  Except as
           -------------------------------------------------------
set forth on Schedule 4.7:

          (a) There are no actions, suits or proceedings pending, or, to the knowledge of Holdings or the Borrower after due inquiry, threatened against or affecting Holdings or any of its Subsidiaries or any Properties or rights of any of them which, if adversely determined, individually or in the aggregate would have a Material Adverse Effect.

          (b) There are no actions, suits or proceedings pending, or, to the knowledge of Holdings or the Borrower after due inquiry, threatened against or affecting Holdings or any of its Subsidiaries which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated herein or to recover any damages or obtain any relief as a result of any of the transactions contemplated herein in any court or before any arbitrator of any kind or before or by any Governmental Body.

          (c) Neither Holdings nor any of its Subsidiaries is or will be, after or as a result of giving effect to the transactions contemplated herein, in default under or in violation of any Order of any court, arbitrator or Governmental Body or of any statute or law or of any rule or regulation of any Governmental Body, which default or violation has or could reasonably be expected to have a Material Adverse Effect; and none of them is subject to or a party to any Order of any court or Governmental Body arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters.

          (d) All cash payments required to be paid pursuant to that certain Settlement Agreement entered into on November 7, 1973, together with all amendments thereto, approved by an order dated November 29, 1973 of the United States District Court for the Western District of Missouri, with respect to In
                                                                            --
re: IHOP Franchise Litigation, M.D.L. Docket No. 77 have been paid, all
-----------------------------
litigation regarding such Settlement Agreement has been settled or dismissed and all payments required to be paid pursuant thereto have been paid, and all of the Borrower's current documents evidencing its franchising arrangements with its franchisees are in a form permitted by such Settlement Agreement.

     4.8.  Outstanding Debt.  Schedule 4.8 sets forth a correct and complete
           -----------------  ------------
list and description of all Debt of Holdings and its Subsidiaries (after giving effect to the use of proceeds from the sale and issuance of the Notes) other than Capitalized Leases which (i) on any consolidated balance sheet of Holdings and its Subsidiaries would have a capitalized value of less than $2.5 million and (ii) cover Property on which a restaurant unit operated by the Borrower or a franchisee in the ordinary course is located and all Liens on Property of Holdings or its Subsidiaries securing such Debt outstanding or existing on the Closing Date (excluding any Debt evidenced by the Notes or any Guaranty thereof), and there exists no breach or default or event of default in the terms and provisions of any instrument, agreement or contract pertaining to any such Debt.

     4.9.  Consents, Etc.  No consent, approval or authorization of or
           --------------
declaration, registration or filing with any Governmental Body or any nongovernmental Person, including, without limitation, any creditor or shareholder of Holdings or any of its Subsidiaries, is required in connection with the execution or delivery of this Agreement, the Notes or the Subsidiary Guarantee, or the performance by the Borrower, its Subsidiaries and Holdings of their respective obligations hereunder and thereunder, or as a condition to the legality, validity or enforceability of this Agreement or the Notes or the Subsidiary Guarantee, except for any thereof as are set forth on Schedule 4.9,
                                                                 ------------
all of which have been made or obtained and are in full force and effect and except for declarations, registrations or filings with Governmental Bodies which, in accordance with law, are to be made following the Closing Date.

     4.10.  Title to Properties.  Holdings and each of its Subsidiaries (after
            --------------------
giving effect to the use of proceeds from the sale and issuance of the Notes) have (i) good and marketable fee simple title to their respective real Properties (other than real Properties which are leased from others), subject to no Lien of any kind except Permitted Liens, and (ii) good title to all of their other respective Properties and assets (other than Properties and assets leased from others), subject to no Lien of any kind except Permitted Liens. Holdings and each of its Subsidiaries have possession, not subject to encumbrances which materially affect the rights of the lessee thereunder, under all leases under which they are lessees (subject to the rights of sublessees, in their capacities as sublessees under subleases entered into in the ordinary course of the Borrower's business), whether of realty or personalty, to which they respectively are parties, none of which contains any unusually burdensome provisions, and all such leases are the legal, valid and binding obligations of those of Holdings, the Borrower and their Subsidiaries which are parties thereto and, to the knowledge of Holdings and the Borrower, the other parties thereto and each is subsisting and in full force and effect. Neither Holdings nor any of its Subsidiaries is in material breach or violation of the terms of any such lease, and neither Holdings nor the Borrower knows of any material breach or violation of any of such lease by any third party.

          Each of the leases under which Holdings or any of its Subsidiaries is a lessee is in substantially the form of Exhibit E hereto, if IHOP
                                         ---------
Realty is the lessor. Each such lease is the legal, valid and binding obligation of Holdings or of the Subsidiary of Holdings which is the lessee thereunder and IHOP Realty. Neither Holdings nor the Borrower is aware of the existence of a material breach or default under any such lease, and each such lease is in full force and effect on the Closing Date.

          Each lease or sublease under which Holdings or any of its Subsidiaries is lessor or sublessor is free of unusually burdensome provisions and all such leases and subleases are the legal, valid and binding obligations of those of Holdings, the Borrower and their Subsidiaries which are parties thereto and, to the knowledge of Holdings and the Borrower, the other parties thereto and each is, to the knowledge of Holdings and the Borrower, subsisting and in full force and effect. Neither Holdings nor any of its Subsidiaries is in material breach or violation of the terms of any such lease, and neither Holdings nor the Borrower knows of any breach or violation of any such lease by any third party, which breach or violation could be expected to have, individually or in the aggregate, a Material Adverse Effect.

     4.11.  Taxes.  Holdings and each of its Subsidiaries has filed (or has had
            -----
filed on its behalf), all federal, state and local tax returns, which are required to have been filed by any of them, and there have been paid all taxes shown to be due and payable on such returns and all other material taxes and assessments payable by any of them, to the extent the same have become due and payable and before they have become delinquent. Except as set forth in Schedule
                                                                        --------
4.11, no material tax assessment against Holdings or any of its Subsidiaries has
----
been proposed and all of their respective tax liabilities are adequately provided for or reserved against on their respective books and financial statements in accordance with GAAP. Neither Holdings nor any of its Subsidiaries have taken any reporting position for which it does not have a reasonable basis. The tax returns of Holdings and its Subsidiaries are currently being audited as set forth in Schedule 4.11. Schedule 4.11 sets
                                        --------------  -------------
forth consents to the waiver or extension of relevant statutes of limitations.

     4.12.  No Conflicts with Agreements,  Etc.  Neither the execution and
            ----------------------------------
delivery of this Agreement, the Other Agreements, the Subsidiary Guarantee or the Notes, nor the offering, issuance or sale of the Notes nor the fulfillment of or compliance with the terms and provisions hereof or thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any Properties or assets of Holdings or any of its Subsidiaries, or cause Holdings or any of its Subsidiaries to be unable to pay any of its Debt when due, or result in any violation of, or require for its validity any authorization, consent, approval, exemption or other action by, or notice to any Governmental Body or any of the stockholders of Holdings or any of its Subsidiaries, pursuant to the charter or by-laws of any of them, or pursuant to any award of any arbitrator, or pursuant to any material contract, agreement, mortgage, indenture, lease, instrument, Order, statute, law, rule or regulation to which any of them or any of their respective assets is subject. Neither Holdings nor any of its Subsidiaries is in violation of, or in default under, any (i) Order, law or administrative regulation binding upon it or any of its Properties, or (ii) contract, mortgage, indenture, lease, instrument or agreement binding upon it or any of its Properties, which breach, conflict, violation or default could reasonably be expected to have a Material Adverse Effect.

     4.13.  Disclosure.  Neither this Agreement, the Subsidiary Guarantee nor
            ----------
any other document, certificate or statement furnished to any Purchaser by or on behalf of the Borrower, Holdings or any of their Subsidiaries in connection herewith, including the Confidential Memorandum and the SEC Reports, contained (when taken together, to the extent that any later document supersedes or supplements an earlier document), as of its respective date, or now contains, any untrue statement of a material fact or as of any such date omitted, or now omits, to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Borrower or Holdings which now has or in the future could reasonably be expected to have (so far as the Borrower or Holdings can reasonably foresee) a Material Adverse Effect other than (i) facts with respect to economic conditions, generally and (ii) facts that have been disclosed to the Purchasers in writing in connection with this transaction.

     4.14.  Offering of Securities.  None of Holdings, the Borrower, any of
            ----------------------
their Subsidiaries or any of their representatives has, directly or indirectly, offered any of the Notes or any security similar to any of them for sale to, or solicited any offers to buy any of the Notes, the Subsidiary Guarantee or any security similar to any of them from, or otherwise approached or negotiated with respect thereto with, more than 44 Persons including you, and none of Holdings, the Borrower, any of their Subsidiaries or any such representative has taken or will take any action which would subject the issuance or sale of any of the Notes to the registration requirements of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky laws of any applicable jurisdiction.

     4.15.  Broker's or Finder's Commissions.  Neither the Borrower, Holdings
            --------------------------------
nor any of their Subsidiaries has engaged any broker or finder other than Continental Bank N.A. with respect to the issuance and sale of the Notes. The Borrower and Holdings agree, jointly and severally, to indemnify you and hold you harmless against any loss, cost, claim or liability (including, without limitation, reasonable attorneys' fees and disbursements for the investigation and defense of claims) arising out of or relating to any claim for a fee or commission by any such actual or alleged broker or finder.

     4.16.  Labor Matters.  Except as set forth in the Confidential Memorandum,
            -------------
during the past five years there has been no strike, work stoppage, slowdown or other labor dispute or grievance involving Holdings or any of its Subsidiaries, or employees of any of such Persons, which has had or could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of Holdings or the Borrower after due inquiry is any such action, dispute or grievance currently pending or threatened against Holdings or its Subsidiaries. Except as set forth in the Confidential Memorandum or on Schedule 4.16, none of Holdings
                                               -------------
or any of its Subsidiaries is a party to any collective bargaining agreement and none of them has any knowledge after due inquiry of any pending or threatened effort to organize any employees of Holdings or any of its Subsidiaries. Except as set forth in the Confidential Memorandum, there are currently no pending retaliatory or wrongful discharge claims or federal, state or local employment discrimination charges or complaints or administrative or judicial complaints arising therefrom pending against Holdings or any of its Subsidiaries, or any employees of any of such Persons, which has had or could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of the Borrower or Holdings after due inquiry are any such charges or complaints threatened against Holdings or any of its Subsidiaries. The Borrower and its Subsidiaries are in compliance with all applicable federal, state and local statutes, laws, rules, ordinances, regulations, codes, licenses and orders relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, bonuses, collective bargaining agreements, equal pay, occupational safety and health, equal employment opportunity and wrongful or retaliatory termination of employment, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

     4.17.  Environmental Matters.  Except as disclosed in the SEC Reports or on
            ---------------------
Schedule 4.17,
-------------

          (a) there is no Environmental Matter relating to Holdings or any of its Subsidiaries or any Properties of any of such Persons, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and Holdings and the Borrower are aware of no facts that could reasonably be expected to result in any such Environmental Matter. Neither Holdings nor any of its Subsidiaries has agreed to assume by contract with any Person or consent order or other written agreement with a Governmental Body any liability of any other Person for cleanup, compliance, or required capital expenditures in connection with any Environmental Matter arising prior to the date hereof and, to the best knowledge of Holdings and the Borrower, no such liability has arisen by operation of law;

          (b) the Properties presently and, to the best knowledge of Holdings and the Borrower, previously used, owned, leased, operated, managed or controlled by Holdings or any of its Subsidiaries are free of contamination from Hazardous Materials, including, without limitation, any contamination of the associated air, soil, groundwater or surface waters, except for such instances of contamination as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (c) Holdings and its Subsidiaries are currently in compliance in all material respects with all applicable Environmental Laws, are not currently in receipt of any notice of violation, are not currently in receipt of any notice of any potential liability for cleanup of Hazardous Materials and are not now subject to any investigation known to Holdings or the Borrower, or information request by a Governmental Body concerning Hazardous Materials or any Environmental Laws. Holdings and its Subsidiaries hold and are in compliance in all material respects with all governmental permits, licenses, and authorizations necessary to operate their businesses that relate to siting, wetlands, coastal zone management, air emissions, discharges to surface or ground water, discharges to any sewer or septic system, noise emissions, solid waste disposal or the generation, use, transportation or other management of Hazardous Materials. Neither Holdings nor any of its Subsidiaries has generated, manufactured, refined, recycled, discharged, emitted, released, buried, processed, produced, reclaimed, stored, treated, transported, or disposed of any Hazardous Materials except in compliance with all applicable laws and regulations, including permit requirements (except for such instances of non-compliance as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect);

         (d) no Properties of Holdings or any of its Subsidiaries are subject to any material Lien or claim for material Lien in favor of any Person as a result of any Environmental Matter or response thereto;

          (e) no Hazardous Materials, including leachate and effluents, generated, disposed of, transported, managed or released by Holdings or any of its Subsidiaries have caused or are reasonably likely to cause in whole or in part any contamination or injury to any Person, Property or the environment, except for such contamination or injury as could not reasonably be expected to have, individually, or in the aggregate, a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has handled, transported, disposed of or managed any Hazardous Material in any manner that may reasonably be expected to form the basis for any present or future claim, demand or action seeking cleanup of any site, location, or body of water, surface or subsurface, except for such claims, demands or actions as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of them has any material liabilities, absolute or contingent, on the date hereof with respect thereto; and

          (f) to the best knowledge of Holdings and the Borrower, all facilities where any Person has treated, stored, disposed of, reclaimed, or recycled any Hazardous Material on behalf of Holdings or any of its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws.

     4.18.  Margin Regulations.  None of Holdings or any of its Subsidiaries
            ------------------
owns or now intends to acquire any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System of the United States (12 CFR 207). No part of the proceeds from the sale of the Notes will be used, and no part of the proceeds of any loans repaid with the proceeds from the sale of the Notes was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System of the United States (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any of Holdings or any Subsidiary in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Neither Holdings, any of its Subsidiaries nor any agent acting on behalf of Holdings or any such Subsidiary has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation X, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

in each case as in effect now or as the same may hereafter be in effect. As used in this Section, the term "purpose of buying or carrying" has the meaning assigned thereto in the aforesaid Regulation G.

     4.19.  Compliance with ERISA.
            ---------------------

          (a) No Pension Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA or Section 412 of the Code had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Pension Plan heretofore ended;

          (b) no liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred and is outstanding with respect to any Pension Plan, and there has not been any Reportable Event, or any other event or condition, which presents a material risk of involuntary termination of any Pension Plan by the PBGC;

          (c) neither any Multiemployer Plan or Plan nor any trust created thereunder, nor any trustee or administrator thereof, has, to the knowledge of Holdings or the Borrower, engaged in a prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject Holdings or any of its Subsidiaries or ERISA Affiliates to any material tax or penalty on prohibited transactions imposed under said Section 4975;

          (d) no material liability has been incurred and is outstanding with respect to any Multiemployer Plan as a result of the complete or partial withdrawal by Holdings or any of its Subsidiaries or ERISA Affiliates from such Multiemployer Plan under Title IV of ERISA, nor has Holdings or any of its Subsidiaries or ERISA Affiliates been notified by any Multiemployer Plan that such Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA;

          (e) Holdings and its Subsidiaries and ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Plans and Multiemployer Plans;

          (f) as of the Closing Date, the actuarial present value of all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under all Pension Plans that are subject to Title IV of ERISA did not exceed the fair market value of the assets allocable to such liabilities, determined as if all such Plans were terminated as of the Closing Date, and by using the Plan's actuarial assumptions as set forth in the most recent actuarial report pertaining to each Plan;

          (g) as of the Closing Date, none of Holdings, the Borrower or any of their Subsidiaries or ERISA Affiliates is a party to a "multiple employer plan" (as defined in 29 CFR 2530.210(c)(3)) or, except as set forth on Schedule 4.19,
                                                                 -------------
a Multiemployer Plan. With respect to the Multiemployer Plan listed on Schedule
                                                                       --------
4.19, as of the Closing Date, such Multiemployer Plan has no unfunded vested
----
benefits within the meaning of Section 4213(c) of ERISA for which Holdings, the Borrower or any of their Subsidiaries or ERISA Affiliates is or could become liable;

          (h) no event has occurred with respect to any Plan or with respect to any other employee benefit pension plan (as defined in Section 3(2) of ERISA) established or maintained at any time during the five-year period immediately preceding the Closing Date for the benefit of employees of Holdings or any of its Subsidiaries or ERISA Affiliates which presents a risk of material liability of Holdings or any of its Subsidiaries or ERISA Affiliates under Section 4069 of ERISA;

          (i) there are no material liabilities under the Plans that are employee welfare benefit plans (as defined in Section 3(1) of ERISA) providing for medical, health, life or other welfare benefits that are not insured by fully paid non-assessable insurance policies, and no such Plan provides for continued medical, health, life or other welfare benefits for employees after they leave the employment of Holdings or any of its Subsidiaries or ERISA Affiliates (other than any such welfare benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act or other similar law); and

          (j)  Schedule 4.19 contains a complete and accurate list of each of
               -------------
the employee benefit plans (as defined in Section 3(3) of ERISA) with respect to which the Borrower or Holdings or any of their respective Subsidiaries or ERISA Affiliates is a "party in interest" as defined in Section 3 of ERISA or a "disqualified person" as defined in Section 4975 of the Code.

     4.20.  Material Contracts.  Each of the Material Contracts is valid,
            ------------------
subsisting and in full force and effect, and neither Holdings nor any of its Subsidiaries is in breach or violation of the terms, conditions or provisions of any of the Material Contracts to which it is a party which is reasonably likely to have a Material Adverse Effect. On the Closing Date, neither Holdings nor any of its Subsidiaries will be a party to any Material Contract or be subject to any restriction contained in the charter or by-laws of any of them which has or is reasonably likely to have a Material Adverse Effect.

     4.21.  Insurance.  All policies of workers compensation, general liability,
            ---------
fire, property, casualty, marine, business interruption, errors and omissions, flood and other insurance carried by Holdings and its Subsidiaries are in full force and effect on the date hereof, and neither Holdings nor any of its Subsidiaries has received notice of cancellation with respect to any such policy.

     4.22.  Status under Certain Laws.  None of Holdings or any Subsidiary of
            -------------------------
Holdings is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     4.23.  Legality.  The Borrower, upon giving effect to the issuance of the
            --------
Notes will be, a "solvent institution", as such term is used in Section 1405(c) of the New York Insurance Law, whose "obligations are not in default as to principal or interest", as such terms are used in Section 1405(c).

     4.24.  Possession of Franchises, Licenses, Etc.   Holdings and its
            ----------------------------------------
Subsidiaries possess all franchises, certificates, licenses, permits, registrations, and other authorizations from national, state and local governmental or regulatory authorities, free from unusually burdensome restrictions, that are necessary for the ownership, maintenance and operation of their respective Properties and assets, and for the conduct of their respective businesses as now conducted and as described in the Confidential Memorandum, and none of Holdings or any of its Subsidiaries is in violation of any thereof in any material respect.

     4.25.  Franchises.  Except as set forth on Schedule 4.25, each of the
            ----------                          -------------
Borrower's franchisees has entered into documents evidencing its franchising arrangement with the Borrower (including the sublease, if any, from the Borrower of the franchised premises) which, with respect to such arrangements initially entered into prior to 1979 (or renewed, on substantially similar terms and conditions since that date) were entered into (or renewed, as the case may be) in accordance with all then applicable laws and regulations including, without limitation, all applicable disclosure periods and waiting requirements and, with respect to such arrangements entered into since 1979, are substantially in the forms of the exhibits to the Franchise Offering Circular for Prospective Franchisees Required by the Federal Trade Commission as in effect on the date such arrangements were entered into (the "Offering Circular") and such documents have been entered into in accordance with all applicable laws and regulations, including, without limitation, all applicable disclosure requirements and waiting periods. All such franchising documents are in full force and effect and neither Holdings nor the Borrower is aware of any breaches of any such documents by the franchisees thereunder which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     4.26.  Use of Proceeds.  The proceeds from the sale and issuance of the
            ---------------
Notes will be used (i) to repay substantially all of the existing Debt of the Borrower's Subsidiary, IHOP Realty Corp., a Delaware corporation, (ii) to refinance existing Debt of the Borrower, and (iii) for general corporate purposes.

     4.27.  Patents and Trademarks.   Holdings and each Subsidiary own or
            ----------------------
possess all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of their respective businesses, without any known conflict with the rights of others.

     4.28.  Compliance with Laws.  Neither Holdings nor any of its
            --------------------
Subsidiaries is in violation of any federal, state or local law, statute, regulation, ordinance or rule which violation could reasonably be expected to have a Material Adverse Effect.

     4.29.  Franchisees.  Except as disclosed in the SEC Reports, during the
            -----------
fiscal year ended December 31, 1991, no franchisee accounted for more than 10% of Holdings' consolidated revenues from sales of products or services.

     4.30.  Other Agreements.  Simultaneously with the execution and delivery of
            ----------------
this Agreement, the Borrower and Holdings are entering into the Other Agreements, which are identical in all respects with this Agreement (except for the respective principal amounts of Notes to be purchased) with the other Purchasers named in Schedule I hereto. The purchases by you and said other
                    ----------
Purchasers are to be separate and several transactions.

     4.31.  Solvency.  On the Closing Date, and after the payment of all
            --------
estimated legal, investment banking, accounting and other fees related hereto, Holdings and each of its Subsidiaries will be Solvent.

     4.32.  Foreign Assets Control Regulations.  Neither the sale of the Notes
            ----------------------------------
by the Borrower hereunder nor the use of the proceeds thereof as contemplated hereby will violate the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Iranian Transactions Regulations, the Iranian Assets Control Regulations, the Libyan Sanctions Regulations, the Iraqi Sanctions Regulations, or the Haitian Transaction Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or the restrictions on transactions with Yugoslavia contained in Executive Orders 12808 and 12810, dated May 30, 1992 and June 5, 1992, respectively.

     Section 5.  Representations of Purchasers.  You represent, and in making
                 -----------------------------
this sale to you it is specifically understood and agreed, that:

     5.1.  Authority.  You are authorized to enter into this Agreement and to
           ---------
perform your obligations hereunder and to consummate the transactions contemplated hereby.

     5.2.  Investment Intent.  You are purchasing the Notes being purchased
           -----------------
 hereunder for your own account and with no intention of distributing or reselling such Notes or any part thereof in any transaction which would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to your rights at all times to sell or otherwise dispose of all or any part of said Notes pursuant to an effective registration statement under the Securities Act and other applicable state securities laws, or under an exemption therefrom, and subject, nevertheless, to the disposition of your property being at all times within your control.

          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear a legend in substantially the following form:

                       THIS NOTE HAS NOT BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                        AND MAY NOT BE SOLD OR OTHERWISE
                       TRANSFERRED IN THE ABSENCE OF SUCH
                    REGISTRATION OR AN EXEMPTION THEREFROM.

     5.3.  Source of Funds.  No part of the funds to be used to purchase the
           ---------------
Notes being purchased by you hereunder constitutes assets of any employee benefit plan such that the use of such assets constitutes a non-exempt prohibited transaction under ERISA. This representation is made in reliance upon Schedule 4.19 and is based upon your
                                        -------------
determination that a statutory or administrative exemption is applicable or that the Borrower or Holdings are not parties in interest or disqualified persons with respect to such employee benefit plan. As used in this paragraph, the terms "employee benefit plan" and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in Section 4975 of the Code.

     5.4.  Investor Status.  You are an "accredited investor" within the meaning
           ---------------
of Rule 501 under the Securities Act.

     Section 6.  Conditions to Obligations of the Purchasers. Your obligation to
                 -------------------------------------------
purchase and pay for the Notes to be purchased by you hereunder on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

     6.1.  Proceedings Satisfactory.  All corporate and other proceedings taken
           ------------------------
or to be taken by Holdings and its Subsidiaries in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

     6.2.  Opinion of Purchasers' Special Counsel.  You shall have received from
           -------------------------------------
Sonnenschein Nath & Rosenthal, who are acting as special counsel for you in connection with this transaction, an opinion addressed to you and dated the Closing Date, substantially in the form of Exhibit B. Such opinion shall also
                                           ---------
cover such other matters incident to the matters herein contemplated as you may reasonably request.

     6.3.  Opinion of Counsel to the Borrower and Holdings.  You shall have
           -----------------------------------------------
received from Skadden, Arps, Slate, Meagher & Flom, special counsel to the Borrower and Holdings, and Larry Alan Kay, general counsel to the Borrower and Holdings, legal opinions addressed to you and dated the Closing Date. Such opinions shall cover the matters set forth in the form of legal opinion attached hereto as Exhibit C, and shall also cover such other matters incident to the
          ---------
matters herein contemplated as you may reasonably request.

     6.4.  Representations and Warranties True, Etc.;
           ------------------------------------------
Certificates.  The representations and warranties contained in Section 4 of this
------------
Agreement shall be true on and as of the

Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date. The Borrower shall have performed all agreements on its part required to be performed under this Agreement prior to the Closing Date; there shall exist on the Closing Date no Default or Event of Default; the Borrower and Holdings shall have delivered to you an Officer's Certificate, dated the Closing Date, to the effect of the foregoing clauses of this Section 6.4, and Sections 6.5, 6.6 and 6.7, and certifying that, on the Closing Date, giving effect to the transactions contemplated by this Agreement and the Other Agreements, the Borrower and its Subsidiaries could incur $1.00 of additional Debt pursuant to Section 11.2(c); and you shall have received such certificates or other evidence as you may request to establish that the proceeds of the sale of the Notes on the Closing Date will be applied as contemplated by
Section 4.26.

     6.5.  Absence of Material Adverse Change, Etc.   Since December 31, 1991,
           ---------------------------------------
no change or changes shall have occurred to the business, operations, Properties, assets, income, prospects or condition, financial or otherwise, of Holdings and its Subsidiaries, taken as a whole, which you reasonably believe in good faith to constitute a Material Adverse Effect.

     6.6.  Consents and Approvals.  All necessary consents, approvals and
           ----------------------
authorizations of, and declarations, registrations and filings with, Governmental Bodies and nongovernmental Persons required in order to consummate the transactions contemplated herein shall have been obtained or made and shall be in full force and effect except for declarations, registrations or filings with Governmental Bodies which, in accordance with law, are to be made following the Closing Date.

     6.7.  Absence of Litigation, Orders, Etc.  Except as disclosed on Schedule
           ----------------------------------                          --------
4.7 attached hereto, there shall not be pending or, to the knowledge of
---
Holdings or the Borrower after due inquiry, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any of Holdings or its Subsidiaries or their respective assets or Property (and, as to any action, suit, proceeding, governmental investigation or arbitration so disclosed, there shall not have occurred since the date of this Agreement any development) which seeks to enjoin or restrain any of the transactions contemplated herein or which you reasonably believe in good faith could have a Material Adverse Effect. No Order of any court, arbitrator or Governmental Body shall be effect which purports to enjoin or restrain any of the transactions contemplated herein or which you reasonably believe in good faith to constitute a Material Adverse Effect.

     6.8.  Other Purchasers.  The other Purchasers referred to in Section 1
           ----------------
shall have purchased and made payment for the Notes to be purchased by them pursuant to the Other Agreements referred to in said Section.

     6.9.  Legal Investment.  Your purchase of and payment for the Notes to be
           ----------------
purchased by you hereunder on the Closing Date shall be permitted by the laws and regulations of the jurisdictions to which you are subject, including without limitation all applicable laws and regulations regulating investments for life insurance companies (without reference to any "basket" or "leeway" provision which permits the making of an investment without restriction as to the character of the particular investment being made); and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

     6.10.  Rating.  The investment represented by the Notes shall have received
            ------
a preliminary designation of "2" or better from the National Association of Insurance Commissioners and neither Holdings nor the Borrower has received an indication from the National Association of Insurance Commissioners that such designation has been, or is expected to be, rescinded.

     6.11.  Fees.  The fees and out-of-pocket expenses and disbursements
            ----
incurred by Sonnenschein Nath & Rosenthal in connection with the preparation of this Agreement and the transactions contemplated hereby shall be paid in full on the Closing Date.

     6.12.  PPN Number.  You shall have been supplied with a private placement
            ----------
number for the Notes from Standard and Poor's Corporation.

     6.13.  Subsidiary Guarantee.  IHOP Realty shall have executed and delivered
            --------------------
the Subsidiary Guarantee.

     6.14.  Corporate Status and Documentation.
            ----------------------------------

          (a)  CERTIFICATES OF INCORPORATION.  You shall have received true and
               -----------------------------
correct copies of the Certificates of Incorporation of Holdings, the Borrower and IHOP Realty, together with all amendments thereto, certified as of a recent date by the Secretary of State of the jurisdiction of incorporation of each such Person.

          (b)  SECRETARY'S CERTIFICATE.  You shall have received certificates
               -----------------------
dated the Closing Date of the Secretary or an Assistant Secretary of each of Holdings, the Borrower and IHOP Realty, duly certifying that:

          (i) attached thereto is a true, complete and correct copy of the by-laws of such Person, which have been in full force and effect since the date specified in such certificate and to which no amendments or modifications have been made since such date;

          (ii) attached thereto is an incumbency certificate, in a format satisfactory to the Purchasers, duly executed by the Secretary or an Assistant Secretary and those other officers of such Person who have executed documents and agreements in connection with the transactions hereby contemplated; and

          (iii) attached thereto are true and correct copies of the resolutions, in form and substance satisfactory to the Purchasers, adopted by the Board of Directors or authorized Executive Committee of such Person (with evidence of such authorization), evidencing, with respect to such Person, approval of the transactions contemplated by this Agreement, the Other Agreements, the Notes, the Subsidiary Guarantee and the other documents and instruments executed and delivered in connection therewith or pursuant thereto, and authorizing the appropriate officers of such Person to negotiate the form of, and to execute and deliver, this Agreement, the Other Agreements, the Notes, the Subsidiary Guarantee and such other documents and instruments (in each case to the extent such Person is a party thereto), with such modifications as such authorized officers shall approve.

          (c)  GOOD STANDING CERTIFICATES.   You shall have received a
               --------------------------
certificate of recent date of the Secretary of State or other appropriate official of the jurisdiction of incorporation of Holdings, the Borrower and IHOP Realty certifying that each such Person is in good standing in its jurisdiction of incorporation. You shall also have received certificates of recent date of the appropriate governmental officials in each other jurisdiction in which Holdings, the Borrower or IHOP Realty conducts business as a foreign corporation or owns assets certifying that the Borrower, Holdings or IHOP Realty, as the case may be, is in good standing as a foreign corporation in such jurisdiction, except where the failure to so qualify would not have a Material Adverse Effect.

          (d)  BRING-DOWN AND OTHER CERTIFICATES.  Each of the Borrower,
               ---------------------------------
Holdings and IHOP Realty shall have delivered to the Purchasers certifications, each dated the Closing Date and duly executed by an Appropriate Officer of such Person, to the effect that no amendments to or changes in its Certificate of Incorporation have been made since the date certified by the Secretary of State of the jurisdiction of its incorporation and that no dissolution proceedings with respect to it have been commenced or are contemplated.

     6.15.  New Credit Agreement.  The Borrower and Holdings shall have entered
            --------------------
into a Credit Agreement with Continental Bank N.A. (the "Bank") (the "Credit Agreement"), which will replace in its entirety the existing loan agreement dated April 7, 1992 with Bank of America National Trust and Savings Association ("B of A") (the "Existing Agreement") and IHOP Realty shall have executed a subsidiary guarantee in respect of the Credit Agreement. Such Credit Agreement will be substantially in the form of the draft of such Credit Agreement dated November 16, 1992, except that such Credit Agreement shall not prohibit (i) amendments or modifications to this Agreement, the Other Agreements, the Notes or the Subsidiary Guarantee (except those which prohibit advancing any payment due pursuant to Section 3.1 to a date sooner than January 31, 1994) or (ii) the payment of principal of or interest or prepayment charges on the Notes in accordance with the terms thereof and the terms of this Agreement and the Other Agreements (except that optional prepayments may be prohibited prior to January 31, 1994), and you shall have received an Officer's Certificate of the Borrower stating that the Existing Agreement has been terminated (together with the Exhibits and Schedules thereto) and that the Credit Agreement (together with the Exhibits and Schedules thereto) is in full force and effect, binding on the Borrower and Holdings and to the best of their knowledge, on the Bank, in accordance with its terms and you shall have received evidence satisfactory to you that the Existing Agreement shall have been terminated in its entirety (except as set forth in Schedule 6.16) and none of Holdings, the Borrower or any
                        -------------
of their Subsidiaries shall have any further obligations thereunder and all Liens in favor of B of A have been released or terminated.

     6.16.  Use of Proceeds.   You and your special counsel shall have received
            ---------------
evidence satisfactory to you that the proceeds of the issuance of the Notes are being used substantially simultaneously with the closing of this transaction, for the repayment in full of (i) the 12 1/4% Senior Subordinated Notes due 1997 issued by the Borrower, (ii) the Debt of the Borrower and IHOP Realty to HomeFed Savings Bank, Federal Savings Bank, its successors and assigns ("HomeFed") and
(iii) the Debt of the Borrower to B of A and, in each case (except as set forth on Schedule 6.16) there are no further obligations of Holdings or any of its
   -------------
Subsidiaries thereunder and all commitments to lend in connection therewith shall have been terminated and all Liens in favor of HomeFed or B of A on any Property of Holdings or any of its Subsidiaries have been or substantially contemporaneously herewith shall be released or terminated.

     Section 7.  Conditions to Obligations of the Borrower.  The Borrower's
                 -----------------------------------------
obligation to issue and sell the Notes to be sold by it hereunder on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

     7.1.  Representations and Warranties True, Etc.  The representations and
           ----------------------------------------
warranties contained in Section 5 of this Agreement shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date.

     7.2.  Absence of Litigation, Orders, Etc.   There shall not be pending or,
           ----------------------------------
to the knowledge of Holdings or the Borrower after due inquiry, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any of Holdings or its Subsidiaries or their respective assets or Property which seeks to enjoin or restrain any of the transactions contemplated herein. No Order of any court, arbitrator or Governmental Body shall be in effect which purports to enjoin or restrain any of the transactions contemplated herein.

     7.3.  Other Purchasers.  Notes representing no less than $29 million of
           ----------------
initial principal amount shall have been purchased by the Purchaser and Purchasers purchasing Notes pursuant to the Other Agreements on the Closing Date.

     Section 8.  Financial Statements and Information.  The Borrower and
                 ------------------------------------
Holdings will furnish to you and to any of your Purchaser Affiliates, so long as you or such Purchaser Affiliate shall be obligated to purchase or shall hold any Notes, and to each other institutional holder of any Notes (such a holder in any such case being hereinafter called an "Eligible Holder"), in duplicate:

          (A) as soon as available and in any event within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year of Holdings ("quarterly accounting period"),

               (1) either (a) copies of Holdings' Quarterly Report on Form l0-Q for the quarterly accounting period then ended, as filed with the Securities and Exchange Commission or (b) if Holdings is not subject to
     Section 13 or 15(d) of the Exchange Act, copies of the consolidated balance sheet of Holdings and its Subsidiaries as of the end of the quarterly accounting period and of the related consolidated statements of operations, shareholders' equity and cash flows for such accounting period, all in reasonable detail and stating in comparative form the consolidated figures as of the end of and for the corresponding date and period in the previous fiscal year, all Certified by an Appropriate Officer of Holdings; and

               (2)  a written statement in the form of Exhibit F-1 hereto
                                                       -----------
executed by Appropriate Officers of Holdings and the Borrower setting forth computations or other pertinent information in reasonable detail showing as at the end of such quarterly accounting period (a) whether or not the financial covenants set forth in Sections 11.2 through 11.8 hereof, inclusive, have been met, accompanied by calculations setting forth the maximum amount of Funded Debt that could have been incurred pursuant to Sections 11.2(B) and 11.2(C) hereof, and the maximum amount of dividends or distributions that could have been declared or paid pursuant to Section 11.5 hereof, and (b) whether or not Liens on Property or assets of Holdings or its Subsidiaries or securing Debt of Holdings or its Subsidiaries, as the case may be, exceed the threshold set forth in Section 11.1(I) hereof, accompanied by calculations setting forth the maximum amount of additional Funded Debt secured by Liens that could have been incurred under Section 11.1(I) hereof (a "Quarterly Compliance Statement");

          (B) as soon as available and in any event within 90 days after the end of each fiscal year of Holdings,

               (1) either (a) copies of Holdings' Annual Report on Form 10-K and Annual Report to Shareholders, in each case, for the year then ended and as filed with the Securities and Exchange Commission together with copies of the consolidating balance sheets of Holdings and its Subsidiaries as of the end of such fiscal year and the related consolidating statements of operations, or (b) if Holdings is not subject to Section 13 or 15(d) of the Exchange Act, copies of the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of the end of such fiscal year, and of the related consolidated and consolidating statements of operations and the related consolidated statements of shareholders' equity and cash flows, together with the notes to such consolidated statements, which consolidated statements state in comparative form the respective consolidated figures as of the end of and for the previous fiscal year, and in the case of such consolidated financial statements referred to in subclauses (a) or (b), accompanied by a report thereon of Coopers & Lybrand or other independent public accountants of recognized national standing selected by

     Holdings (the "Accountants"), which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the consolidated financial position of Holdings and its Subsidiaries as at the end of such fiscal year and the consolidated results of operations and cash flow for such fiscal year in conformity with GAAP, and that the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. Together with each delivery of financial statements or Annual Reports required by this subparagraph (1), the Accountants shall deliver to Holdings or the Borrower (which recipient shall deliver the same to each Purchaser, Purchaser Affiliate and Eligible Holder) their report (on which the Purchasers, Purchaser Affiliates and Eligible Holders shall be entitled to rely) stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Default or Event of Default or, if any such Default or Event of Default has occurred, specifying the nature and period of existence thereof; and

               (2)  a Quarterly Compliance Statement.

          (C) concurrently with the financial statements or reports furnished pursuant to Subsections A and B of this Section 8, a certificate of Appropriate Officers of the Borrower and Holdings in the form of Exhibit F-2, stating that,
                                                     -----------
based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no Default or Event of Default by Holdings, the Borrower or any of their Subsidiaries in the fulfillment of any of the terms, covenants, provisions or conditions of this Agreement exists or has existed during such period or, if such a Default or Event of Default shall exist or have existed, the nature and period of existence thereof and what action Holdings, the Borrower or such Subsidiary, as the case may be, has taken, is taking or proposes to take with respect thereto;

          (D) promptly after the same are available and in any event within 15 days thereof, copies of all such proxy statements, financial statements, notices and reports as Holdings or any of its Subsidiaries shall send or make available generally to any of their securityholders, and copies of all regular and periodic reports and of all registration statements which Holdings or any of its Subsidiaries may file with the SEC or with any securities exchange;

          (E)  promptly (and in any event within 5 days) after becoming aware of
(1) the existence of any Default or Event of Default, a certificate of Appropriate Officers of Holdings and the Borrower specifying the nature and period of existence thereof and what action the Borrower or Holdings is taking or proposes to take with respect thereto; or (2) any Debt of Holdings, the Borrower or any Subsidiary being declared due and payable before its expressed maturity, or any holder of such Debt having the right to declare such Debt due and payable before its expressed maturity, because of the occurrence of any default (or any event which, with notice and/or the lapse of time, shall constitute any such default) under such Debt or the agreement pursuant to which such Debt was issued, a certificate of an Appropriate Officer describing the nature and status of such matters and what action Holdings or such Subsidiary is taking or proposes to take with respect thereto; provided, however, that any
                                                 --------  -------
Default or Event of Default which is deemed to have arisen upon Holdings' or the Borrower's failure to promptly notify the Purchasers of another Default or Event of Default in accordance with this Section 8(E) shall be deemed to be waived so long as (i) such underlying Default or Event of Default as to which notice is required to be given (the "Underlying Default") has been completely cured; (ii) the Underlying Default, if it had not been completely cured, would not have had a Material Adverse Effect and (iii) notice of the Underlying Default is delivered within 30 days of its occurrence;

          (F) promptly and in any event within 10 days after Holdings or the Borrower knows or, in the case of a Pension Plan has reason to know, that a Reportable Event with respect to any Pension Plan has occurred, that any Pension Plan or Multiemployer Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, or that Holdings or any of its Subsidiaries or ERISA Affiliates will or may incur any material liability to or on account of a Pension Plan or Multiemployer Plan under Title IV of ERISA or any other material liability under ERISA has been asserted against Holdings or any of its Subsidiaries or ERISA Affiliates, a certificate of an Appropriate Officer of Holdings setting forth information as to such occurrence and what action, if any, Holdings or such Subsidiary or ERISA Affiliate is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (a) required to be filed by Holdings or such Subsidiary or ERISA Affiliate or the plan administrator of any such Pension Plan controlled by Holdings or such Subsidiary or ERISA Affiliate with the Internal Revenue Service or the PBGC, or (b) received by Holdings or such Subsidiary or ERISA Affiliate from any plan administrator of a Pension Plan not under their control or from a Multiemployer Plan;

          (G) promptly after the Borrower or Holdings becomes aware of any Material Adverse Effect with respect to which notice is not otherwise required to be given pursuant to this Section 8, a certificate of an Appropriate Officer setting forth the details of such Material Adverse Effect and stating what action Holdings, the Borrower or any of their respective Subsidiaries has taken or proposes to take with respect thereto;

          (H) promptly (and in any event within 15 days) after the Borrower or Holdings knows of (a) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Holdings or any of its Subsidiaries or any Property of any of them, or (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, is likely to have a Material Adverse Effect, a certificate of an Appropriate Officer describing the nature and status of such matter in reasonable detail;

          (I) in the event that Borrower is no longer a consolidated Subsidiary of Holdings, financial statements of Borrower and its consolidated Subsidiaries at such times and in such form (together with such certifications) as are required to be delivered pursuant to Sections 8(A), (B) and (C); and

          (J) any other information, including financial statements and computations, relating to the performance of obligations arising under this Agreement and/or the affairs of Holdings, the Borrower or any of their Subsidiaries that the Purchaser or any other Eligible Holder may from time to time reasonably request and which is capable of being obtained, produced or generated by Holdings, the Borrower or such Subsidiary or of which any of them has knowledge, including, without limitation, a brief statement describing any significant events relating to Holdings, the Borrower and their Subsidiaries for any fiscal period.

      It is further understood and agreed that, for the purpose of effecting compliance with Rule 144A promulgated by the SEC in connection with any resales of Notes that may hereafter be effected pursuant to the provisions of such Rule, if Holdings is not subject to Section 13 or 15(d) of the Exchange Act, each prospective purchaser of Notes designated by a holder thereof shall have the right to obtain from Holdings and the Borrower, upon the written request of such holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act.

     Each of Holdings and the Borrower will keep at its principal executive office a true copy of this Agreement, and cause the same to be available for inspection at said offices during normal business hours by any holder of any of the Notes or any prospective purchaser of any thereof designated by the holder thereof.

     Section 9.  Inspection of Properties and Books.  Each of the Borrower and
                 ----------------------------------
Holdings agrees that you or any Qualified Holder who agrees to abide by the confidentiality requirement set forth below in this Section may, so long as you or such Qualified Holder owns any Notes, after giving reasonable notice to Holdings and the Borrower, visit at your or its own expense the offices and Properties of Holdings, the Borrower or any of their Subsidiaries, and may examine and make copies of the relevant books and records, and discuss the affairs, finances and accounts of such companies with their officers and public accountants (and by this provision the Borrower and each Subsidiary hereby authorizes said accountants to discuss with you or such Qualified Holder its affairs, finances and accounts) all at reasonable times during normal business hours as often as you or it may reasonably desire. At any time when a Default or an Event of Default shall have occurred and be continuing, the Borrower shall be required to pay or reimburse you or any such Qualified Holder for expenses which you or such Qualified Holder may reasonably incur in connection with any such visitation or inspection. You and any other Qualified Holder shall use such information only for your own purposes, shall keep it confidential and shall not disclose it to any third person (other than a Purchaser Affiliate or an affiliate of a Qualified Holder or accountants engaged by you or such Qualified Holder), except for disclosures to: (i) such Qualified Holder's or Purchaser Affiliate's directors, trustees, partners, officers, employees, agents and professional consultants, (ii) any other Noteholder, (iii) any Person to which such Qualified Holder offers to sell such Note or any part thereof, (iv) any Person to which such Qualified Holder sells or offers to sell a participation in all or any part of such Note, (v) any Person from which such Qualified Holder offers to purchase any security of the Borrower, (vi) any federal, state or Canadian provincial regulatory authority having jurisdiction over such Qualified Holder, (vii) the National Association of Insurance Commissioners or any similar organization, (viii) any nationally recognized financial rating service that is rating or reviewing the rating of the Notes or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Qualified Holder, (b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which such Qualified Holder is a party, or (d) to protect such Qualified Holder's investment in the Notes; provided, however, that, (1) prior
--------- -------
to any disclosure of any such information to any Person described in clause
(iii), (iv) or (v) above, such Person agrees to keep any non-public information so delivered to it confidential or (2) if you (or such Qualified Holder) is required to disclose any such information in connection with judicial or governmental proceedings, you (or such Qualified Holder) shall provide the Borrower and Holdings with prompt prior notice of such requirement. Any bona fide transferee of any Note (or any participant in your interest in the Notes), by its acceptance thereof, shall be bound by the provisions of this Section 9 to the same extent as you are bound.

     Section l0.  Affirmative Covenants.  The Borrower and Holdings covenant and
                  ---------------------
agree that so long as any of the Notes shall be outstanding:

     10.1.  Payment of Principal, Prepayment Charge and Interest; Etc.  The
            ---------------------------------------------------------

Borrower will duly and punctually pay the principal of, prepayment charge (if any) and interest on the Notes in accordance with the terms of such Notes and this Agreement. The Borrower and Holdings will comply with all of the covenants, agreements and conditions contained in this Agreement.

     10.2.  Payment of Taxes and Claims.  Holdings and the Borrower will, and
            ---------------------------
 will cause each of their respective Subsidiaries to, pay before they become delinquent:

          (A) all taxes (including excise taxes), assessments and governmental charges or levies imposed upon it or its income or profits or upon its Property, real, personal or mixed, or upon any part thereof;

          (B) all claims for labor, materials and supplies which, if unpaid, might result in the creation of a Lien upon its Property; and

          (C) all claims, assessments, or levies required to be paid by any of them pursuant to any agreement, contract, law, ordinance or governmental rule or regulation governing any pension, retirement, profit-sharing or any similar plan;
provided, that the taxes, assessments, charges and levies described in this
--------
Section 10.2 need not be paid while being diligently contested in good faith and by appropriate proceedings so long as adequate book reserves have been established with respect thereto in accordance with GAAP. The Borrower and Holdings will timely file, and will cause their Subsidiaries to file, all tax returns required to be filed in connection with the payment of taxes required by this Section 10.2.

     10.3.  Maintenance of Properties and Corporate Existence.  Holdings and the
            -------------------------------------------------
Borrower will, and will cause each of their respective Subsidiaries to:

          (A) maintain its Property in good condition and make all renewals, repairs, replacements, additions, betterments, and improvements thereto as are necessary in the reasonable opinion of management;


          (B)  keep books, records and accounts in accordance with GAAP;

          (C) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and powers and franchises including, without limitation thereof, any necessary qualification or licensing in any foreign jurisdiction; and

          (D) comply with all applicable statutes, regulations, franchises, and Orders of, and all applicable restrictions imposed by, any Governmental Body (all as now or at any time hereafter may be in effect), in respect of the conduct of its business and the ownership of its Properties (including, without limitation, applicable statutes, rules, ordinances, regulations and Orders relating to Environmental Laws), except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

     10.4.  Insurance.  Holdings and the Borrower will maintain, and will cause
            ---------
to be maintained on behalf of each Subsidiary, insurance coverage by financially sound and reputable insurers, against such casualties and contingencies, of such types (including without limitation public liability, workmens' compensation, larceny and embezzlement or other criminal misappropriation insurance) and in such amounts as are prudent, and in any event in such amounts as are adequate to cover foreseeable losses to the business of Holdings, the Borrower and their Subsidiaries. The Borrower or Holdings shall furnish to the Purchasers on or prior to the Closing Date a summary of insurance presently in force in a separate letter.

     Section 11.  Negative and Maintenance Covenants.  The provisions of this
                  ----------------------------------
Section 11 shall remain in effect so long as any Notes shall remain outstanding.

     11.1.  Restrictions on Liens.  Holdings and the Borrower covenant that they
            ---------------------
will not, nor will they permit any

Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien upon any of their respective Properties or assets whether now owned or hereafter acquired, except for:

          (A) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 10.2;

          (B) Statutory Liens of landlords, and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being diligently contested in good faith, so long as a reserve or other appropriate provision, if any, shall have been made therefor;

          (C) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with obligations not due or delinquent with respect to workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (D) Any attachment or judgment Lien (including judgment or appeal bonds) which shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or which shall have been discharged within 30 days after the expiration of any such stay, or which is being diligently contested in good faith so long as a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (E) Easements, rights-of-way, restrictions and other similar rights in land which do not, individually or in the aggregate, materially detract from the value of such Property and do not interfere with the ordinary conduct of the business of Holdings, the Borrower or any of their Subsidiaries;

          (F)  Liens securing Debt of a Subsidiary to the Borrower or Holdings;

          (G) Liens (other than Liens created pursuant to Capitalized Leases) existing on the date hereof and described in Schedule 4.8 attached hereto,
                                             ------------
securing Debt
not exceeding $1,000,000 in the aggregate in principal amount;

          (H) Liens pursuant to Capitalized Leases existing on the Closing Date and Liens created following the Closing Date pursuant to Capitalized Leases so long as, with respect to Liens pursuant to Capitalized Leases created following the Closing Date, the Funded Debt represented by such Capitalized Leases is permitted pursuant to Section 11.2(C); and

          (I) Liens including Liens arising out of purchase money financing not otherwise permitted by the foregoing clauses of this Section 11.1 securing Debt (without duplication) of Holdings, the Borrower or any Subsidiary of Holdings or the Borrower, provided that the sum of (i) the principal amount of such Debt
              --------
plus (ii) unsecured Debt of Subsidiaries of Holdings (other than the Borrower) and Subsidiaries of the Borrower not otherwise permitted under Section 11.4(A) does not exceed at any time 15% of Consolidated Tangible Net Worth.

The Liens referred to in Section 11.1(A) through (I) are herein collectively referred to as "Permitted Liens," individually, a "Permitted Lien."

     11.2.  Limitation on Funded Debt   Holdings and the Borrower shall not, and
            -------------------------
shall not permit (except to the extent permitted in Section 11.4) any Subsidiary to, incur Funded Debt other than:

          (A) the Notes, the Guarantee of Holdings as set forth herein and the Subsidiary Guarantee and all Funded Debt of Holdings, the Borrower and their Subsidiaries existing as of the Closing Date, as set forth on Schedule 4.8
                                                              ------------
attached hereto;

          (B) any replacement, refinancing or extension of any Funded Debt, provided that the aggregate principal amount of such Funded Debt (or, if such Funded Debt is issued with an original issue discount, the original issue price of such Funded Debt) does not exceed the then outstanding principal amount of the Funded Debt so replaced, refinanced or extended (or, if the Funded Debt being replaced, refinanced or extended was issued with an original issue discount, the original issue price plus the amortized portion of the original issue discount to the date that such Funded Debt is replaced, refinanced or extended); and

          (C) Additional Funded Debt of Holdings, the Borrower and their Subsidiaries, provided that after giving effect to such incurrence (including
              --------
payment of interest and principal following such incurrence) and to the application of any proceeds thereof (i) the ratio of Consolidated Income Available for Fixed Charges to Fixed Charges would be not less than that ratio required to be maintained pursuant to Section 11.8 and (ii) the aggregate consolidated Funded Debt (without duplication) of Holdings, the Borrower and their Subsidiaries would not exceed 50% of Total Capitalization, measured in each case on a pro forma basis as of the most recently ended fiscal quarter as if such incurrence had occurred on the last day of such fiscal quarter.

     11.3.  Consolidated Tangible Net Worth.  Holdings and its Subsidiaries
            -------------------------------
shall not permit Consolidated Tangible Net Worth at any time to be less than the sum of $40,000,000 plus 50% of Consolidated Net Income on a cumulative basis from September 30, 1992, to and including any date of determination hereunder.

     11.4.  Limitation on Debt of Subsidiaries.  Holdings and the Borrower shall
            ----------------------------------
not permit any of their Subsidiaries (other than the Borrower) to incur any Debt other than:

          (A) Debt owed to Holdings or the Borrower or to a wholly-owned Subsidiary of Holdings or the Borrower in each case by a direct or indirect wholly-owned Subsidiary of the creditor thereunder; and

          (B) additional Debt, provided that the sum of the aggregate principal amount of such Debt plus the aggregate principal amount of all other Debt (without duplication) of Holdings, the Borrower and any of their Subsidiaries which is secured by Liens not permitted by Sections 11.1(A) through (H) does not exceed 15% of Consolidated Tangible Net Worth.

     11.5.  Restricted Payments; Restricted Investments. Holdings will not,
            -------------------------------------------
directly or indirectly, through any Subsidiary or otherwise, (a) pay or declare any dividend on any class of its capital stock (but may declare and pay dividends payable solely in capital stock or warrants, rights or options to acquire capital stock) or make any other distribution on account of any class of its capital stock; retire, redeem, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock or any warrants, rights or options to acquire any such shares (other than any such redemption, retirement, purchase or other acquisition in which the consideration paid by Holdings or such Subsidiary consists solely of shares of capital stock of Holdings); or make or provide for any mandatory sinking fund payments required in connection with any class of its capital stock (all of the foregoing being called "Restricted Payments") or (b) make any Restricted Investment, unless after giving effect to any Restricted Payment or Restricted Investment the cumulative aggregate amount of all Restricted Payments and Restricted Investments made by Holdings and its Subsidiaries after September 30, 1992 would not exceed the sum of: (i) $2,000,000, plus (ii) 50% of
                                                      ----
cumulative Consolidated Net Income from September 30, 1992 through the date of determination (or if Holdings and its Subsidiaries on a consolidated basis have a cumulative Consolidated Net Loss for such period, then minus 100% of such
                                                         -----
Consolidated Net Loss), plus (iii) the net proceeds from the issuance or sale of
                        ----
any shares of any class of equity securities of Holdings which are not mandatorily redeemable or otherwise subject to repurchase, retirement, call, put or other reacquisition prior to or on the maturity date of the Notes (and not subject to acceleration or redemption repurchase, retirement, call, put or other reacquisition prior to the maturity date of the Notes) received after September 30, 1992; provided that at the time of any such Restricted Payment or
          --------
Restricted Investment, both immediately before and immediately after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing, and (b) Holdings, the Borrower and their Subsidiaries shall be able to incur, pursuant to Section l1.2(C)(ii) above, at least $1 of additional Funded Debt. So long as no Default or Event of Default has occurred or would be continuing after giving effect thereto, this Section 11.5 shall not prevent (a) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of its declaration, or (b) the acquisition, repurchase, retirement, call, put or redemption of any shares of capital stock of Holdings out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of, shares of capital stock of Holdings, provided that any such acquisition, repurchase, retirement, call, put
          --------
or redemption shall be deemed to be a Restricted Payment for the purpose of determining the ability of Holdings and its Subsidiaries to make future Restricted Payments.

     11.6.  Sale of Assets.   Holdings and the Borrower shall not, and shall not
            --------------
permit any of their Subsidiaries to, effect a Disposition of any assets unless
(i) no Default or Event of Default has occurred (except in the case of subclause
(a) below) and is continuing, and (ii) one of the following applies:

     (a) such Disposition is in the ordinary course of business, including, without limitation, sales and leases of operating restaurants in accordance with the Borrower's ordinary course franchising operations and is made pursuant to the reasonable business judgment of the Borrower in accordance with past practice;

     (b) in each fiscal year, Holdings, the Borrower and their respective Subsidiaries may effect Dispositions of assets for Fair Market Value and which
(A) have an aggregate Book Value, together with all other assets disposed of in that fiscal year (other than Dispositions permitted by clause (a), (c) or (d) of this Section 11.6), of less than 10% of Gross Assets on a consolidated basis determined as at the date of such sale; (B) generate, together with all other assets disposed of in that fiscal year (other than Dispositions permitted by clause (a), (c) or (d) of this Section 11.6), net income, which is less than 10% of the Consolidated Net Income (in each case, determined as of the end of the immediately preceding fiscal year); and (C) together with all assets previously disposed of since September 30, 1992 (other than Dispositions permitted by clause (a), (c) or (d) of this Section 11.6), have an aggregate Book Value of less than 25% of Gross Assets on a consolidated basis determined as at the date of such sale, provided that after giving effect to any Disposition described in
              --------
this subsection (b), Holdings, the Borrower or any of their Subsidiaries could incur at least $1 of additional Funded Debt without being in default of their obligations under Section 11.2(C)(ii);

     (c) such Dispositions are made for Fair Market Value and the proceeds of such Disposition are used (i) within six months following such Disposition, to purchase assets ("Business Asset Acquisition") used in the operations of the Borrower or (ii) to repay Debt of Holdings or its Subsidiaries which is not junior in right of payment to the Notes; or

     (d) the assets disposed of were disposed of for Fair Market Value (taking into consideration the rental rate to be paid by the Borrower in connection with the Disposition and leaseback of the assets so disposed of) and were constructed or acquired following September 30, 1992 and are immediately leased back from the purchaser thereof by Holdings or any of its Subsidiaries; provided that no
                                                              --------
assets may be sold and leased back pursuant to this clause (d) following the third anniversary of the acquisition or construction of such assets by Holdings, the Borrower or any of their Subsidiaries.

     11.7.  Consolidation or Merger.  Holdings and the Borrower covenant that
            -----------------------
neither of them will, nor will they permit any of their respective Subsidiaries to, enter into any transaction of merger or consolidation, whether in one transaction or a series of related or unrelated transactions and whether at the same time or over a period of time, provided that:
                --------

          (A) (i) the Borrower may merge with Holdings or any of Holdings' other Subsidiaries, (ii) Holdings may merge with the Borrower or any of Holdings' other Subsidiaries and (iii) any Subsidiary may merge with Holdings, the Borrower or any other Subsidiary, so long as, with respect to any mergers of Holdings, the Borrower or IHOP Realty in which such party is not the surviving Person, (a) the surviving Person of such transaction shall be a solvent U.S. or Canadian corporation, and such surviving Person shall have assumed in writing all of the obligations of the Borrower, Holdings or IHOP Realty, as the case may be, under this Agreement, the Notes and the Subsidiary Guarantee, as the case may be, a copy of which writing shall be provided to you and each holder of Notes not less than 10 Business Days prior to any such transaction and which shall be acceptable in form and substance to the Majority Holders, (b) at the time of, and immediately after giving effect to, any such consolidation or merger, no Default or Event of Default shall have occurred and be continuing, and (c) immediately after any such consolidation or merger, the surviving Person could incur an additional $1 of Funded Debt pursuant to Section 1l.2(C)(ii) hereof; and

          (B) Holdings or the Borrower may merge with any other Person so long as (i) the surviving Person of such transaction shall be a solvent U.S. or Canadian corporation, and such surviving Person shall have assumed in writing all of the obligations of the Borrower under the Notes and this Agreement or of Holdings under this Agreement, as the case may be, a copy of which writing shall be provided to you and each holder of Notes not less than 10 Business Days prior to any such transaction and which shall be acceptable in form and substance to the Majority Holders, (ii) at the time of, and immediately after giving effect to, any such consolidation or merger, no Default or Event of Default shall have occurred and be continuing, and (iii) immediately after any such consolidation or merger, the surviving or continuing Person could incur an additional $1 of Funded Debt pursuant to Section 11.2(C)(ii) hereof.

     11.8.  Maintenance of Fixed Charge Coverage.  Holdings and the Borrower
            ------------------------------------
covenant that on the last day of any quarterly accounting period of Holdings and its Subsidiaries, the ratio of Consolidated Income Available for Fixed Charges to Fixed Charges for the period consisting of any four of the immediately preceding five quarterly accounting periods shall not be less than:

         Ratio           Fiscal Quarter Ending in the Period
         -----           -----------------------------------

         1.40:1.00       from Closing Date through September 29, 1993; and

         1.50:1.00       from September 30, 1993 and thereafter.

     11.9.  Transactions with Affiliates.  Each of Holdings and the Borrower
            ----------------------------
covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property or the rendering of any service), with any Affiliate on terms that are less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than those that would be obtainable at the time in an arms' length transaction with any Person who is not such an Affiliate; provided, however, that this
                                              --------  -------
Section shall not prohibit the payment of compensation and benefits to directors and officers of Holdings, the Borrower and their Subsidiaries in the ordinary course of business and consistent with past practices.

     11.10.  Acquisition of Margin Securities.  Each of Holdings and the
             --------------------------------
Borrower covenants that it will not, and will not permit any of its Subsidiaries to, own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Board of Governors of the United States Federal Reserve System as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, the holders of the Notes shall have received an opinion of counsel satisfactory to the holders of the Notes to the effect that such purchase or acquisition will not cause this Agreement or the Notes to be in violation of Regulation G or any other regulation of such Board then in effect.

     11.11.  Conduct of Business.  Each of Holdings and the Borrower covenants
             -------------------
that it will not, and will not permit any of its Subsidiaries to, engage in any business activity if, such business activity would result in a substantial change in the general nature of the business of Holdings and its Subsidiaries, taken as a whole, from that described in the Confidential Memorandum.

     Section 12.  Definitions.
                  -----------

          (A) For the purposes of this Agreement, the following terms shall have the following respective meanings:

          "Acceleration Price" is defined in Section 13.2(A) hereof.

          "Accountants" has the meaning specified in Section 8.

          "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly controls, or is controlled by, or is under common control with, Holdings, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of Holdings, (iii) 10% or more of the Voting Stock of which is beneficially owned or held by Holdings or a Subsidiary of Holdings or (iv) any officer or director of Holdings or any of its Subsidiaries. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect,
(i) to vote or direct the voting of a majority of the Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Appropriate Officer" shall mean, with respect to any corporation, such corporation's President, Vice President, Chief Executive Officer, Chief Financial Officer, Treasurer or Controller.

          "Audited Financial Statements" has the meaning specified in Section 4.5(a).

          "Bank" is defined in Section 6.15.

          "B of A" is defined in Section 6.15.

          "Board" means the Board of Directors of any corporation or a committee of said corporation having authority to exercise, when the Board of Directors is not in session, the powers of the Board of Directors (subject to any designated limitations) in the management of the business and affairs of said corporation.

          "Book Value" of an asset of any Person means the value of such asset as reported in the books and records of such Person in accordance with GAAP.

          "Borrower" means International House of Pancakes, Inc., a Delaware corporation, or any successor thereto.

          "Business Asset Acquisition" is defined in Section 11.6  hereof.

          "Business Day" means any day except a Saturday, a Sunday or a legal holiday in New York City.

          "Capitalized Lease" means a lease of Property which in accordance with GAAP should be capitalized on the balance sheet of any Person.

          "Capitalized Lease Obligations" shall mean the aggregate rentals due and to become due under all Capitalized Leases which any Person, as a lessee, would be required to reflect as a liability on the consolidated balance sheet of such Person in accordance with GAAP.

          "Certified" when used with respect to any financial information of any Person to be certified by any of its officers, indicates that such information is to be accompanied by a certificate to the effect that such financial information has been prepared in accordance with GAAP consistently applied, subject in the case of interim financial information to non-recurring material year-end audit adjustments, and presents fairly the information contained therein as at the dates and for the periods covered thereby.

          "Closing Date" has the meaning specified in Section 2.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Confidential Memorandum" has the meaning specified in Section 4.5(a).

          "Consolidated Income Available for Fixed Charges" means the sum of (a) Consolidated Net Income (b) consolidated income tax expense of Holdings and its Subsidiaries in accordance with GAAP and (c) Fixed Charges.

          "Consolidated Net Income or Loss" shall mean the Net Income or Loss of Holdings, the Borrower and their Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Tangible Net Worth" shall mean shareholders' equity of Holdings and its Subsidiaries less intangible assets booked after the Closing
                              ----
Date, less Restricted Investments in excess of 10% of shareholders' equity of
      ----
Holdings and its Subsidiaries at any date of determination, all as determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Debt" with respect to any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the liability of such Person created by granting a Lien to which the property or assets of such Person are subject whether or not such Person has assumed or become legally liable for the payment of any obligation (provided that, if such obligation has not been assumed or become the legal liability of such Person, the amount of the liability shall be deemed to be in an amount not to exceed the Fair Market Value of the property to which the Lien relates, as determined in good faith by such Person), (iii) Capitalized Lease Obligations of such Person, to the extent such obligations exceed accounts receivable by such Person as lessor under direct financing leases with franchisees so long as such direct financing leases are, at the time of determination to the best knowledge of the lessor thereunder, valid and enforceable against their lessees and are current as to payment and not otherwise in default to the extent that there is a reasonable likelihood that any such lease would be terminated by the lessor prior to its stated expiration and (iv) the aggregate amount of all Guarantees given by such Person with respect to any of the foregoing.

          "Default" means any event or condition which, with due notice or lapse of time or both, would become an Event of Default.

          "Disposition" shall mean any sale, transfer, assignment, lease, conveyance or other disposition of any asset.

          "Disposition Date" is defined in Section 11.6 hereof.

          "Eligible Holder" has the meaning specified in Section 8.

          "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 to 9675, the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 to 6992, the Emergency Planning and Community Right to Know Act, 42 U.S.C. SS 11001 to 11050, the Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f to 300j-26, the Hazardous Materials Transportation Act, 49 U.S.C.A. (S)(S) 1801 to 1819, the Clean Air Act, 42 U.S.C. (S)(S) 7401 to 7671q, the Clean Water Act, 33 U.S.C. (S)(S) 1251 to 1387,
the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S) 136 to 136y, the Noise Control Act, 42 U.S.C. (S)(S) 4901 to 4918, the Occupational Safety and Health Act, 29 U.S.C.A. (S)(S) 651 to 678, the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 to 2671, any so-called "Superfund" or "Superlien" law, any regulation promulgated under any of the foregoing or any other Federal, state, or local statute, law, ordinance, code, rule, regulation, order, decree, common law or other requirement of any Governmental Body regulating or imposing liability or standards of conduct concerning the environment, health and safety, or any Hazardous Material.

          "Environmental Matter" means any claim, investigation (known to Holdings or the Borrower), litigation, administrative proceeding, whether pending or, to the knowledge of Holdings or the Borrower, threatened, or judgment or Order, relating to any Hazardous Materials, the release thereof, or any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

         "ERISA Affiliate" means any corporation or other Person which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) of corporations or other Persons as Holdings or any of its Subsidiaries, or which is under common control (within the meaning of Section 414(c) of the Code) with Holdings or any of its Subsidiaries, or any corporation or other Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with Holdings or any of its Subsidiaries, or any corporation or other Person which is required to be aggregated with Holdings or any of its Subsidiaries pursuant to Section 414(o) of the Code or the regulations promulgated thereunder.

         "Event of Default" has the meaning specified in Section 13.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar U.S. statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar U.S. statute.

         "Fair Market Value" means what a willing buyer would pay to a willing seller in an arm's-length transaction.

         "Financial Statements" has the meaning specified in Section 4.5(a).

         "Fixed Charges" means the sum of (a) Interest Expense and (b) rental expense under operating leases, all as determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Funded Debt" shall mean (i) all Debt of a Person (other than Guarantees) having a final maturity of more than one year from the date of incurrence thereof (or which is renewable or extendable at the option of the obligor for a period or periods of more than one year from the date of incurrence), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in current liabilities, (ii) in the case of Guarantees, all Guarantees of obligations maturing more than one year after the date as of which the Guarantee is incurred, and (iii) the recourse portion, if any, of obligations under sales of notes or receivables programs.

         "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

         "Governmental Body" means any federal, state, Canadian provincial, county, city, town, village, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

         "Gross Assets" means the total assets and Properties of Holdings and its Subsidiaries less accumulated depreciation, as indicated on the audited balance sheets of Holdings and its Subsidiaries for the fiscal year end immediately prior to the date of any determination.

         "Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease Property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the Property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation. The amount of liability of any Person attributable to any Guarantee shall be equal to the maximum amount for which such Person could be liable under such Guarantee.

         "Hazardous Material" and "Hazardous Materials" shall mean as follows:

         (1) any "hazardous substance" as defined in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act,
    42 U.S.C.A. (S)(S) 9601 & 9602,
    as may be amended from time to time, or any other so-called "superfund" or "superlien" law and any judicial interpretation of any of the foregoing;

         (2) any "regulated substance" as defined pursuant to 40 C.F.R. Part
    280;

         (3) any "pollutant or contaminant" as defined in 42 U.S.C.A. (S) 9601(33);

         (4) any "hazardous waste" as defined in, or for purposes of, the Resource Conservation and Recovery Act;

         (5) any "hazardous chemical" as defined in 29 C.F.R. Part 1910;

         (6) any "hazardous material" as defined in, or for purposes of, the Hazardous Materials Transportation Act; and

         (7) any other substance, regardless of physical form, or form of energy or pathogenic agent that is subject to any Environmental Law.

         Without limiting the generality of the foregoing, the term "Hazardous Material" thus includes, but is not limited to, any material, waste or substance that contains petroleum or any fraction thereof, asbestos, or polychlorinated biphenyls, or that is flammable, explosive or radioactive that is subject to any Environmental Law.

         "Holdings" means IHOP Corp., a Delaware corporation, or any successor thereto.

         "HomeFed" is defined in Section 6.16.

         "IHOP Realty" means IHOP Realty Corp., a Delaware corporation which is a wholly-owned Subsidiary of the Borrower.

         "Interest Expense" shall mean interest expense, determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Interest Payment Date" shall mean any date on which the payment of interest on any Note becomes due and payable.

         "Internal Revenue Service" means the United States Internal Revenue Service and any successor or similar agency performing similar functions.

         "Investment" when used with reference to any investment of Holdings, the Borrower or any of their Subsidiaries, means any investment so classified under GAAP (and, specifically, shall not include trade receivables which are classified as current assets under GAAP), and, whether or not so classified, includes (a) any loan or advance made by Holdings, the Borrower or any of their Subsidiaries to any other Person, and (b) any ownership or similar interest in any other Person; and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other Person).

         "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, conditional sale or title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any of a Person's Property (whether held on the date hereof or hereafter acquired), or any signed or filed financing statement which names such Person as the debtor, or the execution of any security agreement or the like authorizing any other Person as the secured party thereunder to file such a financing statement; provided that neither (a) the interest of a lessee or a sublessee in its
--------
capacity as lessee or sublessee under a lease or sublease entered into by Holdings, the Borrower or any of their Subsidiaries in the ordinary course of business nor (b) the rights of franchisees in their capacities as franchisees to use and possession of certain properties and rights pursuant to franchise documentation entered into by Holdings, the Borrower or any of their Subsidiaries in the ordinary course of business shall be deemed to constitute a Lien for purposes hereof.

         "Majority Holders" means the holders of at least a majority in principal amount of the Notes at the applicable time outstanding.

         "Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are or are likely to be materially adverse to (i) the assets, business, operations, income, prospects or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole, (ii) the transactions contemplated by this Agreement, or (iii) taken as a whole, the ability of the Borrower and Holdings to fulfill their respective obligations under this Agreement and the Notes.

         "Material Contracts" means all supply agreements, requirements contracts, leases, customer agreements, franchise agreements, license agreements, distribution agreements, joint venture agreements, asset purchase agreements, stock purchase agreements, merger agreements, agency or advertising agreements and other contracts, agreements and commitments to which Holdings or any of its Subsidiaries are parties, and which are material to the respective businesses, assets or operations of Holdings and its Subsidiaries.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code contributed to by Holdings or any of its Subsidiaries or ERISA Affiliates.

         "Net Income or Loss" of any Person, with respect to any period, shall mean the net income or net loss of such Person after excluding the sum of (i) any net loss or any undistributed net income of any Person other than a Subsidiary of such Person, (ii) the net income or net loss of any Subsidiary of such Person earned or incurred prior to the date on which it became a Subsidiary of such Person, (iii) the gain or loss (net of any tax effect) resulting from the sale of any capital assets other than in the ordinary course of business, and (iv) extraordinary or nonrecurring gains or losses (net of any tax effect), all as determined for the relevant period in accordance with GAAP.

         "Note" has the meaning specified in Section 1.

         "Offering Circular" has the meaning specified in Section 4.25.

         "Officer's Certificate" shall mean a certificate executed on behalf of Holdings, the Borrower or any of their Subsidiaries, in each case by an Appropriate Officer thereof.

         "Order" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Body.

         "Other Agreements" shall mean the agreements which are identical in all respects with this Agreement (except for the respective principal amounts of the Notes to be purchased) and executed and delivered to the other Purchasers named in Schedule I hereto simultaneously with the execution and delivery of this
   ----------
Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation, and any successor agency or Governmental Body performing similar functions.

         "Pension Plan" means an employee pension benefit plan, as defined in
Section 3(2) of ERISA, excluding any Multiemployer Plans, maintained by or contributed to by Holdings or any of its Subsidiaries or ERISA Affiliates.

         "Permitted Lien" is defined in Section 11.1.

         "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "Plan" and "Plans" means any employee benefit plan as defined in
Section 3(3) of ERISA, excluding a Multiemployer Plan, established or maintained for the benefit of employees of Holdings or any of its Subsidiaries or ERISA Affiliates.

         "Present Value Amount" means at any time with respect to any Notes being prepaid in whole or in part pursuant to Section 3.2 hereof or being declared or becoming due and payable pursuant to Section 13.2(A) or (B) hereof, the sum of the Present Values of (A) the aggregate amount of the principal being so prepaid or being declared or becoming due and payable plus (B) each amount of
                                                         ----
interest which would have been payable on the amount of such principal being prepaid or being declared or becoming due and payable (assuming that all payments and prepayments of principal and interest would have been made in accordance with the terms of this Agreement and the Notes and that interest accrued and unpaid on such principal to the date of prepayment or the date such principal is declared or becomes due and payable has been paid). "Present
                                                                  --------
Value", for any amount of principal or interest, shall be computed on a
------
semiannual basis at a discount rate equal to the Treasury Yield plus 50 basis points. The "Treasury Yield" shall be determined by reference to (i) the yields
            ----------------
reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the prepayment date or the date any such principal is declared or becomes due and payable, on the display designated as "Page 500" on the Telerate Service (or such other display as may replace Page 500 on the Telerate Service) for actively traded U.S. Treasury securities having a constant maturity equal to the then remaining Weighted Average Life to Maturity of the principal being prepaid or being declared or becoming due and payable, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the most recent Federal Reserve Statistical Release H.15
(519) which has become available not more than two Business Days prior to the date of prepayment or the date such principal becomes or is declared due and payable (or, if such Statistical Release is no longer published, any publicly available source of similar market data acceptable to the Majority Holders), and shall be the most recent yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the then remaining Weighted Average Life to Maturity of the principal being prepaid or being declared or becoming due and payable. If the Weighted Average Life to Maturity (so computed) is not equal to the constant maturity of a U.S. Treasury security for which a yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of U.S. Treasury securities for which such yields are given, except that if the Weighted Average Life to Maturity (so computed) is less than one year, the yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

         "Pro Rata Portion" shall mean with respect to any Noteholder, the ratio of the principal balance outstanding on the Note or Notes held by that Noteholder on the date of determination to the aggregate principal balance outstanding on all the Notes on the date of determination.

         "Projections" is defined in Section 4.5 hereof.

         "Property" with respect to any Person, means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, of such Person.

         "Purchaser Affiliate" shall mean any Person (i) which directly or indirectly controls, or is controlled by, or is under common control with, a Purchaser, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Purchaser, or (iii) 5% or more of the Voting Stock of which is beneficially owned or held by a Purchaser; provided, however, that a director, officer or employee of a Purchaser shall not be deemed to control, to be controlled by, or to be under common control with, a Purchaser for purposes hereof solely by reason of such status. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of a majority of the Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For the purposes of this Agreement, the Purchasers shall not be deemed to be Affiliates of Holdings or any of its Subsidiaries.

         "Qualified Holder" shall mean, as of any date of determination, any original Purchaser or Purchaser Affiliate and any direct or indirect successor, assign or transferee of any Purchaser or Purchaser Affiliate holding Notes representing at least 10% of the aggregate principal amount of all Notes at the time outstanding.

         "quarterly accounting period" is defined in Section 8(A) hereof.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder for which the 30-day notice requirement applies.

         "Restricted Investments" shall mean all Investments made by Holdings, the Borrower or their Subsidiaries in or to any Person except (i) Investments in notes of franchisees and receivables of franchisees in the ordinary course of business other than notes and receivables held in settlement of franchise obligations, and in Property of Holdings or its Subsidiaries to be used in the ordinary course of business, (ii) Investments in Subsidiaries, (iii) Investments in obligations issued or unconditionally guarantied by the U.S. or any agency thereof, in each case maturing within one year from the date of acquisition thereof; (iv) Investments in obligations issued by any political subdivision of the U.S. or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. or some other mutually agreeable rating system if either of these entities no longer exists; (v) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. or some other mutually agreeable rating system if either of these entities no longer exists;
(vi) certificates of deposit, repurchase agreements or bankers' acceptances maturing within one year from the date of acquisition thereof issued by the Borrower's cash management concentration bank (provided that such bank is rated investment grade or better by either Standard & Poor's Corporation or Moody's Investors Services, Inc. or some other mutually agreeable rating system if either of these entities no longer exists), Continental Bank N.A., or other commercial banks located in the U.S. and Canada having combined capital, surplus and undivided profits of not less than $100,000,000 and who have a rating at all times from Standard & Poor's Corporation or Moody's Investors Service, Inc., or some other mutually agreeable rating system if either of these entities no longer exists, of "A-" or better; (vii) Investments in mutual funds and money market accounts, which funds or accounts are traded on a national exchange or are managed by a commercial bank and which invests solely in Investments which satisfy the criteria set forth in the foregoing clauses (iii) through (vi); and (viii) other Investments existing on the Closing Date and set forth on Schedule 12 hereto.
                                                          -----------

         "SEC" means the Securities and Exchange Commission and any succeeding agency, authority, commission or Governmental Body.

         "SEC Reports" means, collectively, (a) the annual report on Form 10-K as filed by Holdings with the Securities and Exchange Commission pursuant to
Section 13 or 15(d) of the Exchange Act, for the fiscal year ended December 31, 1991, (b) the quarterly report on Form l0-Q as filed by Holdings with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act, for the quarterly period ended June 30, 1992, and (c) the quarterly report on Form l0-Q as filed by Holdings with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act, for the quarterly period ended September 30, 1992.

         "Securities Act" means as of any date the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute.

         "September 30, 1992 l0-Q" has the meaning specified in Section 4.5(b).

         "Solvent" means, when used with respect to any Person, that:

         (a) the present fair salable value of such Person's assets is in excess of the total amount of such Person's liabilities;

         (b) such Person is able to pay its debts as they become due; and

         (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

         "Subsidiaries List" is defined in Section 4.6 hereof.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (a) organized under the laws of the United States, the District of Columbia or Canada or any state or political subdivision of any thereof, (b) all or substantially all of whose assets and business operations are located or conducted within the United States or Canada and (c) of which at least a majority of the outstanding Voting Stock is at the time directly or indirectly owned or controlled by such Person or by one or more of such Person's wholly-owned Subsidiaries.

         "Subsidiary Guarantee" shall mean the Subsidiary Guarantee in the form of Exhibit D hereto.
   ---------

         "Total Capitalization" shall mean the sum of (i) Funded Debt of Holdings, the Borrower and their Subsidiaries and (ii) Consolidated Tangible Net Worth.

         "Unaudited Financial Statements" has the meaning specified in Section 4.5(a).

         "U.S." means the United States of America.

         "Voting Stock" with respect to any Person shall mean capital stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board (or Persons performing similar functions) of such Person.

         "Weighted Average Life to Maturity" means, with respect to any Debt, as at any time of determination, the number of years obtained by dividing the then Remaining Dollar-years of such Debt by the then outstanding principal balance of such Debt (before giving effect to any prepayment to be made at the time of such determination). For such purposes, the "Remaining Dollar-years" of any Debt shall be determined by (1) multiplying (a) the amount of each required payment of principal of such Debt (including each required installment payment or mandatory prepayment thereof, if any, and payment of the principal balance thereof at final maturity, but assuming no optional prepayments thereof are made) by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between the time of determination and the date the respective required payment or mandatory prepayment of principal is due, and (2) adding all of the products so obtained.

         (B)  Accounting Terms.  All accounting terms used in this Agreement
              ----------------
shall be applied on a consolidated basis for Holdings, the Borrower and their Subsidiaries, unless otherwise specifically indicated herein. Any accounting terms not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.

    Section 13.  Events of Default.
                 -----------------

    13.1.  Events of Default; Remedies.  If any of the following events shall
           ---------------------------
have occurred and be continuing (whatever the reason for such event and whether it shall be voluntary or involuntary or by operation of law or otherwise), it shall constitute an "Event of Default":

         (A) the Borrower shall default in the due and punctual payment or prepayment of all or any part of the principal of, or prepayment charge (if any) on, any Note when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise;

         (B) the Borrower shall default in the due and punctual payment or prepayment of any interest on any Note or any other sum or amount due under any Note or this Agreement when and as such interest, sum or amount shall become due and payable, and such default shall continue for a period of five (5) Business Days;

         (C) the Borrower shall default in the performance or observance of any covenant, agreement or condition contained in Section 8(E) and Sections 11.1 through 11.11 hereof, inclusive;

         (D) the Borrower shall default in the performance or observance of any other covenant, agreement or condition contained in this Agreement and such default shall continue for a period of 30 days following the earlier to occur of
(i) notice of such default from any holder of a Note or (ii) the date on which any Authorized Officer of Holdings, the Borrower or any of their Subsidiaries otherwise becomes aware of the existence of such default;

         (E) any event shall occur or any condition shall exist in respect of any Debt of Holdings, the Borrower or their Subsidiaries in excess of $2,000,000 in the aggregate for all such Debt (other than the Funded Debt evidenced by this Agreement and the Notes), which constitutes a breach, default or event of default under any agreement or document securing or relating to any such Debt (following all applicable notice or grace periods), the effect of which is to cause, or to permit any holder or holders of such Debt or an agent or trustee to cause, the acceleration of the maturity of such Debt;

         (F) final order, decree or judgment for the payment of money shall be rendered by a court of competent jurisdiction against Holdings, the Borrower or any of their Subsidiaries, and Holdings, the Borrower or such Subsidiary, as the case may be, shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 60 days from the date of entry thereof and within said period of 60 days, or such longer period during which execution of such order, decree or judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such order, decree or judgment together with all other such orders, decrees or judgments then existing shall exceed in the aggregate $3,000,000 (net of insurance proceeds actually received, if any);

         (G) any representation, warranty, certification or statement made by or on behalf of the Borrower or Holdings in this Agreement or by or on behalf of IHOP Realty in the Subsidiary Guarantee or in any certificate, instrument, financial statement or other document now or hereafter delivered hereunder or thereunder or pursuant to or in connection with any provision hereof or thereof shall prove to be false or incorrect or breached in any material respect on the date as of which made;

         (H) a proceeding or case shall be commenced, without the application or consent of Holdings, the Borrower or any of their Subsidiaries in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up of any thereof or composition or readjustment of the debts of any of them, or (2) similar relief in respect of Holdings, the Borrower or any of their Subsidiaries under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or an order for relief shall be entered in an involuntary case under the applicable bankruptcy laws against Holdings, the Borrower or any of their Subsidiaries; or action under the laws of the jurisdiction of organization of any of Holdings, the Borrower or any of their Subsidiaries analogous to any of the foregoing shall be taken with respect to any of Holdings, the Borrower or any of their Subsidiaries and shall continue undismissed, or unstayed and in effect, for a period of 90 days;

         (I) Holdings, the Borrower or any of their Subsidiaries shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (2) be generally unable to pay its debts as such debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the applicable bankruptcy laws (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law providing for the relief of debtors, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such bankruptcy laws, (7) admit in writing its inability to pay its debts generally as such debts become due, (8) take any action under the laws of its jurisdiction of organization analogous to any of the foregoing, or (9) take any requisite action for the purpose of effecting any of the foregoing;

         (J) A custodian, liquidator, trustee or receiver is appointed for Holdings, the Borrower or any of their Subsidiaries or for all or a substantial portion of the Property of any of them, without the application or consent of Holdings or any such Subsidiary, and is not discharged within 90 days after such appointment; or

         (K) If either of the Subsidiary Guarantee or the Guarantee of Holdings contained in Section 16.14 hereof shall cease to be in full force and effect or either of Holdings or IHOP Realty or any Person acting by or on behalf of either of them shall deny or disaffirm their respective obligations under such Guarantees.

    13.2.  Acceleration of Notes.
           ---------------------

         (A) Upon the occurrence of an Event of Default described in Subsections (A) or (B) of Section 13.1 with respect to any Note, the holder of any such Note may, by written notice to the Borrower, declare such Note to be, and the same shall forthwith become, immediately due and payable, at a price (the "Acceleration Price") equal to the sum of (i) the greater of the principal amount being declared immediately due and payable or the Present Value Amount, plus (ii) all accrued but unpaid interest on the principal amount being declared immediately due and payable, all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived. If any holder of any Note shall exercise the option specified in this Subparagraph (A), the Borrower shall forthwith give written notice thereof to the holders of all other outstanding Notes and each such holder may (whether or not such notice is given or received), by written notice to the Borrower, declare the principal of all Notes held by it to be, and the same shall forthwith become, immediately due and payable, at a price equal to the Acceleration Price.

         (B) Upon the occurrence of any Event of Default described in Subsections 13.1(C), (D), (E), (F), (G) or (K) of Section 13.1, the Majority Holders may, by written notice to the Borrower, declare all of the Notes to be, and the same shall forthwith become, immediately due and payable, at a price equal to the Acceleration Price, without any presentment, demand, notice, protest or other requirement of any kind, all of which are hereby expressly waived.

         (C) Upon the occurrence of an Event of Default described in Subsections (H), (I) and (J) of Section 13.1, all of the Notes shall automatically become immediately due and payable, at a price equal to the Acceleration Price, without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived.

    13.3.  Rescission of Acceleration.  The provisions of Section 13.2 are
           --------------------------
subject, however, to the condition that if, at any time after any Note shall have become due and payable pursuant to Section 13.2, (i) the Borrower shall pay all arrears of interest on the Notes and all payments on account of the principal of and, to the extent permitted by law, prepayment charge (if any) on the Notes which shall have become due otherwise than by acceleration (with interest on all such overdue principal and prepayment charge, if any, and, to the extent permitted by law, on overdue payments of interest, at the applicable rate per annum provided for in the Notes or this Agreement in respect of overdue amounts of principal, prepayment charge and interest), and (ii) the Borrower shall pay to the Noteholders all amounts that are then due and owing pursuant to this Agreement, and (iii) all Events of Default (other than nonpayment of principal of, prepayment charge (if any) and accrued interest on the Notes, due and payable solely by virtue of acceleration) shall be remedied or waived by the Majority Holders, and (iv) no judgment or decree has been entered by any court for the payment of any amounts due and owing under the Notes or pursuant to this Agreement or the Subsidiary Guarantee, then, and in every such case, the Majority Holders, by written notice to the Borrower, may rescind and annul any such acceleration and its consequences with respect to the Notes; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

    13.4.  Suits for Enforcement.  If any Event of Default shall have occurred
           ---------------------
and be continuing, the holder of any Note may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, and the holder of any Note may proceed to enforce the payment of all sums due upon such Note, and such further amounts as shall be sufficient to cover the costs and expenses of collection (including, without limitation, reasonable counsel fees and disbursements), or to enforce any other legal or equitable right of the holder of such Note.

    13.5.  Remedies Cumulative.  No remedy herein conferred upon you or the
           -------------------
holder of any Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

    13.6.  Remedies Not Waived.  No course of dealing between the Borrower and
           -------------------
you or the holder of any other Note and no delay or failure in exercising any rights hereunder or under any Note in respect thereof shall operate as a waiver of any of your rights or the rights of any holder of such Note.

    Section 14.  Registration, Exchange, and Transfer of Notes.  The Borrower
                 ---------------------------------------------
will keep at its principal executive office a register, in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Borrower will provide for the registration and transfer of Notes. Whenever any Note or Notes shall be surrendered either at the principal executive office of the Borrower, or at the place of payment named in the Note, for transfer or exchange, accompanied (if so required by the Borrower) by a written instrument of transfer in form reasonably satisfactory to the Borrower duly executed by the holder thereof or by such holder's attorney duly authorized in writing, the Borrower will execute and deliver in exchange therefor a new Note or Notes in such denominations (multiples of $100,000) as may be requested by such holder, of like tenor and in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax or governmental charge relating to such transaction shall be paid by the holder requesting the exchange. The Borrower and any of its agents may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal of, prepayment charge (if any) and interest and other amounts on such Note and for all other purposes whatsoever, whether or not such Note be overdue.

    Section 15.  Lost, Stolen, Damaged and Destroyed Notes.  At the request of
                 -----------------------------------------
any holder of any Note, the Borrower will issue and deliver at its expense, in replacement of any Note or Notes lost, stolen, damaged or destroyed, upon surrender thereof, if mutilated, a new Note or Notes in the same aggregate unpaid principal amount, and otherwise of the same tenor, as the Note or Notes so lost, stolen, damaged or destroyed, duly executed by the Borrower. The Borrower may condition the replacement of a Note or Notes reported by the holder thereof as lost, stolen, damaged or destroyed, upon the receipt from such holder of an indemnity or security reasonably satisfactory to the Borrower; provided, that if such holder shall be you or your nominee or
              --------
another Eligible Holder or its nominee, your or such Eligible Holder's unsecured agreement of indemnity shall be sufficient for purposes of this Section.

    Section 16.  Miscellaneous.
                 -------------

    16.1.  Home Office Payment.  Notwithstanding anything to the contrary in
           -------------------
this Agreement or in the Notes, the Borrower agrees that, so long as you or any nominee designated by you shall hold any Notes, the Borrower shall cause all payments of principal, prepayment charge (if any) and interest on the Notes to be made to you in the manner and to the address specified in Schedule I hereto,
                                                             ----------
or in such other manner or to such other address as you may designate in writing. You agree that prior to the sale, transfer or disposition of any Note you will make a notation thereon of the portion of the principal amount paid or prepaid and the date to which interest has been paid thereon or surrender the same in exchange for a new Note or Notes of the same tenor and of authorized denominations in aggregate principal amount equal to the aggregate unpaid principal amount of the Note or Notes so surrendered, duly executed by the Borrower. Borrower shall enter into an agreement similar to that contained in this Section with any other Eligible Holder (or nominee thereof).

    16.2.  Amendment and Waiver.
           --------------------

         (A) Any term, covenant agreement or condition of this Agreement or of the Notes may, with the consent of the Borrower be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Majority Holders, except that

              (1) no such amendment or waiver shall (a) change the principal of, or the rate of interest on, any of the Notes, (b) change the time of payment of all or any portion of the principal of or interest on or any prepayment charge payable with respect to any of the Notes, (c) modify any of the provisions of this Agreement or of the Notes with respect to the payment or prepayment of the principal thereof or prepayment charge or interest thereon, (d) change the percentage of Notes required with respect to any such amendment or to effectuate any such waiver, (e) modify any provision of this Section or (f) modify any provision of Section 13.1 or 16.14 hereof or of the Subsidiary Guarantee, without in each case the specific prior written consent of the holders of all of the Notes at the time outstanding; and

              (2) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

         (B)  Any amendment or waiver pursuant to Subsection (A) of this Section
16.2 shall apply equally to all holders of the Notes at the time outstanding and shall be binding upon them, upon each future holder of any Note, and upon the Borrower, in each case whether or not a notation thereof shall have been placed on any Note.

         (C) Notwithstanding any other provision contained in this Section 16.2 or elsewhere in this Agreement to the contrary, Notes which at any time are held by Holdings, the Borrower or by any or their Subsidiaries or Affiliates shall not be deemed outstanding for purposes of any vote, consent, approval, waiver or other action required or permitted to be taken by the holders of Notes, or by any of them, under the provisions of this Section 16.2 or Section 13 of this Agreement, and none of Holdings, the Borrower or any such Subsidiary or Affiliate shall be entitled to exercise any right as a holder of Notes with respect to any such vote, consent, approval or waiver or to take or participate in taking any such action at any time.

         (D) The parties hereto agree that no amendments or waivers pursuant to this Section 16.2 shall be granted unless each holder of Notes has had the opportunity to participate in conferences and discussions with respect to any such amendments or waivers, and has received the same information, drafts, notices, memoranda and other written communications pertaining to such amendment or waiver as are received by any other Purchaser or Eligible Holder.

    16.3.  Expenses.  The Borrower agrees, whether or not the transactions
           --------
hereby contemplated shall be consummated, to pay and save you harmless against any and all liability for the payment of all reasonable out-of-pocket expenses arising in connection with this Agreement, the Subsidiary Guarantee and the other instruments and the transactions hereby contemplated, including without limitation all such expenses incurred with respect to the enforcement of any provision of any such agreement or instrument, any proposed amendments or waivers (whether or not the same shall be signed or shall become effective) under or in respect of any such agreement or instrument and the consideration of any legal questions relevant thereto, all expenses incurred in connection with the reproduction of such agreements and instruments and all stamp and other similar taxes (together in each case with interest and penalties, if any) which may be payable in respect of the execution and delivery of such agreement or instruments, or the issuance, delivery or acquisition by you of any Note or otherwise pursuant to this Agreement, the Subsidiary Guarantee, and expenses incurred in obtaining a private placement number from Standard & Poor's Corporation and a rating from the National Association of Insurance Commissioners, and the fees and disbursements of Sonnenschein Nath & Rosenthal and of any special or local counsel in connection with preparation of such agreements and instruments and the transactions hereby and thereby contemplated (including, without limitation, in connection with any such enforcement, amendment, waiver or consideration of legal questions), and the fees and disbursements of the Accountants. The obligations of the Borrower under this Section 16.3 shall survive the payment or transfer of any Note, the enforcement of any provision hereof or thereof, any such amendments or waivers and any such consideration of legal questions.

    16.4.  Survival of Representations and Warranties.  All representations and
           ------------------------------------------
warranties contained herein or made in writing by or on behalf of any party to this Agreement or otherwise in connection herewith, shall (i) survive the execution and delivery of this Agreement and the delivery of the Notes to you and shall continue in effect as long as any of the Notes is outstanding and thereafter as provided in Section 16.3, and (ii) be deemed to be material to your decision to enter into this transaction and to have been relied upon by you, regardless of any investigation made by you or on your behalf.

    16.5.  Successors and Assigns.  All representations, warranties, covenants
           ----------------------
and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, except that you shall not be obligated to purchase any Note from any issuer other than the Borrower. The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of any Notes purchased pursuant hereto, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by you or your successor or assign.

    16.6.  Notices.  All communications provided for hereunder shall be in
           -------
writing and delivered by hand or sent by first
class mail or sent by telex or telecopy (with such telex or telecopy to be confirmed promptly in writing sent by first class mail), sent (i) if to you, to the address or telex or telecopy number set forth by you for such communications on Schedule I hereto, or to such other address or telex or telecopy number as
   ----------
you may have designated to the Borrower in writing; (ii) if to any other holder of any Notes, to the address or telex or telecopy number (if any) of such holder as set forth in the register maintained pursuant to Section 15; and (iii) if to the Borrower or Holdings, to IHOP Corp., 525 North Brand Boulevard, Glendale, California 91203-1903, Attention: Larry Alan Kay, Executive Vice President -- Administration, Secretary and General Counsel; facsimile # (818) 240-0270; or to such other address or addresses or telex or telecopy number or numbers as the Borrower may most recently have designated in writing to the holders of Notes by such notice. All such communications shall be deemed to have been given or made when so delivered by hand or sent by telex (answer back received) or telecopy, or three Business Days after being so mailed.

    16.7.  Governing Law.  THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN
           -------------
ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE).

    16.8.  Submission to Jurisdiction: Waiver of Service and Venue.
           -------------------------------------------------------

          (A) EACH OF HOLDINGS AND THE BORROWER CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON
                                                              ----- ---
CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY
----------
DISPUTE CONCERNING THE RELATIONSHIP BETWEEN THE PURCHASER OR HOLDER OF NOTES, ON THE ONE HAND, AND THE BORROWER OR HOLDINGS, ON THE OTHER HAND OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

          (B) EACH OF HOLDINGS AND THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY OR MAIL TO HOLDINGS AND THE BORROWER AT ITS ADDRESS SET FORTH IN, AND IN ACCORDANCE WITH, SECTION 16.6. EACH OF HOLDINGS AND THE BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

          (C) NOTHING IN THIS SECTION 16.8 SHALL AFFECT THE RIGHT OF THE PURCHASER OR ANY HOLDER OF NOTES TO SERVE LEGAL

PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER OR ANY HOLDER OF NOTES TO BRING ANY ACTION OR PROCEEDING AGAINST HOLDINGS OR THE BORROWER OR THEIR RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

    16.9.  Indemnification.  In consideration of the execution and delivery of
           ---------------
this Agreement by you, the Borrower and Holdings hereby agree, jointly and severally, to defend, indemnify, exonerate and hold you and each of your and its officers, directors, employees and agents (herein collectively called the "Indemnitees") free and harmless from and against any and all actions, causes of
------------
action, suits, losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable counsel fees and disbursements (herein collectively called the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of or relating to:

         (A) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Notes, or

         (B) any Environmental Matter, any Environmental Law or the actual or alleged existence or release of any Hazardous Material, except for any such Indemnified Liabilities arising on account of any Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, Holdings and the Borrower hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

    In addition to the foregoing, all payments required to be made by the Borrower or Holdings under this Agreement, by IHOP Realty under the Subsidiary Guarantee or by the Borrower under the Notes shall be made to the holder of the Notes free and clear of, and without deduction for, any and all present and future taxes, withholdings, levies, duties, interest, penalties and other governmental charges of any nature whatsoever of Canada ("Withholding Taxes"), excluding those Withholding Taxes which are imposed by any jurisdiction or political subdivision thereof as a result of the relevant holder of the Notes
(a) carrying or deemed to be carrying on a trade or business therein or having or being deemed to have a permanent establishment therein, (b) being organized under the laws of such jurisdiction or any political subdivision thereof, (c) being or being deemed resident in such jurisdiction, or which would not have been imposed but for a failure of such Person to satisfy a relevant authority that such Person was not a Person mentioned in (a), (b) or (c) above. If the Borrower or

Holdings or IHOP Realty is obligated to make any such withholding or deduction from any such payment, it shall simultaneously pay to the relevant holder of the Notes such additional amount or amounts as shall be necessary to ensure that the payment that is made (including all such additional amounts) equals the amount which would have been received or receivable by the relevant holder of the Notes hereunder in the absence of such withholding or deduction. Upon request by the holder of the Notes, the Borrower or Holdings or IHOP Realty shall furnish to such holder a receipt for any such Withholding Taxes paid by the Borrower or Holdings or IHOP Realty pursuant to this Section, or, if no such Withholding Taxes are payable with respect to any payments required to be made by the Borrower or Holdings under this Agreement, by IHOP Realty under the Subsidiary Guarantee or by the Borrower under the Notes, either a certificate from each appropriate taxing authority or an opinion of counsel, in either case stating that such payment is exempt from or not subject to such Withholding Taxes. If any such Withholding Taxes are paid by the holder of the Notes, the Borrower or Holdings or IHOP Realty will, upon demand of the holder of the Notes, jointly and severally indemnify the holder of the Notes for such payments, together with any interest, penalties and expenses in connection therewith plus interest thereon at the rate specified in the Notes (calculated as if such payments constituted overdue amounts of principal as of the date of the making of such payments).

    The obligations of the Borrower and Holdings under this Section 16.9 shall survive the payment or transfer of any Note and the enforcement of any provision hereof or thereof.

    16.10.   Integration and Severability.  This Agreement embodies the entire
             ----------------------------
agreement and understanding among you, the Borrower and Holdings, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby for such date, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

    16.11.  Payments Due on Days not Business Days.  Whenever any payment
            --------------------------------------
hereunder or under the Notes shall be stated to be due on a day other than a Business Day, that payment shall be made on the next succeeding Business Day and the extension of time shall be included in the computation of interest due thereon.

    16.12.  Further Assurances.  Each of the Borrower and Holdings covenants
            ------------------
that, so long as you shall hold any of the Notes, it shall, and shall cause its Subsidiaries to, cooperate with you and execute such further instruments and documents as you shall reasonably request to carry out to your satisfaction the transactions contemplated by this Agreement.

    16.13.  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

    16.14.   Guarantee of Holdings.
             ---------------------

         (a)  Guarantees.  Holdings, in consideration of the Purchaser's
              ----------
entering into this Agreement and purchasing Notes, unconditionally and irrevocably guarantees to the Purchaser and each and every holder from time to time of any of the Notes the due and punctual payment of all sums which may become due or be stated in the Notes or in this Agreement to become due under the terms and provisions of the Notes and this Agreement in respect of the principal of and prepayment charge, if any, and interest on the Notes (including interest on any overdue principal, prepayment charge, if any, and, to the extent permitted by applicable law, on any overdue interest), whether at stated maturity, by acceleration, by notice of prepayment or otherwise, and all other sums which may become due from the Borrower or be stated to be or become so due under the Notes or this Agreement. Holdings further guarantees to the Purchasers and each holder as aforesaid the due performance and observance by the Borrower of all covenants, agreements and conditions on the Borrower's part to be performed under this Agreement and any other document from time to time delivered by the Borrower pursuant to this Agreement. Holdings further guarantees to the Purchasers and each holder as aforesaid payment of all other amounts payable by the Borrower under this Agreement or the Notes, including costs, expenses (including fees and expenses of counsel) and taxes (such principal, prepayment charge, if any, interest and other obligations guaranteed as aforesaid being hereinafter collectively called the "Obligations" and to the
                                                        -----------
extent lawful agrees to pay any and all expenses (including fees and expenses of counsel) incurred by each holder of any Note in enforcing any rights in connection with this Section.

         (b)  Waiver of Notice of Acceptance, Etc. Holdings hereby waives
              -----------------------------------
notice of acceptance of this Agreement by any holder of a Note, of any action taken or omitted in reliance hereon or of any default in the payment of any of the Obligations or in the performance of any covenants and agreements of the Borrower contained in this Agreement or the

Notes, and any diligence, presentment, demand, protest, dishonor or notice of any kind.

         (c)  Guarantees Absolute.  The Guarantees of Holdings under this
              -------------------
Agreement constitute present and continuing Guarantees of payment and not of collectibility of the Obligations, and shall be absolute, primary, present and unconditional, and to the extent permitted by applicable law, the Obligations shall not be subject to any counterclaim, setoff, reduction or defense based upon any claim Holdings may have against the Borrower, or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by any thing, event, happening, matter, circumstance or condition whatsoever (whether or not Holdings shall have any knowledge or notice thereof or shall consent thereto), including, without limitation: (1) any amendment or other modification of or supplement to any provision of this Agreement or the Subsidiary Guarantee or any of the Notes, or any assignment or transfer thereof, including without limitation any renewal or extension of the terms of payment of any of the Notes or the granting of time in respect of any payment thereof, or any furnishing or acceptance of security or any release of any security furnished or accepted for any of the Notes or in respect of the Obligations of Holdings hereunder; (2) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement or the Subsidiary Guarantee or any of the Notes, or any exercise or nonexercise of any right, remedy or power in respect hereof or thereof; (3) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to Holdings, the Borrower or any other Person, or the properties or creditors of any of them; (4) the occurrence of any Event of Default or event which, with the giving of notice and/or lapse of time, would become an Event of Default, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement or any of the Notes or any other agreement; (5) any transfer of any assets to or from Holdings or the Borrower, including without limitation any transfer or purported transfer to Holdings or the Borrower from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of Holdings or the Borrower with or into any other corporation or entity, or any change whatsoever in the objects, capital structure, constitution or business of Holdings or the Borrower or any Affiliate or Subsidiary of Holdings or the Borrower; (6) any disposition by Holdings of any capital stock of the Borrower;
(7) any failure on the part of the Borrower or any other Person to perform or comply with any term of the Notes, this

Agreement, or any other agreement; (8) any suit or other action brought by any stockholder or creditor of, or by, Holdings, the Borrower or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Notes, this Agreement or any other agreement; (9) any lack or limitation of status or power, incapacity or disability of Holdings or the Borrower or of any officer, director or agent of Holdings or the Borrower or any of their respective stockholders; (10) the cessation from any cause whatsoever (other than payment of the Obligations) of liability of the Borrower; (11) the termination of, or release or compromise of this Agreement, any of the Notes or any other agreement (other than as a result of payment of the Obligations); (12) any lack or limitation of the genuineness, validity, regularity or enforceability of the Notes, this Agreement, the Other Agreements, any other documents and agreements executed or delivered in connection therewith or pursuant thereto, or any other agreement; (13) any failure by any holder of Notes to take any steps to preserve their rights with respect to the Obligations; (14) any election by any holder of Notes, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. (S) 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1l11(b)(2)
    -- ---
of the Bankruptcy Code; (15) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any of the Holders' claims for repayment of the Obligations; or (16) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing, which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         (d)  Obligations of the Borrower Independent.  The obligations of
              ---------------------------------------
Holdings and the Borrower under the Notes and the other Sections of this Agreement (other than this Section 16.14) are independent of the Obligations of Holdings under this Section 16.14, and a separate action or actions may be brought or prosecuted against Holdings irrespective of whether action is brought against the Borrower and/or any other Guarantor or whether the Borrower and/or any other Guarantor is joined in any action or actions.

         (e)  Waiver of Certain Rights. Holdings expressly waives any right it
              ------------------------
may have to require any person seeking enforcement of its Obligations under this
Section 16.14 and the Guarantee in respect of any Note to (1) proceed against the Borrower or any other Person, (2) proceed against or exhaust any security or
(3) pursue any other remedy in the power of the Person seeking such enforcement. The Borrower waives the right to have any security first applied to the discharge of the

Obligations. The Purchasers and the other holders from time to time of the Notes may, at their election, exercise any right or remedy they may have against the Borrower or Holdings or the Company, including without limitation the right to foreclose upon any such security by judicial or non-judicial sale, without affecting or limiting in any way the liability of Holdings hereunder, except to the extent the Obligations have been paid. Holdings waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other rights or remedy of Holdings against the Borrower, or any such security, whether resulting from such election by the holders of the Notes or otherwise.

         (f)  Reinstatement.  Holdings agrees that its obligations under this
              -------------
Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or Holdings or IHOP Realty is rescinded or must be otherwise restored by any holder of any Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Holdings further agrees that, without limiting the generality of such obligations, if an Event of Default shall have occurred and be continuing and you or the holder of any Note is prevented by applicable law from exercising any remedy under this Agreement or under any of the Notes, the holders of the Notes shall be entitled to receive from Holdings upon demand therefor, the sums which would have otherwise been due from the Borrower had such remedies been exercised.

         (g)  Waiver of Subrogation.  Holdings waives and releases any claim
              ---------------------
(within the meaning of 11 U.S.C (S) 101) which it may have against the Borrower and agrees not to assert or take advantage of any subrogation rights or any right to proceed against the Borrower for reimbursement. It is expressly understood that the waivers and agreements of Holdings set forth above constituted additional and cumulative benefits given to the Purchasers as further inducement for the purchase of the Notes.

         (h)  Waiver of Certain Rights.  Holdings hereby expressly waives any
              ------------------------
and all benefits under California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433, and California Code of Civil Procedure Sections 580(a), 580(b), 580(d) and 726.

    16.15.  Waiver of Right to Trial by Jury.  THE BORROWER, HOLDINGS AND THE
            --------------------------------
PURCHASER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. HOLDINGS, THE BORROWER AND THE PURCHASER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this letter shall become a binding agreement between you and the undersigned.


                           Very truly yours,

                           IHOP CORP.

                           By:  /s/ RICHARD K. HERZER
                              ------------------------------------
                                Its: Richard K. Herzer, President
                                     -----------------------------


                            INTERNATIONAL HOUSE OF PANCAKES, INC.

                            By: /s/ RICHARD K. HERZER
                               -----------------------------------
                                Its: Richard K. Herzer, President
                                     -----------------------------


Accepted as of the date first
above written:

THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK


By: /s/ SUZANNE E. WALTON
   --------------------------------
  Name: SUZANNE E. WALTON
       ----------------------------
  Title: Managing Director
        ---------------------------

         If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this letter shall become a binding agreement between you and the undersigned.


                           Very truly yours,

                           IHOP CORP.


                           By: /s/ RICHARD K. HERZER, PRESIDENT
                               -----------------------------------
                                Its: Richard K. Herzer, President
                                     -----------------------------


                            INTERNATIONAL HOUSE OF PANCAKES, INC.


                            By: /s/ RICHARD K. HERZER, PRESIDENT
                                ----------------------------------
                                Its: Richard K. Herzer, President
                                     -----------------------------

Accepted as of the date first
above written:

MONY LIFE INSURANCE
COMPANY OF AMERICA


By: /s/ SUZANNE E. WALTON
   -----------------------------------
  Name: SUZANNE E. WALTON
       -------------------------------
  Title: Authorized Agent
        ------------------------------

         If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this letter shall become a binding agreement between you and the undersigned.


                           Very truly yours,

                           IHOP CORP.


                           By: /s/ RICHARD K. HERZER
                               ------------------------------------
                                Its: Richard K. Herzer, President
                                     ------------------------------

                            INTERNATIONAL HOUSE OF PANCAKES, INC.


                            By: /s/ RICHARD K. HERZER
                                -----------------------------------
                                Its: Richard K. Herzer, President
                                     ------------------------------

Accepted as of the date first
above written:

THE MANUFACTURERS LIFE
  INSURANCE COMPANY


By: /s/ D.W. PARKINSON
    --------------------------------------
  Name: D.W. Parkinson
        ----------------------------------
  Title: Senior Vice President,
         ---------------------------------
         U.S. Investments

         If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this letter shall become a binding agreement between you and the undersigned.


                           Very truly yours,

                           IHOP CORP.


                           By: /s/ RICHARD K. HERZER
                               ---------------------------------------
                                Its: Richard K. Herzer, President
                                     ---------------------------------

                            INTERNATIONAL HOUSE OF PANCAKES, INC.


                            By: /s/ RICHARD K. HERZER
                                --------------------------------------
                                Its: Richard K. Herzer, President
                                     ---------------------------------

Accepted as of the date first
above written:

THE FRANKLIN LIFE INSURANCE COMPANY


By: /s/ DANIEL C. LEIMBACH
    --------------------------------------
  Name: Daniel C. Leimbach, Vice President
        ----------------------------------
  Title:
         ---------------------------------


By: /s/ ELIZABETH E. ARTHUR
    --------------------------------------------
  Name: Elizabeth E. Arthur, Assistant Secretary
        ----------------------------------------
  Title:
        ----------------------------------------

         If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this letter shall become a binding agreement between you and the undersigned.

                           Very truly yours,

                           IHOP CORP.


                           By: /s/ RICHARD K. HERZER
                               -----------------------------------
                                Its: Richard K. Herzer, President
                                     -----------------------------


                            INTERNATIONAL HOUSE OF PANCAKES, INC.


                            By: /s/ RICHARD K. HERZER
                                ----------------------------------
                                Its: Richard K. Herzer, President
                                     -----------------------------

Accepted as of the date first
above written:

THE CANADA LIFE ASSURANCE COMPANY


  By:  /s/ G.N. ISAAC
       ----------------------------
  Name: G.N. ISAAC
        ---------------------------
  Title: Associate Treasurer
         -----------------------------

         If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this letter shall become a binding agreement between you and the undersigned.


                           Very truly yours,

                           IHOP CORP.


                           By: /s/ RICHARD K. HERZER
                               ----------------------------------------
                                 Its: Richard K. Herzer, President
                                      --------------------------------

                           INTERNATIONAL HOUSE OF PANCAKES, INC.


                           By: /s/ RICHARD K. HERZER
                               -----------------------------------
                                 Its: Richard K. Herzer, President


Accepted as of the date first above written:

MODERN WOODMEN OF AMERICA

By: /s/ W.B. FOSTER
    ------------------------------------
    Name: W.B. Foster
          ------------------------------
    Title: President
           -----------------------------

                                  SCHEDULE I
                       TO SENIOR NOTE PURCHASE AGREEMENT
                      ----------------------------------

                             MANNER OF PAYMENT AND
                         COMMUNICATIONS TO PURCHASERS


      This Schedule I shows the names and addresses of the Purchasers under the foregoing Senior Note Purchase Agreement and the Other Agreements referred to therein, and the respective principal amount of the Notes purchased, the name under which the Notes will be registered and the purchase price thereof to be purchased by each.



                                       Registered Name            Principal            Purchase
                                        Appearing on              Amount of            Price of
   Purchaser                              the Note                the Note             the Note
-----------------                      ---------------        ---------------       -------------


The Mutual Life Insurance              The Mutual LIfe           $ 9,000,000            9,000,000
 Company of New York                   Insurance Company
                                       of New York

The Mutual Life Insurance              The Mutual LIfe             3,000,000            3,000,000
 Company of New York                   Insurance Company
                                       of New York

MONY Life Insurance Company            MONY Life Insurance         3,000,000            3,000,000
 of America                            Company of America

The Manufacturers Life                 Hullbird & Co.              7,000,000            7,000,000
 Insurance Company

The Franklin Life                      The Franklin Life           4,000,000            4,000,000
 Insurance Company                     Insurance Company

The Canada Life Assurance              Ince & Co.                  1,000,000            1,000,000
 Company

The Canada Life Assurance              Ince & Co.                  2,000,000            2,000,000
 Company

Modern Woodmen of America              Modern Woodmen of           3,000,000            3,000,000
                                       America

Name of Noteholder
------------------

THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK

Manner of Payment
-----------------

All payments on account of the Note shall be made by bank wire or transfer of immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

Chemical Bank, ABA #021000128, for credit to The Mutual Life Insurance Company of New York's Security Remittance account No. 321-023803

Tax Identification No.: 13-1632487

Address for Communications for Notices of
-----------------------------------------
Payments and Confirmation of Wire Transfers
-------------------------------------------

All notices of payments and written confirmation of wire transfers should be sent to:

Telecopy Confirms and Notices:  (201) 907-6979
Attention:  Securities Custody
---------

Mailing Confirms and Notices:

Glenpointe Marketing & Operations Center - MONY
Glenpointe Center West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666-6888
Attention:  Securities Custody
---------

Address for all Other Communications
------------------------------------

The Mutual Life Insurance Company of New York
1740 Broadway
New York, New York 10019
Attention:  MONY Capital Management Unit
---------


Address for Delivery of Securities
----------------------------------

John R. McFeely, Esq.
The Mutual Life Insurance
Company of New York
1740 Broadway
New York, New York 10019

Name of Noteholder
------------------

THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK

Manner of Payment
-----------------

All payments on account of the Notes to be by bank wire or transfer of immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

Chemical Bank, ABA #021000128, for credit to The Mutual Life Insurance Company of New York, account No. 323-161235

Tax Identification No.:  13-1632487

Address for Communications for Notices of
-----------------------------------------
Payments and Confirmation of Wire Transfers
-------------------------------------------

All notices of payments and written confirmation of wire transfers should be sent to:

Telecopy Confirms and Notices:  (201) 907-6979
Attention:  Securities Custody
---------

Mailing Confirms and Notices:

Glenpointe Marketing & Operations Center - MONY
Glenpointe Center West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666-6888
Attention:  Securities Custody
---------

Address for all Other Communications
------------------------------------

The Mutual Life Insurance Company of New York
1740 Broadway
New York, New York 10019
Attention:  MONY Capital Management Unit
---------

Address for Delivery of Securities
----------------------------------

John R. McFeely, Esq.
The Mutual Life Insurance Company of New York
1740 Broadway
New York, New York 10019

Name of Noteholder
------------------

MONY LIFE INSURANCE COMPANY OF AMERICA


Manner of Payment
-----------------

All payments on account of the Notes to be by bank wire or transfer of immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

Chemical Bank, ABA #021000128, for credit to MONY Life Insurance Company of America, account No. 323-161243

TAX IDENTIFICATION NO.:  86-0222062


Address for Communications for Notices of
-----------------------------------------
Payments and Confirmation of Wire Transfers
-------------------------------------------

All notices of payments and written confirmation of wire transfers should be sent to:

Telecopy Confirms and Notices:  (201) 907-6979
Attention:  Securities Custody
---------

Mailing Confirms and Notices:

Glenpointe Marketing & Operations Center - MONY
Glenpointe Center West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666-6888
Attention:  Securities Custody
---------

Address for all Other Communications
------------------------------------

MONY Life Insurance Company of America
c/o The Mutual Life Insurance
  Company of New York
1740 Broadway
New York, New York 10019
ATTENTION:  MONY CAPITAL MANAGEMENT UNIT
---------

Address for Delivery of Securities
----------------------------------

John R. McFeely, Esq.
The Mutual Life Insurance Company of New York
1740 Broadway
New York, New York 10019

Name of Noteholder
------------------

HULLBIRD & CO.
(beneficial owner - The Manufacturers Life Insurance Company)

Manner of Payment
-----------------

All payments on account of the Notes to be by bank wire or transfer of immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

State Street Bank & Trust Company, N.A.
Boston, Massachusetts 02101
ABA #011000028

BNF = New Money Private Placement Free
AC-4362-720-7

OBI = New Money Private Placement Free
Fund Number LN73

TAX IDENTIFICATION NO.:  38-0788610


Address for Communications for Notices of Payments and Confirmation of Wire
---------------------------------------------------------------------------
Transfers
---------

All notices of payments and written confirmation of wire transfers should be sent to:

State Street Bank & Trust Company, N.A.
1776 Heritage Drive
A4E
North Quincy, MA 02171
Attention:  Mutual Funds
---------

Re: The Manufacturers Life Insurance Company Fund No.LN73, New Money Private Placement Free AC-4362-720-7

With copies to:

    Manulife Financial
    200 Bloor Street East
    Toronto, Ontario Canada M4W 1E5
    Attention:  Securities Admin. NT5

Address for all Other Communications
------------------------------------

The Manufacturers Life Insurance Company
200 Bloor Street East
North Tower 6
Toronto, Ontario, Canada M4W 1E5
Attention:  U.S. Private Placements, Investment Division
---------

Telephone:  (416) 926-5985
Fax:        (416) 926-5262

Address for Delivery of Securities
----------------------------------

State Street Bank & Trust Company, N.A.
61 Broadway
New York, New York 10006

Concourse Level, Securities Cage
Re: LN73
The Manufacturers Life Insurance Company
Private Placement New Money Free

Name of Noteholder
------------------

THE FRANKLIN LIFE INSURANCE COMPANY


Manner of Payment
-----------------

All payments on account of the Notes to be by bank wire or transfer of immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

Morgan Guaranty Trust Company
  of New York
23 Wall Street ABA #0210-0023-8
New York, New York 10015

Attention :  Money Transfer Department For
---------    The Franklin Life Insurance Company
             Account No. 022-05-988

Tax Identification No.: 37-0281650


Address for Communications for Notices of
-----------------------------------------
Payments and Confirmation of wire transfers
-------------------------------------------

All notices of payments and written confirmation of wire transfers should be sent to:

The Franklin Life Insurance Company
Franklin Square
Springfield, IL 62713

Attention:  Investment Division
---------

Address for all Other Communications
------------------------------------

The Franklin Life Insurance Company
Franklin Square
Springfield, IL 62713

Attention:  Investment Division
---------


Address For Delivery of Securities
----------------------------------

The Franklin Life Insurance Company
c/o Robert G. Spencer
Vice President and Treasurer
Franklin Square
Springfield, IL 62713

Name of Noteholder
------------------

INCE & CO.
(beneficial owner - The Canada Life Assurance Company)

Manner of Payment
-----------------

All payments on account of the Notes to be by bank wire or transfer of immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

            Ince & Co.
            c/o Morgan Guaranty Trust Company of New York
            ABA #021 000 238
            Account No. 999-99-024
            Attn:  Custody Collection

for:        The Canada Life Assurance Company
            Trust Account No. 41233

reference:  Name of issuer, rate, type of security, maturity, whether principal or interest, and due date

Tax Identification No.:  38-0397420

Address for Communications for Notices of
-----------------------------------------
Payments and Confirmation of Wire Transfers
-------------------------------------------

All notices of payments and written confirmation of wire transfers should be sent to:

            Morgan Guaranty Trust Company
            60 Wall Street
            New York, New York  10260
            Attn:  Patricia Ewing

copy to:    The Canada Life Assurance Company
            330 University Avenue
            Toronto, Ontario, Canada  MSG IR8
            Attn:  Supervisor, Securities Accounting

Address for all Other Communications
------------------------------------

            The Canada Life Assurance Company
            Investment Department, U-6
            330 University Avenue
            Toronto, Ontario, Canada    M5G  1R8
            Attn:  U.S. Private Placements

Address for Delivery of Securities
----------------------------------

            Morgan Guaranty Trust Company
            15 Broad Street
            17th Floor
            New York, N.Y.  10260-0023
            Custody Incoming
            Attn:  Bob Havener

for:        The Canada Life Assurance Company
            Trust Account No.  41233

Name of Noteholder
------------------

INCE & CO.
(beneficial owner - The Canada Life Assurance Company)

Manner of Payment
-----------------

All payments on account of the Notes to be by bank wire or transfer of immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

            Ince & Co.
            c/o Morgan Guaranty Trust Company of New York
            ABA #021 000 238
            Account No. 999-99-024
            Attn:  Custody Collection

for :       The Canada Life Assurance Company
            Trust Account No. 41235

reference : Name of issuer, rate, type of security, maturity, whether principal or interest, and due date

Tax Identification No.: 38-0397420

Address for Communications for Notices of
-----------------------------------------
Payments and Confirmation of Wire Transfers
-------------------------------------------

All notices of payments and written confirmation of wire transfers should be sent to:

            Morgan Guaranty Trust Company
            60 Wall Street
            New York, N.Y.  10260
            Attn:  Patricia Ewing

copy to:   The Canada Life Assurance Company
           330 University Avenue
           Toronto, Ontario, Canada  M5G  1R8
           Attn:  Supervisor, Securities Accounting

Address for all Other Communications
------------------------------------

           The Canada Life Assurance Company
           Investment Department, U-6
           330 University Avenue
           Toronto, Ontario, Canada  M5G 1R8
           Attn:  U.S. Private Placements

Address for Delivery of Securities
----------------------------------

           Morgan Guaranty Trust Company
           15 Broad Street
           17th Floor
           New York, N.Y.  10260-0023
           Custody Incoming
           Attn:  Bob Havener

for:       The Canada Life Assurance Company
           Trust Account No. 41235

Name of Noteholder
------------------

MODERN WOODMEN OF AMERICA

Manner of Payment
-----------------

All payments on account of the Notes to be by bank wire or transfer of immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

Account No. 347-904-5

Harris Trust & Savings Bank
111 West Monroe Street
Chicago, IL 60690
ABA No. 071-000-288
For the account of Modern Woodmen of America

Tax Identification No.:  36-1493430

Address for Communications for Notices of
-----------------------------------------
Payments and Confirmation of Wire Transfers
-------------------------------------------

All notices of payments and written confirmation of wire transfers should be sent to:

Modern Woodmen of America
1701 1st Avenue
Rock Island, IL  61201
Attn:  Investment Department


Address for all Other Communications
------------------------------------

Modern Woodmen of America
1701 1st Avenue
Rock Island, IL  61201
Attn:  Investment Department


Address for Delivery of Securities
----------------------------------

Modern Woodmen of America
1701 1st Avenue
Rock Island, IL  61201
Attn:  Investment Department

                                  SCHEDULE 4.5

                                INTERIM CHANGES


1. Additional Debt in the amount of $1,727,000 incurred pursuant to the Existing Agreement.

                                  SCHEDULE 4.6

                                   IHOP CORP.

                    LIST OF DIRECT AND INDIRECT SUBSIDIARIES

                                         OWNERSHIP                  STATE OF
ENTITY                                   PERCENTAGE               INCORPORATION
------                                   ----------               -------------
International House of                   100% owned by                Delaware
Pancakes, Inc.                           IHOP Corp.

IHOP Realty Corp.                        100% owned by                Delaware
                                         International House
                                         of Pancakes, Inc.

Copper Penny Corporation                 100% owned by                Delaware
                                         International House
                                         of Pancakes, Inc.

III Industries of                        100% owned by                Canada
Canada, Ltd.                             International House
                                         of Pancakes, Inc.

International Industries, Inc.           100% owned by                California
                                         International House
                                         of Pancakes, Inc.

Blue Roof Advertising, Inc.              100% owned by                California
                                         International House
                                         of Pancakes, Inc.

                                 SCHEDULE 4.7
                                 ------------

                               LITIGATION SUMMARY

1.   THE COASTAL GROUP v. VERNON CHEVALIER, SR., et al.
     --------------------------------------------------

     IHOP has been named as a defendant in a lawsuit filed by a real estate developer that purchased certain real property in Sayreville, New Jersey, from three individuals who had previously acquired the property from IHOP. The plaintiff contends that it discovered petroleum hydrocarbon contaminants and construction debris on the property. The plaintiff is seeking to recover approximately $6 million from IHOP and numerous other defendants for the remediation of the property and consequential damages, plus punitive damages in an unspecified amount. IHOP has raised various defenses to the plaintiff's claims and has asserted claims for contribution and indemnity against several of the other named defendants, who in turn have asserted claims for contribution and indemnity against IHOP. In addition, IHOP has commenced a third party action against its liability insurers seeking damages and declaratory relief for the insurers' refusal to defend and indemnify IHOP. In response to a motion for partial summary judgment made by IHOP, in January 1992 the court entered an order requiring three of IHOP's liability insurers to pay IHOP's past, present and future expenses for the defense of the underlying lawsuit. An attempt by one of the insurers to bring an interlocutory appeal of that order has been rejected by an intermediate appellate court and the New Jersey Supreme Court. IHOP intends to continue to contest these claims vigorously.


2.  LORI A. HARRIS, et al. v. IHOP and JOE SMITH
    --------------------------------------------

    On February 7, 1992, 15 individuals filed suit against IHOP and one its restaurant managers alleging discriminatory actions at a restaurant in Milwaukee, Wisconsin, owned and operated by IHOP. IHOP petitioned for removal of the case to the U.S. District Court. The plaintiffs have alleged that they were denied admission to the International House of Pancakes restaurant on the basis of their race and seek to have the case certified as a class action on behalf of themselves and others similarly situated. IHOP's policies strictly prohibit race discrimination and IHOP denies that any systematic or classwide discrimination has occurred.

    The plaintiffs' complaint does not specify the amount of damages to which each plaintiff, or the plaintiffs as a class, allege entitlement, but seeks both actual and punitive damages as well as injunctive relief prohibiting discriminatory practices and requiring certain remedial actions by IHOP. The plaintiffs also seek recovery of an unspecified amount of litigation costs and expenses, including attorneys' fees, and statutory payments to the State of Wisconsin. Discovery has been commenced by both the plaintiffs and IHOP.

     A settlement has been agreed to by 19 of the 20 now-known plaintiffs, in which IHOP will pay the amount of $185,000.00, include a summary of its non-discrimination policy in the statement of policies formally acknowledged by IHOP management employees, and take other steps to insure that IHOP employees are aware of its non-discrimination policy. The settlement is subject to court approval.

      IHOP is seeking reimbursement from its insurance carrier for a portion or all of the amount of the settlement plus its attorneys' fees and expenses, although there are arguments that coverage may not be available.


3.   SYDNEY MINE WASTE DISPOSAL SITE
     -------------------------------

     By letters dated August 17, 1992, and October 1, 1992, IHOP received demands on behalf of certain parties who have incurred or will incur costs of response with respect to the remediation of the Sydney Mine Waste Disposal Site located in Hillsborough County, Florida. The demands seek reimbursement and/or contribution from IHOP pursuant to CERCLA and Chapter 376, Florida Statutes. According to the demands, the parties have incurred response costs of $7,300,000 in the aggregate. The basis of the demands is IHOP's alleged disposal of materials at the disposal site. IHOP has notified the parties making the demands that IHOP had little or no activity in the State of Florida during the period in question, inasmuch as all of the IHOP restaurants operating in the State of Florida during that time period and subsequently were owned and operated by IHOP's Florida area franchisee, FMS Management Systems, Inc., and, therefore, it is unlikely that IHOP directly or indirectly conducted any activity that could impose any liability on IHOP pursuant to these statutes. IHOP has requested that the parties furnish it with copies of the "trip tickets" so that IHOP can investigate further.

                                 SCHEDULE 4.8
                   EXISTING CURRENT AND FUNDED DEBT AND LIENS


Mortgage Note by and Between IHOP Realty Corp.
and Pizza Hut of America for property in La Grange,
Illinois (IHOP #1281)                                   $429,250

Obligations under Letters of Credit (Various)            208,494

                                  SCHEDULE 4.9

                            CONSENTS AND APPROVALS


                                     None.

                                 SCHEDULE 4.11
                                     TAXES

     The Internal Revenue Service (the "Service") is presently auditing the tax returns of Holdings and its Subsidiaries for the years 1987-1990. Although the examination has not yet been completed, the Service has tentatively proposed certain nonrecurring adjustments which, if agreed to by Holdings, would result in an increased federal income tax liability (including interest) for such years in the approximate amount of $350,000, and an increased state income tax liability (including interest and net of federal income tax benefit) for such years in the approximate amount of $125,000. Holding and the Service are currently engaged in informal negotiations to resolve such issues at the audit level. Tax returns of Holdings and/or of its Subsidiaries are currently being audited as disclosed below. Consents waiving or extending the statute of limitations with respect to taxes have been granted by Holdings and/or its Subsidiaries as disclosed below.


CURRENT AUDITS:
--------------
INTERNAL REVENUE SERVICE           -    INCOME TAXES - 1987 - 1990
STATE OF CALIFORNIA                -    INCOME TAXES - 1984 - 1986
STATE OF NEW YORK                  -    INCOME TAXES - 1988 - 1990
STATE OF PENNSYLVANIA              -    SALES & USE TAXES   - 1986-1992
COUNTY OF ADAMS, COLORADO          -    PERSONAL PROPERTY TAXES - 1991
COUNTY OF LARIMER, COLORADO        -    PERSONAL PROPERTY TAXES - 1991
CITY & COUNTY OF DENVER, CO        -    SALES & USE TAXES; BUSINESS
                                        OCCUPATIONAL  PRIVILEGE  TAXES-
                                             1989-1991

CONSENTS TO WAIVER OR EXTENSION OF THE STATUTE OF LIMITATIONS
-------------------------------------------------------------
INTERNAL REVENUE SERVICES          -    1987     -   EXTENDED TO 12/31/93
                                   -    1988     -   EXTENDED TO 12/31/93
                                   -    1989     -   EXTENDED TO 12/31/93

STATE OF CALIFORNIA                -    1984     -   EXTENDED TO 10/15/93
                                   -    1985     -   EXTENDED TO 10/15/93
                                   -    1986     -   EXTENDED TO 10/15/93
                                   -    1987     -   EXTENDED TO 10/15/93

STATE OF NEW YORK                  -    1988     -   EXTENDED TO 06/15/93

STATE OF PENNSYLVANIA              -    1989     -   EXTENDED TO 12/31/92

CITY & COUNTY OF DENVER, CO        -    1989     -   EXTENDED TO 11/30/92
                                   -    1990     -   EXTENDED TO 11/30/92

                                 SCHEDULE 4.16
                                 LABOR MATTERS


"Agreement Between Hotel Employees & Restaurant Employees Union Local 340 and International House of Pancakes, September 1, 1990 Through June 30, 1992" which continues in effect during negotiations on a successor agreement. This agreement applies only to employees at IHOP #0648 in South San Francisco, CA.

                                 SCHEDULE 4.17
                                 -------------

                             ENVIRONMENTAL MATTERS
                             ---------------------

Please see Items 1 and 3 on Schedule 4.7.

IHOP #5 - 7006 Sunset Boulevard, Hol1ywood, CA
----------------------------------------------

     Used prior to 1961 as auto shop, including UST's - UST's and petroleum contamination discovered recently - investigation by IHOP is ongoing - corrective action plan to be proposed.

                                 SCHEDULE 4.19

                             COMPLIANCE WITH ERISA

         San Mateo Hotel Employees and Restaurant Employees Trust, a health and welfare benefit plan

                                 SCHEDULE 4.25
                                 -------------



1.  License Agreement for All Japan

2.  Area Franchise Agreement (Florida)

3.  License Agreement for British Columbia, Canada

                                 SCHEDULE 6.16

                            SURVIVING OBLIGATIONS
                            ---------------------

         1. Obligations of the Borrower and Holdings pursuant to Section 12B of the Purchase Agreement, dated as of April 15, 1987, by and among the Borrower, Holdings and New York Life Insurance and Annuity Corporation, as amended.

         2. Obligations of the Borrower and IHOP Realty pursuant to Sections 3.4, 3.5, 10.3, 10.8, 10.20 and 10.22 of the Loan Agreement, dated as of April 7, 1992, among the Borrower, IHOP Realty, Holdings and Bank of America National Trust and Savings Association, as amended, to the extent such obligations survive termination of such agreement; reimbursment obligations thereunder pursuant to outstanding standby letters of credit not in excess of $210,000 in aggregate principal amount; and the obligations of Holdings as guarantor of such obligations.

         3. Obligations of IHOP Realty, pursuant to Section 11.13 of the First Amended and Restated Real Estate Credit Agreement, datid as of December 29, 1989, among IHOP Realty and HomeFed Bank, Federal Savings Bank, as amended, and the obligations of the Borrower and Holdings as guarantors of such obligations of IHOP Realty.

                                  SCHEDULE 12
                     RESTRICTED INVESTMENTS AT CLOSING DATE

DESCRIPTION                                           AMOUNT
-----------                                           ------
Note Receivable (Anthony Talarico)                  $1,283,000

Cash Surrender Value of Life
 Insurance Policy (Executive Life Insurance)           575,000

Ex-Franchisee Notes Receivable (various)               445,600

Employee Notes Receivable and Advances (various)        52,000
                                                    ----------
   Total Restricted Investments                     $2,355,600
                                                    ==========

                                   EXHIBIT A

                                  Form of Note

                       THIS NOTE HAS NOT BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                        AND MAY NOT BE SOLD OR OTHERWISE
                       TRANSFERRED IN THE ABSENCE OF SUCH
                    REGISTRATION OR AN EXEMPTION THEREFROM.


                     INTERNATIONAL HOUSE OF PANCAKES, INC.

                               7.79% Senior Note

                             Due November 19, 2002

No. R- ___                                                  New York, New York
                                                             November 19, 1992
$________

    INTERNATIONAL HOUSE OF PANCAKES, INC., a company incorporated under the laws of the State of Delaware (the "Borrower"), for value received, hereby promises to pay to ____________________________ (the "Lender") or registered assigns, $__________, payable in annual installments of $_________ (subject to adjustment pursuant to Section 3 of the Note Agreement, as hereinafter defined) commencing on November 19, 1996, and on every November 19 thereafter through November 19, 2001, with a final payment of the remaining outstanding principal balance payable at maturity on November 19, 2002 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.79% per annum, from the date hereof until maturity, payable semi-annually on the 19th day of each May and November in each year commencing May 19, 1993, and at maturity. The Borrower agrees to pay interest on overdue principal and prepayment charge, if any, and (to the extent legally enforceable) on any overdue installment of interest, at a rate equal to the greater of 9.79% or the rate of interest announced publicly from time to time by Citibank, N.A. in New York, New York, as its "prime rate" after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable to the Lender in the manner and pursuant to the instructions indicated on Schedule l to the Note Agreement as hereinafter defined, or in such other manner or pursuant to such other instructions as shall be designated in writing in accordance with the terms of the Note Agreement, in currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

    This Note is issued pursuant to the terms and provisions of the Senior Note Purchase Agreement, dated as of November __, 1992 (the "Note Agreement"), entered into by the Borrower, IHOP Corp., a Delaware corporation of which the Borrower is a wholly-owned Subsidiary ("Holdings"), and the Lender. Reference is hereby made to the Note Agreement for a statement of such terms and provisions.

    This Senior Note is guaranteed by (i) Holdings, as set forth in Section
16.14 of the Note Agreement and (ii) IHOP Realty Corp., a Delaware corporation and a wholly-owned Subsidiary of the Borrower, pursuant to the Subsidiary Guarantee of even date herewith.

    This Note may be declared due prior to its maturity date and certain prepayments may be made thereon, in the events, on the terms and conditions, and in the amounts set forth in the Note Agreement.

    This Note is not subject to prepayment or redemption at the option of the Borrower prior to its maturity date except in the event, on the terms and conditions, and in the amounts set forth in the Note Agreement.

    This Note is registered on the books of the Borrower and is transferable only by surrender thereof at the principal office of the Borrower at 525 North Brand Boulevard, Glendale, California, 91203-1903, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal and interest on this Note shall be made only to or upon the order in writing of the registered holder.

    The Note Agreement and this Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

                                     INTERNATIONAL HOUSE OF PANCAKES, INC.


                                      By:
                                         --------------------------------
                                      Its
                                         --------------------------------

                                   EXHIBIT B

                               November 19, 1992


To the Purchasers set forth on
Schedule I attached hereto

Ladies and Gentlemen:

         We have acted as your special counsel in connection with the transactions contemplated by the several Senior Note Purchase Agreements, each dated as of November 19, 1992 (the "Purchase Agreements"), by and between International House of Pancakes, Inc., a Delaware corporation (the "Company"), IHOP Corp., a Delaware corporation of which the Company is a wholly-owned subsidiary ("Holdings") and each of you. Any term used herein without a definition shall have the meaning assigned to such term in the Purchase Agreements. In acting as your special counsel, we have participated in the preparation and negotiation of the Purchase Agreements, the Notes and the Subsidiary Guarantee.

         In connection with this opinion, we have examined the following documents:

    1.   The Purchase Agreements.

    2.   The Notes.

    3.   The Subsidiary Guarantee.

    4. The Restated Certificate of Incorporation of the Company certified by the Delaware Secretary of State on October 21, 1992.

    5. The By-Laws of the Company certified by the Secretary of the Company as of the date hereof.

    6. Resolutions of the Board of Directors of the Company, certified by the Secretary of the Company as of the date hereof.

    7. Long Form of Certificate of Good Standing of the Company certified by the Delaware Secretary of State on October 22, 1992.

To the Purchasers set forth on
Schedule I attached hereto
November 19, 1992
Page 2


    8. Certificate of Incumbency for the officers of the Company certified by the Secretary of the Company as of the date hereof.

    9. The Restated Certificate of Incorporation of Holdings certified by the Delaware Secretary of State on October 21, 1992.

    10. The By-Laws of Holdings certified by the Secretary of Holdings as of the date hereof.

    11. Resolutions of the Board of Directors of Holdings, certified by the Secretary of Holdings as of the date hereof.

    12. Long Form of Certificate of Good Standing of Holdings certified by the Delaware Secretary of State on October 22, 1992.

    13. Certificate of Incumbency for the officers of Holdings certified by the Secretary of Holdings as of the date hereof.

    14. The Certificate of Incorporation of IHOP Realty Corp. (the "Subsidiary") certified by the Delaware Secretary of State on October 21, 1992.

    15. The By-Laws of the Subsidiary certified by the Secretary of the Subsidiary as of the date hereof.

    16. Resolutions of the Board of Directors of the Subsidiary, certified by the Secretary of the Subsidiary as of the date hereof.

    17. Long Form of Certificate of Good Standing of the Subsidiary certified by the Delaware Secretary of State on October 22, 1992.

    18. Certificate of Incumbency for the officers of the Subsidiary certified by the Secretary of the Subsidiary as of the date hereof.

    19. Legal opinion, dated November 19, 1992, from Skadden, Arps, Slate, Meagher & Flom ("Skadden"), special counsel to the Company and Holdings.

To the Purchasers set forth on
Schedule I attached hereto
November 19, 1992
Page 3


    20. Legal opinion, dated November 19, 1992, from Larry Alan Kay ("Kay"), general counsel to the Company and Holdings.

    We have also examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Purchase Agreements and the Subsidiary Guarantee and have relied upon the originals or copies identified to our satisfaction of such records, documents, certificates and other instruments, and have made such other investigations as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

    In giving our opinion set forth herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents examined by us, the conformity to original documents of all documents submitted to us as copies, the due authorization, execution and delivery of all documents and instruments by all parties thereto other than the Company, Holdings and the Subsidiary, the accuracy of all representations and warranties made by the Company, Holdings and you in the Purchase Agreements and by the Subsidiary in the Subsidiary Guarantee and that the consideration to be paid in connection with the transaction is adequate.

    In addition, we attended the closing held today at our offices in New York, New York at which delivery of the Notes and the other transactions contemplated by the Purchase Agreements were effected, all in accordance with the Purchase Agreements.

    Based upon the foregoing and having regard to legal considerations that we deem relevant, we render to you our opinion, as follows:

    1. Based solely upon the opinions of Skadden and Kay and on our review of certificates of good standing issued by the Secretary of State of the State of Delaware and certified copies of the charter documents and by-laws of the Company, Holdings and the Subsidiary, each of the Company, Holdings and the Subsidiary is a corporation validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to (a) own and operate its properties, (b) to conduct its business as now being conducted, (c) to enter into, to the extent each is a party

To the Purchasers set forth on
Schedule I attached hereto
November 19, 1992
Page 4


thereto, the Purchase Agreements and the Subsidiary Guarantee, (d) to perform its obligations under each of such documents to the extent each is a party thereto and (e) in the case of the Company, to issue, sell and deliver the Notes.

    2. The Company has duly authorized by all requisite corporate action, executed and delivered the Purchase Agreements and the Notes, and such agreements and instruments constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

    3. Holdings has duly authorized by all requisite corporate action, executed and delivered the Purchase Agreements, and such agreements constitute the legal, valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms.

    4. The Subsidiary has duly authorized by all requisite corporate action, executed and delivered the Subsidiary Guarantee, and such guarantee constitutes the legal, valid and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms.

    5. Under existing circumstances, the execution and delivery by the Company and Holdings of the Purchase Agreements, the issue, sale, execution and delivery by the Company of the Notes, the execution and delivery by the Subsidiary of the Subsidiary Guarantee and the performance by the Company, Holdings and the Subsidiary of their respective obligations under such documents and instruments, do not, as of the date hereof, contravene any provisions of their respective charters or by-laws.

     6. Assuming, with your permission, that (a) you are purchasing the Notes for your own account for investment, and not with a view to the public resale or distribution thereof, (b) the Notes were offered and sold in the manner described in the letter of Continental Bank N.A. dated October 19, 1992 and furnished to you, (c) the representations and warranties of the Purchasers in Sections 5.2 and 5.4 of the Purchase Agreements and the representations and warranties of the Company and Holdings in Section 4.14 of the Purchase Agreements are true and correct, and (d) none of Holdings, the Company or anyone acting on their behalf has offered or sold or will offer or sell any of the Company's or Holdings' securities, or has solicited or will solicit any offer to acquire any of the Company's or Holdings' securities from the Company or Holdings,

To the Purchasers set forth on
Schedule I attached hereto
November 19, 1992
Page 5

if the sale of any such securities and the sale of the Notes would be integrated as a single offering for purposes of the Securities Act, the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Purchase Agreements constitute exempt transactions under the registration provisions of the Securities Act of 1933, as now in effect; and no qualification of an Indenture with respect to the Notes under the Trust Indenture Act of 1939, as now in effect, is required in connection therewith.

    The opinions expressed above as to the enforceability of any agreement are subject to the exceptions that such enforceability may be limited by the application of general principles of equity and by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

    We express no opinion as to the enforceability of the indemnification provisions contained in Section 16.9 of the Purchase Agreements.

    The opinions of Skadden and Kay, dated the date hereof and delivered to you pursuant to Section 6.3 of the Purchase Agreements, are satisfactory to us in form and scope with respect to the matters specified therein, and we believe that you are justified in relying thereon.

    We express no opinion as to the laws of any jurisdiction other than the State of New York, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                                       Very truly yours,

                         SONNENSCHEIN NATH & ROSENTHAL

                                  SCHEDULE I



The Mutual Life Insurance
 Company of New York

MONY Life Insurance Company
 of America

The Manufacturers Life
 Insurance Company

The Franklin Life
 Insurance Company

The Canada Life Assurance
 Company

Modern Woodmen of America

                                  EXHIBIT C

                (Opinion of counsel of Holdings, the Borrower
                    and IHOP Realty addressed to each of the
                 Purchasers and Sonnenschein Nath & Rosenthal)


    1. Holdings, the Borrower and each of their Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each has the requisite corporate power and authority to own, lease and operate its respective Properties and to carry on its respective businesses as presently owned and conducted, and each is duly qualified and in good standing in the jurisdictions in which the character of the Properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary.

     2. The Purchase Agreements, the Notes and the Subsidiary Guarantee have been duly authorized, executed and delivered by Holdings, the Borrower and IHOP Realty, to the extent each is party thereto and such documents constitute the legal, valid and binding agreements of Holdings, the Borrower and IHOP Realty, to the extent each is a party thereto, enforceable against Holdings, the Borrower and IHOP Realty, to the extent each is a party thereto, in accordance with their terms.

    3. The issuance and sale of the Notes, the execution and delivery of, and performance by Holdings and the Borrower of their respective contractually required obligations and undertakings under, the Purchase Agreements and the execution and delivery of, and performance by IHOP Realty of its contractually required obligations and undertakings under, the Subsidiary Guarantee, do not conflict with or result in any breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien upon any of the respective Properties of Holdings, the Borrower or IHOP Realty or any of their Subsidiaries pursuant to the provisions of the charter documents of any of them, or any agreement, order, decree, indenture, judgment or other instrument or document to which any of them is a party or by which any of them or their respective Properties may be bound.

    4. There are no proceedings pending or threatened against Holdings, the Borrower or any of their Subsidiaries in any court or before any Governmental Body or arbitration board or tribunal which could materially and adversely affect the Properties, business, profits or condition (financial or otherwise) of Holdings, the Borrower or any of their Subsidiaries or the ability of Holdings or the Borrower to perform their respective obligations under the Purchase

Agreements or the Notes or the ability of IHOP Realty to perform its obligations under the Subsidiary Guarantee.

    5. The issuance, sale and delivery of the Notes and the Subsidiary Guarantee under the circumstances contemplated by the Purchase Agreements constitute an exempt transaction under the registration provisions of the Securities Act of 1933, as amended, and do not under existing law require the registration of the Notes or the Subsidiary Guarantee under the Securities Act of 1933, as amended, or the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

     6. Assuming that the proceeds of the issuance and sale of the Notes are utilized as set forth in Section 4.26 of the Purchase Agreements, neither the issuance of the Notes nor the use of the proceeds from the sale thereof will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

     7. No consent, approval, authorization, or order of, or other action by or filing with, any Governmental Body is required in connection with the execution, delivery or performance of the Purchase Agreements or the Subsidiary Guarantee, the issuance of the Notes or compliance by Holdings, the Borrower and IHOP Realty, to the extent each is a party thereto with the terms and provisions thereof.

     8. None of Holdings, the Borrower nor any of their Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any franchising arrangement, material lease, agreement, indenture or loan document to which it is a party, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.

    9. None of Holdings, the Borrower nor any of their Subsidiaries is, nor are any of them directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, and none of Holdings, the Borrower nor any of their Subsidiaries is subject to any law, statute, rule or regulation limiting its ability to incur indebtedness for money borrowed.

    10. All of the shares of issued and outstanding capital stock of the Borrower are owned of record and, to our knowledge, beneficially, by Holdings and all of the shares of issued and outstanding capital stock of IHOP Realty are owned of record and, to our knowledge, beneficially, by the Borrower, in each case free and clear of Liens.

                                   EXHIBIT D

                             SUBSIDIARY GUARANTEE

                               IHOP REALTY CORP.

      FOR VALUE RECEIVED and in consideration of the purchase by the Purchasers (as hereinafter defined) of those certain 7.79% Senior Notes Due 2002 (the "Notes") of International House of Pancakes, Inc., a Delaware corporation (herein called, together with its successors and assigns, the "Borrower"), pursuant to the several senior Note Purchase Agreements, each dated as of November 19, 1992, by and among the several purchasers named in Schedule I thereto (the "Purchasers"), IHOP Corp., a Delaware corporation ("Holdings"), and the Borrower, which is the wholly-owned subsidiary of Holdings (the "Purchase Agreements"), the undersigned (the "Guarantor"), a wholly-owned Subsidiary of the Borrower, unconditionally guarantees (a) the full and prompt payment, when due, whether at maturity or earlier by reason of acceleration or otherwise, and at all times thereafter of all obligations of the Borrower with respect to payment of the principal of, prepayment charges (if any), and interest on the Notes (including interest on any overdue principal and prepayment charges, if any, and, to the extent permitted by law, on any overdue interest), and all other amounts due, and (b) the prompt and faithful performance, discharge and observance of all other obligations, covenants, agreements, conditions, representations, warranties, indemnities and liabilities of the Borrower and Holdings to be performed, discharged or observed by the Borrower and Holdings, under or pursuant to the Purchase Agreements and all agreements, instruments and documents executed or delivered in connection therewith or pursuant thereto (all such obligations of the Borrower and Holdings guaranteed by the Guarantor herein being hereinafter called the "Obligations"). In the event the Borrower or Holdings defaults in the payment or performance, when due, of any of the Obligations (whether at their stated maturity, by acceleration, or otherwise), the Guarantor shall pay to the unpaid holders of the Notes ("Holders"), on demand, the full amount of such Obligations in immediately available funds at the place provided in the applicable Purchase Agreements or shall, on demand, fully perform such Obligations. The Guarantor further agrees to pay (a) all costs and expenses including, without limitation, all court costs and reasonable attorneys' fees and expenses paid or incurred by each of the Holders in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, Holdings, the Borrower, the Guarantor, or any other guarantor of all or any part of the Obligations, and (b) to the extent permitted by law, interest on the Obligations and such costs and expenses at the applicable per annum rate set forth in the

Purchase Agreements. Unless otherwise defined herein, the capitalized terms used herein which are defined in the Purchase Agreements shall have the meanings specified therein.

    The Guarantor hereby represents and warrants that:

         (a) The Guarantor has full power, authority and legal right to execute this Guarantee.

         (b) This Guarantee has been duly authorized, executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms.

         (c) No consent, approval or authorization of or filing with any Governmental Body or other Person on the part of the Guarantor is required in connection with this Guarantee.

         (d) The execution, delivery and performance of this Guarantee will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or Governmental Body, domestic or foreign, or of the charter or by-laws of the Guarantor or of any securities issued by the Guarantor or of any mortgage, indenture, lease, contract, or loan agreement to which the Guarantor is a party, or any other agreement, instrument or undertaking to which the Guarantor is a party or which purports to be binding upon the Guarantor or upon any of its assets, and will not result in the creation or imposition of any Lien on any of the assets of the Guarantor except as contemplated by this Guarantee.

    The Guarantor hereby waives notice of acceptance of this Guarantee by any Holder, of any action taken or omitted in reliance hereon or of any default in the payment of any of the Obligations or in the performance of any covenants and agreements of the Borrower contained in the Purchase Agreements or the Notes, and any diligence, presentment, demand, protest, dishonor or notice of any kind.

    This Guarantee constitutes a present and continuing Guarantee of payment and performance and not of collectability of the Obligations, and shall be absolute, primary, present and unconditional, and to the extent permitted by applicable law, shall not be subject to any counterclaim, setoff, reduction or defense based upon any claim the Guarantor may have against the Borrower, or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by any thing, event, happening, matter, circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof or shall consent thereto), including, without limitation:

       (i) any amendment or other modification of or supplement to any provision of the Purchase Agreements, any other agreements or documents executed or delivered in connection therewith or pursuant thereto or any of the Notes or any assignment or transfer thereof, including without limitation any renewal or extension of the terms of payment of any of the Notes or the granting of time in respect of any payment thereof, or any furnishing or acceptance of security or any release of any security furnished or accepted for any of the Notes or in respect the obligations of the Guarantor hereunder;

       (ii) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Guarantee or any of the Notes or any exercise or nonexercise of any right, remedy or power in respect hereof or thereof;

       (iii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Guarantor, the Borrower or any other Person, or the properties or creditors of any of them;

       (iv) the occurrence of any Default or Event of Default, or any invalidity or unenforceability of, or any misrepresentation, irregularity or other defect in, the Purchase Agreements, any other agreement or document executed or delivered in connection therewith or pursuant thereto, any of the Notes or any other agreement;

       (v) any transfer of any assets to or from the Guarantor, Holdings or the Borrower, including without limitation any transfer or purported transfer to the Guarantor, Holdings or the Borrower from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Guarantor, Holdings or the Borrower with or into any other corporation or entity, or any change whatsoever in the objects, capital structure, constitution or business of the Guarantor, Holdings or the Borrower or any Affiliate or Subsidiary of the Guarantor, Holdings or of the Borrower;

       (vi) any failure on the part of the Borrower or any other Person to perform or comply with any term of the Notes, the Purchase Agreements, or any other agreement;

       (vii) any suit or other action brought by the Guarantor, Holdings, the Borrower or any other Person, or by any stockholder or creditor of any of such Persons, for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Notes, the Purchase Agreements or any other agreement;

         (viii) any lack or limitation of status or power, incapacity or disability of the Guarantor, Holdings or the Borrower or of any officer, director or agent of the Guarantor, Holdings or the Borrower or any of their respective stockholders;

          (ix) the cessation from any cause whatsoever (other than payment of the Obligations) of liability of the Borrower;

          (x) the termination of, or release or compromise of the Purchase Agreements, any other agreement or document executed or delivered in connection therewith or pursuant thereto, any of the Notes or any other agreement, including, without limitation, the Guarantee of Holdings set forth in Section
16.14 of the Purchase Agreements (other than as a result of payment of the Obligations);

           (xi) any lack or limitation of the genuineness, validity, regularity or enforceability of the Notes, the Purchase Agreements, any other agreement or document executed or delivered in connection therewith or pursuant thereto, or any other agreement;

          (xii) any failure by any of the Holders to take any steps to perfect or maintain their security interest (if any) in or Liens (if any) upon, or to preserve their rights to, any security or collateral for the Obligations;

          (xiii) any election by any of the Holders, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C.(S) 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2)
    -- ---
of the Bankruptcy Code;

           (xiv) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any of the Holders' claims for repayment of the Obligations; or

           (xv) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing, which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

    The liability of the undersigned Guarantor under this Guarantee shall not exceed at any time the greater of (i) 95% of the Adjusted Net Assets (as hereinafter defined) of the

Guarantor at the time of delivery hereof and (ii) 95% of the Adjusted Net Assets of the Guarantor at the time of any payment hereunder. As used herein, the term "Adjusted Net Assets" means at any time the lesser of (x) the amount by which the fair market value of the assets of the Guarantor exceeds the total amount of liabilities (including, without limitation, contingent liabilities, but excluding liabilities under this Guarantee) of the Guarantor at such time, and
(y) the amount by which the present fair market value of the assets of the Guarantor at such time exceeds the amount that will be required to pay the probable liability of the Guarantor on its debts (excluding debt in respect of this Guarantee), as they become absolute and matured. Contingent liabilities of the Guarantor (including, without limitation, liabilities in respect of guarantees, pension and other employee benefit plans and pending or threatened litigation and claims), shall be valued at amounts which, in light of all the facts and circumstances existing at the time, represent amounts which can reasonably be expected to become actual or matured liabilities.

    Notwithstanding anything to the contrary contained herein or in any other agreement, document or instrument, the Guarantor hereby irrevocably waives all rights of subrogation (whether such rights arise under common law, contract or Federal law, including, without limitation, Section 509 of the Bankruptcy Code) to the claims of the Holders against the Borrower, and waives all contractual, statutory and common law rights of contribution, reimbursement, indemnification and similar rights and claims (as such term is defined in the Bankruptcy Code) against the Borrower which may arise in connection with, or as a result of, this Guarantee.

    The Guarantor expressly waives any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433 and
California Code of Civil Procedure Sections 580(a), 580(b), 580(d) and 726.

    The Guarantor expressly waives any right it may have to require any Person seeking enforcement of its obligations hereunder to (a) proceed against the Borrower, Holdings or any other Person, (b) proceed against or exhaust any security, or (c) pursue any other remedy in the power of the Person seeking such enforcement, including without limitation, its remedies pursuant to the Holdings' Guarantee set forth in Section 16.14 of the Purchase Agreements. The Holders from time to time may, at their election, exercise any right or remedy they may have against the Guarantor, including, without limitation, the right to foreclose upon any such security by judicial or non-judicial sale, without affecting or limiting in any way the liability of the Guarantor hereunder, except to the extent the Obligations have been paid. The Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantor against the Borrower, Holdings or any such security, whether resulting from such election by the Holders of the Notes or otherwise.

    The Guarantor agrees that its obligations hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower, Holdings or the Guarantor is rescinded or must be otherwise restored by any Holder of any Notes, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantor further agrees that, without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing and the Holder is prevented by applicable law from exercising any remedy under this Guarantee or under any of the Notes, such Holder shall be entitled to receive from the Guarantor upon demand therefor, the sums which would otherwise have been due from the Borrower had such remedies been exercised.

    The Guarantor agrees that this Guarantee shall continue in full force and effect and may not be terminated or otherwise revoked by the Guarantor until the Obligations shall have been fully discharged.

    This Guarantee shall be binding upon the Guarantor and upon the successors and assigns of the Guarantor and shall inure to the benefit of each of the Purchasers and each other Holder and their respective successors and assigns; all references herein to the Borrower, Holdings and to the Guarantor shall be deemed to include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower, Holdings or the Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

    THIS GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE).

    THE GUARANTOR CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION
                                ----- --- ----------
INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN ANY PURCHASER OR HOLDER OF NOTES, ON THE ONE HAND, AND THE GUARANTOR. ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS GUARANTEE OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

    THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY OR MAIL TO THE GUARANTOR AT ITS ADDRESS SET FORTH BELOW. THE GUARANTOR HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

   NOTHING IN THIS GUARANTEE SHALL AFFECT THE RIGHT OF ANY PURCHASER OR HOLDER OF NOTES TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PURCHASER OR HOLDER OF NOTES TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

    Wherever possible each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

    THE GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTEE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE GUARANTOR IN RESPECT TO THIS GUARANTEE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTEE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

    IN WITNESS WHEREOF, this Guarantee has been duly executed by the Guarantor as of the __ day of November, 1992.


                             IHOP REALTY CORP.


                             By:
                                -------------------------
                                  Title:

                             Address:
                                     --------------------

                             ----------------------------

                             ----------------------------

                                   EXHIBIT E





                                     LEASE
                                     -----

                                    between

                              IHOP REALTY CORP.,
                           a Delaware corporation,
                                    Lessor

                                      and

                    INTERNATIONAL HOUSE OF PANCAKES, INC.,
                        a Delaware corporation,
                                    Lessee


                             ______________, 1992

                                     LEASE
                                     -----
                                    between
                              IHOP REALTY CORP.,
                        a Delaware corporation, Lessor,
                                      and
                    INTERNATIONAL HOUSE OF PANCAKES, INC.,
                        a Delaware corporation, Lessee


                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----

ARTICLE I - DEMISED PREMISES; TERM......................................    l
     1.1  Demised Premises..............................................    l
     1.2  Term..........................................................    l
     1.3  Options to Extend Term........................................    l
     1.4  Short Form of Lease...........................................    l

ARTICLE II - RENT.......................................................    l
     2.1  Minimum Monthly Rental........................................    l
     2.2  Percentage Rent...............................................    2
     2.3  Statements of Gross Sales.....................................    2
     2.4  "Gross Sales" Defined.........................................    2
     2.5  Verification of Gross Sales; Audit............................    2

ARTICLE III - TAXES AND ASSESSMENTS.....................................    6
     3.1  Taxes and Assessments.........................................    6
     3.2  Installment Payments  ........................................    8
     3.3  Personal Property Taxes.......................................    8
     3.4  Proration.....................................................    8
     3.5  Contest.......................................................    8

ARTICLE IV - CONSTRUCTION OF IMPROVEMENTS; REPAIR AND MAINTENANCE;
             ALTERATIONS AND IMPROVEMENTS...............................    9
     4.1  Construction of Improvements..................................    9
     4.2  Repair and Maintenance........................................    9
     4.3  Alterations and Improvements..................................    9

ARTICLE V - LIENS.......................................................   10
     5.1  Discharge of Liens; Contest...................................   10

ARTICLE VI - USE OF PREMISES............................................   11
     6.1  Permitted Use.................................................   11

ARTICLE VII - LIABILITY INSURANCE.......................................   11
     7.1  Lessee's Insurance............................................   11

ARTICLE VIII - BANKRUPTCY...............................................   12
     8.1  Continuation of Lease.........................................   12

ARTICLE IX - ASSIGNMENT AND SUBLETTING..................................   12
     9.1  Assignment....................................................   12
     9.2  Subletting....................................................   13

ARTICLE X - REMEDIES IN THE EVENT OF DEFAULT............................   13
     10.1 Remedies......................................................   13

ARTICLE XI - PROPERTY INSURANCE.........................................   16
     11.1 Lessee to Obtain "All Risk" Insurance.........................   16
     11.2 Blanket Policy................................................   16

ARTICLE XII - DAMAGE AND DESTRUCTION....................................   17
     12.1 Abatement of Rent.............................................   17
     12.2 Restoration of Improvements - Insured Loss....................   17
     12.3 Restoration of Improvements - Uninsured Loss..................   17
     12.4 Extension of Lease............................................   18

                         -----------------------------

                                                                          Page
                                                                          ----
ARTICLE XIII - CONDEMNATION.............................................   19
     13.1    Complete Taking............................................   19
     13.2    Partial Taking.............................................   19
     13.3    Allocation of Condemnation Award...........................   19
     13.4    Rent Reduction in Case of Partial Taking...................   20

ARTICLE XIV - QUIET ENJOYMENT AND TITLE.................................   20
     14.1    Covenant of Quiet Enjoyment................................   20
     14.2    Right to Possession........................................   21
     14.3    Superior Encumbrances......................................   21
     14.4    Ownership; Authority; Restrictions.........................   21

ARTICLE XV - TRADE FIXTURES.............................................   22
     15.1    Ownership; Removal.........................................   22

ARTICLE XVI - SUBORDINATION.............................................   23
     16.1    Subordination..............................................   23

ARTICLE XVII - RIGHT OF FIRST REFUSAL...................................   24
     17.1    Purchase...................................................   24
     17.2    Lease......................................................   24
     17.3    Incorporation in Short Form of Lease.......................   25

ARTICLE XVIII - REMOVAL OF DISTINCTIVE FEATURES.........................   25
     18.1    Removal; Repairs...........................................   25

ARTICLE XIX - PROHIBITION AGAINST COMPETITION AND
              PROTECTION FOR EXPOSURE...................................   26
     19.1    Lessor's Covenant..........................................   26
     19.2    Lessee's Remedies for Breach...............................   26
     19.3    Incorporation in Short Form of Lease ......................   27

ARTICLE XX - TITLE CONSIDERATIONS.......................................   27
     20.1    CC&Rs; Lender's Lien.......................................   27

ARTICLE XXI - HAZARDOUS SUBSTANCE OR WASTE..............................   29
     21.1    Mutual Indemnity...........................................   29

ARTICLE XXII - REAL ESTATE COMMISSIONS..................................   30
     22.1    Payment; Mutual Indemnity..................................   30

ARTICLE  XXIII - NOTICES AND DEMANDS....................................   31
     23.1    To Lessor..................................................   31
     23.2    To Lessee..................................................   31

ARTICLE XXIV - ATTORNEYS' FEES..........................................   31
     24.1    Paid to Prevailing Party...................................   31

ARTICLE XXV - GENERAL PROVISIONS........................................   32
     25.1    Binding on Successors......................................   32
     25.2    Severability...............................................   32
     25.3    Entire Agreement...........................................   32
     25.4    Captions...................................................   32
     25.5    Gender and Number..........................................   33
     25.6    Approvals..................................................   33
     25.7    No Waiver..................................................   33
     25.8    Holdover...................................................   33
     25.9    Time of Essence............................................   33
     25.10   Governing Law..............................................   33
     25.11   Counterparts...............................................   33
     25.12   No Third Party Rights......................................   33
     25.13   Unexecuted Lease...........................................   34
     25.14   Lessor's Right of Entry....................................   34
     25.15   Estoppel Certificates......................................   34
     25.16   Due Authorization..........................................   34
     25.17   Relationship of Parties....................................   35

                                E X H I B I T S
                                ---------------

               Exhibit "A" - Legal Description
               Exhibit "B" - Permitted Exceptions

                                   L E A S E
                                   ---------

          AGREEMENT OF LEASE, made this __ day of _______, 1992, by and between IHOP REALTY CORP., a Delaware corporation, having its principal place of business at 525 N. Brand Boulevard, Third Floor, Glendale, California 91203-1903 (hereinafter called "Lessor"), and INTERNATIONAL HOUSE OF PANCAKES, INC., a Delaware corporation, having its principal place of business at 525 N. Brand Boulevard, Third Floor, Glendale, California 91203-1903 (hereinafter called "Lessee").


                             W I T N E S S E T H:


                                   ARTICLE I
                            DEMISED PREMISES; TERM

     1.1  Demised Premises.   For and in consideration of the rents, taxes,
          ----------------
     insurance and other charges and expenses to be paid by Lessee, and in consideration of the performance by Lessee of the covenants herein set forth, Lessor does hereby grant, demise and lease to Lessee all that certain real property consisting of approximately _____________________ (________) square feet of land, together with the Improvements (as defined in Article 4.1 (hereinbelow) constructed thereon and the rights appurtenant thereto, located and situate in the City of _________, County of ________, State of ____________, and more particularly described in Exhibit A attached hereto and, by this reference, incorporated herein (hereinafter referred to as the "Demised Premises").

     1.2  Term.  The term of this Lease shall commence on the date of the first
          ----
     payment of rent pursuant to Article 2.1 hereinbelow and shall terminate twenty-five (25) years thereafter.

     1.3  Options to Extend Term.  Provided it shall not then be in default
          ----------------------
     under this Lease (beyond any applicable cure period) , Lessee shall have the option to extend said term for an additional period of five (5) years by giving notice to Lessor of its intention to exercise said option at least ninety (90) days prior to the expiration of the original term. Provided it shall not then be in default under this Lease (beyond any applicable cure period), Lessee shall have the option to extend said term for an additional period of five (5) years (less one day) by giving notice to Lessor of its intention to exercise that option at least ninety (90) days prior to the expiration of the first extended term. All of the terms and conditions of this Lease shall apply during each of the aforedescribed extended terms, except those pertaining to the initial construction of the Improvements (as defined in Article 4.1 hereinbelow) and expired options to extend the term of this lease.

     1.4  Short Form of Lease.  Upon the commencement date of the TERM hereof in
          -------------------
     accordance with Article 1.2 hereinabove, the parties AGREE to execute and record a short form of this Lease, which shall incorporate the provisions of Articles XVII and XIX hereinbelow. In no event shall the parties record a long form lease.


                                  ARTICLE II
                                     RENT

     2.1  Minimum Monthly Rental.  Lessee agrees to pay to Lessor during the
          ----------------------
     full term hereof a minimum monthly rental of _________ __________________________________ Dollars ($_________) (hereinafter referred to as the "Minimum Monthly Rental"), payable in advance on the first day of each calendar month. Said Minimum Monthly Rental shall commence thirty (30) days after the date of completion of the Improvements (as defined in Article 4.1 herein-below) to be erected on the Demised Premises or when Lessee opens for business, whichever date is earlier. If the first day upon which rent becomes payable is other than the first day of any calendar month, the rent for the balance of said month shall be payable by Lessee at a daily rate based upon the Minimum Monthly Rental.

     2.2  Percentage Rent.  In addition to the Minimum Monthly Rental agreed to
          ---------------
     be paid by Lessee, Lessee shall pay to Lessor, at the time and in the manner specified in this Lease, an additional rental in an amount (hereinafter referred to as "Percentage Rent") equal to five percent (5%) of the amount of Lessee's gross sales made in, upon or from the business on the Demised Premises during each calendar year of the term hereof, less (a) the aggregate amount of the Minimum Monthly Rental previously paid by Lessee for said calendar year, (b) all real property taxes and general and special assessments levied against the Demised Premises as provided in
     Article 3.1 hereinbelow and paid by Lessee or accrued, (c) all expenses for exterior maintenance and upkeep of the building and adjacent walkways and landscape areas, (d) all premiums for insurance required hereby, and (e) all similar costs and expenses, if any, arising under the terms of the CC&Rs (as defined in Article 20.1 hereinbelow). If the amount of any such deductions in any year exceeds the amount of Percentage Rent payable for said year, then such excess shall be carried forward and applied to reduce the amount of Percentage Rent payable in any succeeding year or portion thereof should this Lease terminate prior to the expiration of a full year. The term "exterior maintenance and upkeep" is not to be construed to include any janitorial or regular maintenance service which is to be provided by Lessee or its assignee without deduction or offset, but rather is intended to include repairs and maintenance for wear and tear. The Percentage Rent shall be paid quarterly (as herein provided) based upon gross sales during such quarterly period. In the event the quarterly payments of Percentage Rent do not in the aggregate equal the Percentage Rent when calculated on an annual basis, then, in such event, an adjustment shall be made within forty-five (45) days after the end of each year of the term hereof, and the party owing money shall promptly pay the amount owed to the other party. Percentage Rent shall be paid quarterly on the twenty-fifth (25th) day of the month immediately following the quarterly period in which the gross sales are made. Notwithstanding expiration or sooner termination of this Lease, Lessee shall pay to Lessor the Percentage Rent on the twenty-fifth (25th) day of the month immediately following expiration or sooner termination for the last quarterly period of the term of this Lease or fraction thereof. For the purposes of computing Percentage Rent for the first and last quarterly periods of the term or extended term of this Lease, if either is less than a full calendar quarter, the prorated Minimum Monthly Rental and other expenses enumerated above for such fractional period shall be deducted from the percentage of sales realized during such fractional period.

     2.3  Statements of Gross Sales.  Together with the quarterly Percentage
          -------------------------
     Rent, Lessee shall furnish to Lessor a statement in writing, certified by Lessee to be correct, showing the total gross sales made in, upon or from said restaurant during the said calendar quarter or portion thereof.

     2.4  "Gross Sales" Defined. The term "gross sales" as used herein shall
          ---------------------
     include the entire receipts of each kind and nature from sales and services made in, upon or from the said restaurant, whether upon credit or for cash, whether operated by Lessee or by a sublessee or sublessees, or by a concessionaire or concessionaires, excepting therefrom any rebates and/or refunds to customers, and the amount of all sales tax or similar tax receipts which have to be accounted for by Lessee or by any sublessee or concessionaire to any government or governmental agency. Sales upon credit shall be deemed cash sales and shall be included in the gross sales for the period during which the merchandise is delivered to the customer, whether or not title to the merchandise passes with delivery. The term "gross sales" shall not include sales from coin operated vending machines.

     2.5  Verification of Gross Sales: Audit.  Lessee shall keep full, complete
          ----------------------------------
     and proper books, records and accounts of its daily gross sales, both for cash and on credit, of each separate department and concession at any time operated in the Demised Premises. Lessor and its agents and employees, upon reasonable notice, shall have the right at any and all times, during regular business hours, to examine and inspect all of the books and records of Lessee (including any sales tax reports) pertaining to the business of Lessee conducted in, upon or from the Demised Premises, which Lessee shall produce upon demand by Lessor or Lessor's agents for the purpose of investigating and verifying the accuracy of any statement of gross sales. Lessor may once in any lease year cause an audit of the gross sales of Lessee to be made by an independent certified accountant of Lessor's selection, and if the statement of gross sales previously made to Lessor by Lessee shall be found to be understated by more than five percent (5%), Lessee shall immediately pay to Lessor the cost of such audit, not to exceed Five Hundred Dollars ($500), as well as the additional rental shown to be payable by Lessee to Lessor; otherwise the cost of such audit shall be paid by Lessor. If the statement of gross sales previously made to Lessor by Lessee shall otherwise be found to be incorrect, then the party found to be owing money shall promptly pay over such sums to the other party. It is understood and agreed that the Percentage Rent provisions apply only to sales made in, upon or from the business to be operated upon the Demised Premises and do not apply to sales of any other business.


                                  ARTICLE III
                             TAXES AND ASSESSMENTS

     3.1  Taxes and Assessments.  Lessee shall pay, as additional rent, all real
          ---------------------
     estate taxes and assessments (or installments thereof) coming due during the term hereof under any general or special assessments created or imposed during the term hereof, sewer rent and water charges, gas power, electric current and all other taxes and charges in the same or similar categories (sometimes hereinafter referred to collectively as "impositions" and individually as "imposition") levied or imposed upon the Demised Premises or Improvements (as defined in Article 4.1 hereinbelow), or arising from the use and occupancy or possession of the Demised Premises or the Improvements (as defined in Article 4.1 hereinbelow), it being the intention of the parties that the Minimum Monthly Rental to be received by Lessor shall be a net rental to Lessor and not subject to any deductions whatsoever arising from the use and occupancy of the Demised Premises by Lessee. Lessee shall pay such additional rent directly to the taxing authorities, utility companies or other entities to whom such charges may be payable, and shall, upon written request therefor, furnish to Lessor reasonably satisfactory evidence of the payment of the same. In the event that Lessee fails to make any such payment within the period (or grace period) provided for the payment thereof, Lessor may, at its option, pay the same, and Lessee shall immediately reimburse Lessor therefor.

     3.2  Installment Payments.  If any assessment is payable at the option of a
          --------------------
     taxpayer in installments, Lessee may pay it in equal annual installments as they respectively become due; provided, however, that in no event shall Lessee be required to reimburse Lessor for any installments attributable to any period after the expiration of the term of this Lease.

     3.3  Personal Property Taxes.  Lessee shall also pay all personal property
          -----------------------
     tax levied upon the personal property on the Demised Premises during the term of this Lease.

     3.4  Proration.  All of the above impositions (except utility or other
          ---------
     charges attributable solely to Lessee's use) for the first year of the term hereof shall be prorated between the parties as of the commencement date hereof, and during the last year of the term hereof, shall be prorated as of the termination date.

     3.5  Contest.  Lessee, at its own expense, may contest any impositions in
          -------
     any manner permitted by law, in Lessee's name, and, whenever necessary, in Lessor's name. Lessor will cooperate with Lessee and execute any documents or pleadings required for such purpose. Such contest may include appeals from any judgment(s), decree(s) or order(s) until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter. Before commencing any such contest, Lessee shall obtain a surety bond sufficient to cover the amount of the possible imposition which would be due if the decision were adverse to Lessee.


                                  ARTICLE IV
            CONSTRUCTION  OF IMPROVEMENTS; REPAIR AND MAINTENANCE;
                         ALTERATIONS AND IMPROVEMENTS

     4.1  Construction of Improvements.  Lessor has heretofore constructed upon
          ----------------------------
     the Demised Premises, at Lessor's sole cost and expense, an air conditioned restaurant together with a paved parking lot and a free-standing sign in accordance with plans and specifications, as approved by all governmental agencies having jurisdiction therefor, the master plans for which have been heretofore approved by the parties hereto (hereinafter referred to as the "Improvements").

     4.2  Repair and Maintenance.  Lessee agrees that during the term hereof it
          ----------------------
     will make, at its own expense, all necessary repairs to the Improvements upon the Demised Premises, including all parking areas and sidewalks, and that it will keep the Demised Premises and the Improvements thereon in good condition and repair throughout the entire term of this Lease.

     4.3  Alterations and Improvements.   Lessee shall have the right at any
          ----------------------------
     time and from time to time during the term of this Lease, at its own expense, to make changes or alterations, structural or otherwise, to the Improvements on the Demised Premises and to erect, construct or install upon the Demised Premises buildings and improvements in addition to or in substitution for those now or hereafter located thereon, and to demolish and remove the Improvements or any other structures hereafter located on the Demised Premises for the purposes of replacing the same; provided, however, that the fair market value of all improvements on the Demised Premises following each such change, alteration, construction or installation shall be at least equal to the fair market value of all improvements on the Demised Premises immediately prior to such change, alteration, construction or improvement. Lessee shall make no structural changes or alterations at any given time of a cost in excess of Ten Thousand Dollars ($10,000) without first having secured the consent of Lessor, which consent shall not be unreasonably delayed or withheld.


                                   ARTICLE V
                                     LIENS

     5.1  Discharge of Liens; Contest.  Except as hereinafter provided, Lessor
          ---------------------------
     reserves the fee in the Demised Premises and specifically does not consent by virtue of this Lease that said fee or the remainder interest of Lessor in the Demised Premises shall be subject to any lien for labor or materials furnished to Lessee in the repair or improvement of the Demised Premises. While the parties intend hereby that the interest of Lessor hereunder cannot be subjected to any lien on account of Lessee's use of or actions with respect to the Demised Premises and that any future modifications of law to the contrary would constitute an impairment of vested rights hereunder, nevertheless, should a court of competent

     Jurisdiction hold that, or should a valid statute be enacted whereby, any interest of Lessor in the Demised Premises at any time hereafter shall be subjected to any such lien, then Lessee shall, within thirty (30) days after written notice to Lessee of the existence and perfection of said lien, cause said lien to be bonded or discharged and shall otherwise save Lessor harmless on account thereof; provided, however, that if Lessee desires in good faith to contest the validity or correctness of any such lien, it may do so and Lessor shall cooperate to whatever extent shall be necessary, provided only that Lessee must indemnify Lessor against any loss, liability or damage on account thereof.


                                  ARTICLE VI
                                USE OF PREMISES

     6.1  Permitted Use.  Lessee, its sublessees or assignees, shall use the
          -------------
     Demised Premises for the purpose of conducting thereon the business of a restaurant or a coffee shop and for incidental purposes related thereto, or for any other legally permissible business or commercial venture; provided, however, that Lessee shall not use the Demised Premises in such manner as to knowingly violate the CC&Rs (as defined in Article 20.1 hereinbelow) or any applicable law, rule, ordinance or regulation of any governmental body.


                                  ARTICLE VII
                              LIABILITY INSURANCE

     7.1  Lessee's Insurance.  Lessee agrees that on or before the commencement
          ------------------
     of the term of this Lease it will obtain for the mutual benefit of Lessor and Lessee public liability insurance covering the Demised Premises from an insurance company authorized (or admitted) to do business in the state in which the Demised Premises are located. Said policy or policies shall be for an amount of at least Two Million Dollars ($2,000,000) Combined Single Limit for the death or injury to one (1) or more persons or property damage, which said policy or policies to insurance shall name Lessor as an additional assured thereunder, and Lessee agrees to maintain same at Lessee's sole cost and expense in full force and effect during the entire term of this Lease. Lessee shall furnish Lessor with a copy of such insurance coverage, or with a certificate of the company issuing such insurance, certifying that the same is in full force and effect. Lessee may, at its option, bring its obligations to insure hereunder under any so-called blanket policy or policies of insurance; provided, however, that the interests of Lessor shall be as fully protected thereby as if Lessee obtained individual policies of insurance.


                                 ARTICLE VIII
                                  BANKRUPTCY

     8.1  Continuation of Lease.  If at any time during the term hereof
          ---------------------
     proceedings in bankruptcy, insolvency or other similar proceedings shall be instituted by or against Lessee, whether or not such proceedings result in an adjudication against Lessee, or should a receiver of the business or assets of Lessee be appointed, such proceedings or adjudications shall not affect the validity of this Lease, so long as the Minimum Monthly Rental and additional rent reserved hereunder continues to be paid to Lessor and the other terms, covenants and conditions of this Lease on the part of Lessee to be performed, are performed, and in such event this Lease shall continue to remain in full force and effect in accordance with the terms herein contained.

                                  ARTICLE IX
                           ASSIGNMENT AND SUBLETTING

     9.1  Assignment.  Lessee may not assign this Lease, in whole or in part,
          ----------
     without first obtaining the prior written consent of Lessor, which consent shall not be unreasonably delayed or withheld; provided, however, that Lessee may, without such consent, assign this Lease, in whole or in part, as security or otherwise to any national or state chartered bank or lending institution or corporation controlled by, controlling, or under common control with Lessee, it being understood that Lessee shall remain liable hereunder, or to any surviving corporation resulting from a merger or consolidation of Lessee with any other corporation, or to any corporation which purchases or otherwise acquires all or substantially all of the assets of Lessee. Any consent to any assignment shall not be deemed to be a consent to any subsequent assignment. Any assignment by Lessee other than in accordance with this Article IX shall be void.

     9.2  Subletting.  Lessee or its assignee shall have and is hereby given the
          ----------
     unqualified right and privilege, at its option, of subletting the Demised Premises, in whole or in part, subject to all of the rents, terms and conditions of this Lease. It is specifically understood and agreed by and between Lessor and Lessee that any subletting which Lessee or its assignees make, as permitted herein, shall in no event relieve Lessee of the obligations of Lessee hereunder, and that the right of subletting shall be that of Lessee or its assignees only, and shall not extend to any subtenant.


                                   ARTICLE X
                       REMEDIES IN THE EVENT OF DEFAULT

     10.1  Remedies.  In the event of any breach of this Lease by Lessee which
           --------
     shall not have been cured within fifteen (15) days after Lessee shall have received notice of such breach (or if such breach is not in payment of money, if within such period Lessee shall not have commenced to cure said breach and shall not thereafter continue its efforts with due diligence), then Lessor may, at Lessor's option and without limiting Lessor in the exercise of any other rights or remedies which Lessor may have at law or in equity by reason of such default or breach, with or without notice of demand:

          (A) without terminating this Lease, reenter the Demised Premises with or without process of law and take possession of the same and expel or remove Lessee and all other parties occupying the Demised Premises, and at any time and from time to time to relet the Demised Premises or any part thereof for the account of Lessee, for such term, upon such conditions and at such rental as Lessor may deem proper. In such event Lessor may receive and collect the rent from such reletting and apply it against any amounts due from Lessee hereunder (including, without limitation, such expenses as Lessor may have incurred in recovering possession of the Demised Premises, placing the same in good order and condition, altering or repairing the same for reletting, and all other expenses, commission and charges, including attorney's fees, which Lessor may have paid or incurred in connection with such repossession and reletting). Lessor may execute any Lease made pursuant hereto in Lessor's name or in the name of Lessee, as Lessor may see fit, and the Lessee thereunder shall be under no obligation to see to the application by Lessor of any rent collected by Lessor, nor shall Lessee have any right to collect any rent thereunder. Whether or not the Demised Premises are relet, Lessee shall pay to Lessor all amounts required to be paid by Lessee up to the date of Lessor's reentry, and thereafter Lessee shall pay to Lessor, until the end of the term hereof, the amount of all rent and other charges required to be paid by Lessee hereunder, less the proceeds of such reletting as provided above. Such payments by Lessee shall be due at such times as are provided elsewhere in this Lease, and Lessor need not wait until the termination of this Lease to recover them by legal action or otherwise. Lessor shall not, by any reentry or other act, be deemed to have terminated this Lease or the liability of Lessee for the total rent hereunder unless Lessor shall give Lessee written notice of Lessor's election to terminate this Lease.

          (B) terminate this Lease by giving written notice to Lessee of Lessor's election to so terminate, reenter the Demised Premises with or without process of law and take possession of the same and expel or remove Lessee and all other parties occupying the Demised Premises. In such event, Lessor shall thereupon be entitled to recover from Lessee:

               (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

               (ii) the worth at the time of award of the amount by which (A), the unpaid rent which would have been earned after termination until the time of award, exceeds (B), the amount of such rental loss Lessee proves could have been reasonably avoided; plus

               (iii) the worth at the time of award of the amount by which (A), the unpaid rent for the balance of the term after the time of award, exceeds (B), the amount of such rental loss that Lessee proves could be reasonably avoided; plus

               (iv) any other amount reasonably necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom.

          As used in Subsections (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in Subsection (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).


                                  ARTICLE XI
                              PROPERTY INSURANCE

     11.1  Lessee to Obtain "A1l Risk" Insurance.  Lessee will, at Lessee's own
           -------------------------------------
     cost and expense, carry and maintain fire insurance with extended coverage endorsement with an insurance company authorized (or admitted) to do business in the state in which the Demised Premises are located, for the mutual benefit of Lessee, Lessor, and its mortgagee, if any, on all buildings erected upon the Demised Premises in an amount equal to at least one hundred percent (100%) of the full replacement cost thereof, excluding foundation and excavating costs. As often as any such policy or policies shall expire or terminate, renewal or additional policies shall be procured by Lessee in like manner and to like extent. Proceeds of any such policies, in the event of fire or other casualty, shall be payable to Lessor and Lessee, as their respective interests may appear, and in accordance with the terms of Article XII hereinbelow. Lessee shall furnish Lessor with a copy of such insurance coverage, or with a certificate of the company issuing such insurance, certifying that the same is in full force and effect.

     11.2  Blanket Policy.  Lessee may, at its option, bring its obligations to
           --------------
     insure under this Article XI within the coverage of any so-called blanket policy or policies of insurance which it may now or hereafter carry, by appropriate amendment, rider endorsement, or otherwise; provided, however, that the interest of Lessor shall thereby be as fully protected as they would otherwise be if this option to Lessee to use blanket policies were not permitted.


                                  ARTICLE XII
                            DAMAGE AND DESTRUCTION

     12.1  Abatement of Rent.  Notwithstanding any statute or rule of law of the
           -----------------
     state in which the Demised Premises are located to the contrary, in the event of any damage or destruction to the Improvements, or any part thereof, by fire or other casualty, this Lease shall continue in full force and effect, except that until either such damage or destruction shall be repaired, or in the alternative this Lease shall be terminated as hereinafter provided in this Article XII, all rent, additional rent and other charges payable hereunder by Lessee shall abate so that Lessee shall be required to pay only a fraction thereof, the numerator of which shall be the fair rental value of the Demised Premises and Improvements thereto after such damage or destruction, and the denominator of which shall be the fair rental value of the Demised Premises and Improvements thereto immediately prior to such damage or destruction, provided, however, if the damage or destruction is such that Lessee's business at the Demised Premises cannot reasonably or lawfully be continued after the date of said damage or destruction, said rent, additional rent and other charges hereunder shall abate entirely.

     12.2  Restoration of Improvements - Insured Loss.  If the damage or
           ------------------------------------------
     destruction of the Improvements was caused by a peril or perils covered under a standard fire insurance policy, with "extended coverage" endorsement, then Lessee shall proceed, within a reasonable period of time after the date of the occurrence of such damage or destruction, to repair, restore and replace said Improvements and shall have available to it any proceeds from the property insurance to be maintained by Lessee pursuant to
     Article 11.1 hereinabove.

     12.3  Restoration of Improvements - Uninsured Loss.  If the damage or
      -------------------------------------------------
     destruction of the Improvements was not caused by a peril or perils covered under a standard fire insurance policy, with "extended coverage" endorsement, then Lessor may, within thirty (30) days after the occurrence of said damage or destruction, pay to Lessee such amount as shall be required by Lessee to make such repair, restoration and replacement.
     Lessee shall then proceed with due diligence to so repair, restore and replace said Improvements. In the event Lessor shall elect not to pay such amount, Lessor shall give Lessee written notice thereof within thirty (30) days after the occurrence of said damage or destruction, and Lessee shall then have fifteen (15) days to elect to pay such amount itself and to serve Lessor with written notice of its said election. In the event Lessee elects to pay such amount, then, in such event, Lessee shall, at its option, be permitted to extend the term hereof for a period sufficient, if required, to result in Lessee having a minimum term, including any available options to extend, of ten (10) years remaining after the date of completion of the repairs, replacement or restoration; said extended term to be under the same terms and conditions in effect just prior to the expiration of the preceding term. In the event Lessee elects to extend said term pursuant to this Article XII, it shall serve Lessor with written notice thereof within the same fifteen (15) day period during which Lessee has the right to elect to pay the aforementioned amount. In the event neither party shall elect to pay such amount, then, upon the expiration of the fifteen (15) day period during which Lessee has the right to elect to pay such amount, this Lease shall terminate.

     12.4  Extension of Lease.  In the event this Lease continues in full force
           ------------------
     and effect and is not terminated or otherwise extended pursuant to the provisions of this Article XII, and there has been an abatement of rent, the then current term of this Lease shall be extended by the total number of months during which there was such an abatement; however, in no event shall the abatement of rent exceed six (6) months duration in connection with each instance of damage or destruction during the term or extended term hereof.


                                 ARTICLE XIII
                                 CONDEMNATION

     13.1  Complete Taking.  If at any time during the term of this Lease, or
           ---------------
     any extension thereof, the whole of the Demised Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain, including any such taking by "inverse condemnation," then this Lease shall terminate as of the date that title shall vest in the condemnor, and the rent and additional rent payable hereunder shall be adjusted and paid to the date of such termination.

     13.2  Partial Taking.  If at any time during the term of this Lease, or any
           --------------
     extension thereof, any part of the building, or twenty percent (20%) or more of the designated parking spaces, or any part of a driveway or other access way reasonably necessary for access to the business upon the Demised Premises shall be so taken, Lessee shall have the right to terminate this Lease as of the date that title shall vest in the condemnor, by giving written notice of such termination to Lessor within ninety (90) days after notice to Lessee of the date of such vesting. In such event, the rent and additional rent payable hereunder shall be adjusted and paid to the date of such termination.

     13.3  Allocation of Condemnation Award.  In the event of such a
           --------------------------------
     condemnation of the whole or a part of the Demised Premises, Lessor shall have the unqualified right to pursue its remedies against the condemnor for the full value of Lessor's fee interest and other property interests in and to the Demised Premises. Similarly, Lessee shall have the unqualified right to pursue its remedies against the condemnor for the full value of Lessee's leasehold interest and other property interest in and to the Demised Premises. If the laws of the state in which the Demised Premises are located allow or require the recovery from the condemnor to be paid into a common fund or to be paid to Lessor only, and if such recovery is so paid into such common fund or to Lessor only, then in that event the recovery so paid shall be apportioned between the parties according to the value of their respective property interests as they existed on the date of such condemnation. The provisions of this Article 13.3 shall survive any termination of this Lease pursuant to the provisions of Articles 13.1 or
     13.2 hereinabove.

     13.4  Rent Reduction in Case of Partial Taking.  If at any time during the
           ----------------------------------------
     term of this Lease, or any extension thereof, a part of the Demised Premises shall be taken by condemnation, and Lessee shall not be entitled to or shall not exercise its right to terminate, this lease shall continue in full force and effect, except that the net Minimum Monthly Rental shall be reduced as of the date of vesting in the condemnor so that Lessee shall pay, for the remainder of the term, only such portion of the Minimum Monthly Rental as the rental value of the part remaining after condemnation bears to the rental value of the entire demised premises at the date of condemnation. Lessor shall have the obligation to pay for the cost of and to perform the construction, repair, alteration or restoration of the remaining part of the Demised Premises so the same shall constitute a complete unit suitable for the use made by Lessee immediately prior to said condemnation.


                                  ARTICLE XIV
                           QUIET ENJOYMENT AND TITLE

     14.1  Covenant of Quiet Enjoyment.  Lessee, subject to the terms of this
           ---------------------------
     Lease, upon paying the Minimum Monthly Rental and additional rent and performing the other terms, covenants and conditions of this Lease, shall and may peaceably and quietly have, hold, occupy, possess and enjoy the Demised Premises during the term of this Lease.

     14.2  Right to Possession.  Lessor covenants, warrants and represents that
           -------------------
     the Demised Premises are now unoccupied and tenant-free, and that absolute, tenant-free possession of the Demised Premises will be delivered to Lessee on the date of the commencement of the term hereof.

     14.3  Superior Encumbrances.  Lessor further covenants, warrants and
           ---------------------
     represents that there are no liens, mortgages or encumbrances on the Demised Premises superior to the rights of Lessee under this Lease, except as set forth in Article 20.1 hereinbelow and for the lien of a first mortgage which may have been heretofore or may hereafter be made by Lessor.

     14.4  Ownership; Authority; Restrictions.  Lessor further covenants,
           ----------------------------------
     warrants and represents that Lessor is the owner in fee of the Demised Premises and alone has the full right to lease the Demised Premises for the term and/or extended term as aforesaid; that there are no existing restrictions or encumbrances affecting the Demised Premises which would prohibit the use and occupancy thereof as a restaurant; and that the Demised Premises are not subject to any zoning laws or regulations which would prohibit or restrict the construction, maintenance and operation of a restaurant. It is expressly understood and agreed that these covenants by Lessor constitute a warranty by Lessor, and that in case Lessor is not the owner or has not the right aforesaid, or in case there are any such restrictions, (a) this Lease, at the option of Lessee, shall become null and void and no rent shall accrue for the term aforesaid or for any part thereof, and (b) Lessee may pursue any remedy available at law or in equity to recover damages or other relief.


                                  ARTICLE XV
                                TRADE FIXTURES

     15.1  Ownership Removal.  Lessor and Lessee acknowledge, consent and agree
           -----------------
     that all furniture, fixtures, and equipment installed in or on or located in or about the Improvements or other parts of the Demised Premises, whether affixed to the Demised Premises or otherwise (hereinafter referred to as the "Trade Fixtures"), are being leased by Lessor to Lessee under the terms of that certain Equipment Master Lease of even date herewith between Lessor, as lessor, and Lessee, as lessee, and the Trade Fixtures shall at all times remain the property of Lessor and the same may not be removed by Lessee at any time during the term hereof or upon the expiration or earlier termination of the term hereof.


                                  ARTICLE XVI
                                 SUBORDINATION

     16.1  Subordination.  Provided that Lessor furnishes to Lessee an
           -------------
     agreement in writing and in recordable form from any present or future mortgagee or holder of a deed of trust or other encumbrance with respect to the Demised Premises, that:

          (A) such person shall not for any reason disturb the possession, use or enjoyment of the Demised Premises by Lessee, its successors and assigns, so long as all of the obligations of Lessee are fully performed in accordance with the terms of this Lease; and

          (B) such person shall permit application of the insurance proceeds and condemnation proceeds in accordance with Articles XII and XIII hereinabove, respectively, in the event of damage or destruction to the Improvements or condemnation of the Improvements or any part of the Demised Premises,

     Lessee agrees to subordinate its rights hereunder to the lien of such mortgage, deed of trust or other encumbrance which may now or hereafter affect the Demised Premises. Provided such agreement is obtained, Lessee shall, upon demand, promptly execute and deliver to Lessor any instrument which may be necessary to effectuate such subordination.


                                 ARTICLE XVII
                            RIGHT OF FIRST REFUSAL

     17.1  Purchase.  If at any time after the date of the mutual execution of
           --------
     this Lease and prior to the date of the expiration of the term or extended term of this Lease, Lessor shall desire to sell the Demised Premises or the property of which the Demised Premises are a part, Lessee shall have the right of first refusal as follows: Lessor shall give to Lessee a notice in writing specifying the terms and conditions upon which it desires to sell the Demised Premises and offering to sell same to Lessee upon said terms and conditions. Within ten (10) days after receipt of said notice, Lessee shall either accept or reject said offer. If Lessee shall reject said offer, then for a period of ninety (90) days after the expiration of said ten (10) day period Lessor shall be free to sell to any other person upon the terms and conditions specified in said notice. If the sale is to be made on terms and conditions other than so specified, then the right to purchase shall again be offered to Lessee as set forth above. The rejections of any one or more such offers by Lessee shall not affect its right of first refusal as to any other sales by Lessor or its successors or assigns.

     17.2  Lease.  If at any time after the date of the mutual execution of this
           -----
     Lease and prior to the date of the expiration of the term or extended term of this Lease, Lessor shall desire to lease the Demised Premises for a term commencing after the expiration of the term or extended term hereof, Lessee shall have the right of first refusal as follows: Lessor shall give to Lessee a notice in writing specifying the terms and conditions upon which it desires to lease the Demised Premises and offering to lease same to Lessee upon said terms and conditions. Within ten (10) days after receipt of said notice, Lessee shall either accept or reject said offer. If Lessee shall reject said offer, then for a period of ninety (90) days after the expiration of said ten (10) day period Lessor shall be free to lease to any other person upon the terms and conditions specified in said notice. If the lease is to be made on terms and conditions other than so specified, then the right to lease shall again be offered to Lessee as set forth above. The rejections of any one or more such offers by Lessee shall not affect its right of first refusal as to any other proposed Leases by Lessor or its successors or assigns.

     17.3  Incorporation in Short Form of Lease.  The provisions of Articles
           ------------------------------------
     17.1 and 17.2 hereinabove shall be included in the short form of this lease provided in Article 1.4 hereinabove.


                                 ARTICLE XVIII
                        REMOVAL OF DISTINCTIVE FEATURES

     18.1  Removal; Repairs.  Lessor agrees that upon the expiration of the
           ----------------
     term of this lease, or any extension thereof, or upon the earlier termination thereof as provided for herein, Lessee shall have the unqualified right to remove from the Demised Premises and the Improvements thereon all signs or other distinctive features or Lessee's operation. Lessee shall, at its expense, repair any damage to the building caused by such removal. In addition, Lessee, at its sole cost and expense, shall have the right, but not the obligation, to paint the Improvements in a neutral color. Lessor agrees that Lessor will not thereafter cause, permit or suffer the Improvements to be painted the colors or combination of colors associated with the operations of Lessee or its corporate affiliates.


                                  ARTICLE XIX
          PROHIBITION AGAINST COMPETITION AND PROTECTION FOR EXPOSURE

     19.1  Lessor's Covenant.  Lessor agrees that during the term or extended
           -----------------
     term of this Lease it will not permit, lease, allow or use, either by itself or any tenants thereof, directly or indirectly, any portion of the property of which the Demised Premises are a part or any property within one (1) mile of the Demised Premises now or hereafter owned or controlled by Lessor for any kind of restaurant, diner, coffee shop, luncheonette or any other business involving "on the premises consumption of food or beverage."

     19.2  Lessee's Remedies for Breach.  The covenant of Lessor contained in
           ----------------------------
     Article 19.1 hereinabove is a material inducement for Lessee to enter into this Lease, and upon any breach by Lessor of said covenant, which breach is not cured within thirty (30) days after written notice thereof by Lessee to Lessor, Lessee shall have the right to pursue all of its rights available at law or in equity, including cancellation of this Lease, a suit for damages, and/or a suit for injunctive relief (it being understood that the enumeration of the foregoing rights and remedies shall not preclude the exercise of any other rights or remedies which might be available at law or in equity).

     19.3  Incorporation in Short Form of Lease.  The provisions of Articles
           ------------------------------------
     19.1 and 19.2 hereinabove shall be included in the short form of this Lease provided in Article 1.4 hereinabove.


                                  ARTICLE XX
                             TITLE CONSIDERATIONS

     20.1  CC&Rs; Lender's Lien.  Lessee hereby acknowledges, consents and
           --------------------
     agrees that the Demised Premises and this Lease shall be subject and subordinate to all of those covenants, conditions, restrictions, easements and other matters specified on Exhibit B attached hereto and, by this
                                    ---------
     reference, incorporated herein (hereinbefore and hereinafter collectively referred to as the "CC&Rs"), as well as the lien of any mortgage, deed to secure debt, or deed of trust, as the case may be, securing the obligations of Lessor under the terms of any credit agreement between Lessor, as borrower, and any third party, as lender, that may heretofore or hereafter be secured against the Demised Premises. Additionally, Lessee hereby agrees to perform and abide by all of the terms, covenants, conditions, obligations and undertakings of Lessor under the CC&Rs.


                                  ARTICLE XXI
                         HAZARDOUS SUBSTANCE OR WASTE

     21.1  Mutual Indemnity.  Lessor hereby represents and warrants that, to
           ----------------
     the best of its knowledge, there does not exist on, in or under the Demised Premises (including the parking area) any "hazardous substance" or "hazardous waste as those terms are used under the various federal and state environmental laws (hereinafter referred to as the "hazardous substance/waste"); and in the event such Hazardous Substance/Waste is discovered at any time during the term of this Lease or extensions thereof under circumstances where it is reasonably clear that such hazardous Substance/Waste became present on or before the commencement of the term hereof, Lessor shall indemnify, defend (with counsel reasonably satisfactory to Lessee), and hold and save Lessee and its sublessees harmless from and against all claims, liabilities, actions, judgments, responsibilities and damages of every kind and nature arising from or related to the presence of said Hazardous Substance/Waste; and in the event such Hazardous Substance/Waste is discovered at any time during the term of this Lease or extensions thereof, or any time thereafter, under circumstances where it is reasonably clear that such Hazardous Substance/Waste became present at any time after the commencement of the term hereof until the expiration or earlier termination of this Lease, Lessee shall indemnify, defend (with counsel reasonably satisfactory to Lessor) and hold and save Lessor harmless from and against all claims, liabilities, actions, judgments, responsibilities and damages of every kind and nature arising from or related to the presence of said Hazardous Substance/Waste during said period.


                                 ARTICLE XXII
                            REAL ESTATE COMMISSIONS

     22.1  Payment; Mutual Indemnity.  Each party represents to the other party
           --------------------------
     that it has not dealt with any real estate broker or other person acting in a similar capacity who might be entitled to a commission or finder's fee in this transaction; and each party hereby indemnifies the other party and agrees to hold the other party harmless from any commission and/or finder's fee claims arising through actions of the indemnifying party in derogation of the representations contained herein.


                                 ARTICLE XXIII
                              NOTICES AND DEMANDS

     23.1  To Lessor.  Any notices or demands required or permitted by law or
           ---------
     any provisions of this Lease shall be in writing, and, if the same is to be served upon Lessor, may be deposited in the United States mail, registered or certified, with return receipt requested, postage prepaid, and addressed to Lessor at the address first above stated or at such other address as Lessor may designate in writing, or in lieu of mailing any such notice or demand, the same may be personally delivered to said party at such address. At all times, Lessor may designate in writing any person(s), firm(s) or corporation(s) to receive all notices and demands, and service upon any one of those persons, firms or corporations as so designated shall constitute sufficient service upon Lessor.

     23.2  To Lessee.  Any such notice or demand to be served upon Lessee shall
           ---------
     be in writing and in duplicate, and shall be served either personally to the attention of the Legal Department at 525 N. Brand Boulevard, Third Floor, Glendale, California 91203-1903, or by deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed to Lessee attention of Legal Department, at P.O. Box 29018, Glendale, California 91209-9018, or any other address that Lessee may designate in writing.


                                 ARTICLE XXIV
                                ATTORNEYS' FEES

     24.1  Paid to Prevailing Party.  In the event any action or proceeding is
           ------------------------
     commenced with respect to any claim or controversy by the parties hereto arising from the breach, interpretation, or enforcement of this Lease or the exhibits attached hereto, the prevailing party or parties in such action or proceeding shall receive and be entitled to, in addition to any and all other relief, all costs and expenses, including reasonable attorneys' fees, incurred by it in such action or proceeding.

                                  ARTICLE XXV
                              GENERAL PROVISIONS

     25.1   Binding on Successors.  All of the covenants, agreements, provisions
            ---------------------
     and conditions of this Lease shall inure to the benefit of and be binding upon the parties hereto, their successors, legal representatives and assigns.

     25.2   Severability.  If any term or provision of this Lease or the
            ------------
     application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     25.3   Entire Agreement.  This Lease and the exhibits attached hereto
            ----------------
     contain the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties hereto or their respective successors in interest.

     25.4   Captions.  The captions are inserted only as a matter of convenience
            --------
     and for reference, and in no way define, limit or describe the scope of this Lease or the intention of the parties hereto, nor do they in any way affect this Lease.

     25.5   Gender and Number.  Words of any gender in this Lease shall be held
            -----------------
     to include any other gender, and words in the singular number shall be held to include the plural when the sense requires.

     25.6   Approvals.  Wherever Lessor's approval or consent is required
            ---------
     herein, approval or consent shall not be unreasonably delayed or withheld.

     25.7   No Waiver.  No waiver by Lessor or Lessee of any breach of any
            ---------
     provision of this Lease shall be deemed a waiver of any breach of any other provision hereof or of any subsequent breach by Lessee or Lessor of the same or any other provision.

     25.8   Holdover.  In the event Lessee shall hold over after the term of
            --------
     this Lease with the consent, express or implied, of Lessor, such holding over shall be construed to be a tenancy only from month to month, and Lessee shall pay the rent, additional rent and other sums as herein required for such further time as Lessee may continue its occupancy. The foregoing does not affect Lessor's right of reentry or any rights of Lessor hereunder or as otherwise provided by law.

     25.9   Time of Essence.  Time is of the essence of this Lease and the
            ---------------
     exhibits attached hereto and every provision herein and therein.

     25.10  Governing Law.  This agreement shall be governed by and construed in
            -------------
     accordance with the laws of the state in which the Demised Premises are located.

     25.11  Counterparts.  This Lease may be executed in any number of
            ------------
     counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     25.12  No Third Party Rights.  The terms and provisions of this Lease
            ---------------------
     shall not be deemed to confer any rights upon, nor obligate any parties hereto to, any person or entity other than the parties hereto.

     25.13  Unexecuted Lease.  The submission of this Lease for review or
            ----------------
     execution does not constitute a reservation of or option for the rights conferred herein. This Lease shall become effective as a lease only upon execution and delivery thereof by both Lessor and Lessee.

     25.14  Lessor's Right of Entry.  Lessor reserves the right to enter upon
            -----------------------
     the Demised Premises at any time during business hours to inspect same or for the purpose of exhibiting same to prospective purchasers, mortgagees, and, during the last six (6) months of the term hereof or any extensions thereof, to prospective lessees. Lessor may post any customary sign stating "for lease" or "for sale" during the last six (6) months of the term or extended term hereof.

     25.15  Estoppel Certificates.  Lessor and Lessee agree that within fifteen
            ---------------------
     (15) days following the written request by either, or both, to the other, to execute and deliver to the requesting party a certificate (a) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, and the date to which the rent and other charges hereunder are paid in advance, if any, and (b) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults hereunder on the part of the requesting party, or so specifying such defaults, if any, as are claimed by the certifying party.

     25.16  Due Authorization.  Each person executing this Lease on behalf of
            -----------------
     Lessor and Lessee, respectively, warrants and represents that the partnership, joint venture or corporation, as the case may be, for whom he or she is acting, has duly authorized the transactions contemplated herein and the execution of this Lease by him or her.

     25.17  Relationship of Parties.  Nothing contained in this Lease shall be
            -----------------------
     deemed to constitute a partnership or joint venture between Lessor and Lessee, and Lessor and Lessee's relationship herein shall only be deemed to be one of landlord and tenant.


          IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.


                                       LESSOR:

                                       IHOP REALTY CORP., a Delaware corporation


                                       By:______________________________________
                                             Richard K. Herzer

                                       Its:  President
                                           -------------------------------------

                                       LESSEE:

                                       INTERNATIONAL HOUSE OF PANCAKES, INC.,
                                       a Delaware corporation


                                       By:______________________________________
                                              Richard K. Herzer

                                       Its:   President
                                           -------------------------------------

               State of California   )
               County of Los Angeles )

                    On ____________ , 1992, before me, _____________________ , personally appeared RICHARD K. HERZER, President of IHOP REALTY CORP., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                    WITNESS my hand and official seal.


               Signature _______________________________________     (Seal)


               State of California   )
               County of Los Angeles )


                    On ___________, 1992, before me, ____________________ ,
               personally appeared RICHARD K. HERZER President of INTERNATIONAL HOUSE OF PANCAKES, INC., personally known to me (or proved to me on the basis of satisfactory evidence) to be the parson whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                    WITNESS my hand and official seal.


               Signature _______________________________________   (SEAL)

                                  EXHIBIT F-1

                    Form of Quarterly Compliance Statement


     THE UNDERSIGNED, ____________ ________________ of International House of Pancakes, Inc., a Delaware corporation (the "Borrower"), and ____________, _________________ of IHOP Corp., a Delaware corporation ("Holdings"), pursuant to Section 8(A)(2) of the several Senior Note Purchase Agreements, dated as of November 19, 1992 (the "Purchase Agreements"), among the Borrower, Holdings, and the Purchasers listed in Schedule l thereto, do hereby certify as follows (capitalized terms used herein shall have the meanings ascribed thereto in the Purchase Agreements):

     (a) as at the end of the quarterly accounting period ending __________, the financial covenants set forth in Sections 11.2 through 11.8 of the Purchase Agreements, inclusive, have [have not] been met, and the maximum amount of dividends or distributions that could have been declared or paid pursuant to
Section 11.5 of the Purchase Agreements is $________________, and attached hereto as Exhibit A are computations and other pertinent information demonstrating the accuracy of the matters set forth in this clause (a);

     (b) attached hereto as Exhibit B are calculations setting forth the maximum amount of Funded Debt that could have been incurred as at the end of the quarterly accounting period ending _____________, pursuant to Sections 11.2(B) and 11.2(C) of the Purchase Agreements;

     (c) as at the end of the quarterly accounting period ending __________, the Liens on Property or assets of Holdings or its Subsidiaries or securing Debt of Holdings or its Subsidiaries, as the case may be, do [do not] exceed the threshold set forth in Section 11.1(I) of the Purchase Agreements, and attached hereto as Exhibit C are computations and other pertinent information demonstrating the accuracy of the matters set forth in this clause (c); and

     (d) attached hereto as Exhibit D are calculations (and materials in support of the basis therefor) setting forth the maximum amount of additional Funded Debt secured by Liens that could have been incurred under Section 11.1(I) of the Purchase Agreements.

     IN WITNESS WHEREOF, the undersigned have signed their names this _______ day of ___________, ______.



                                       INTERNATIONAL HOUSE OF PANCAKES, INC.



                                       By:______________________________________
                                          Name:
                                          Title:



                                       IHOP CORP.


                                       By:______________________________________
                                          Name:
                                          Title:

                                  EXHIBIT F-2

                        Form of Compliance Certificate


     THE UNDERSIGNED, ______________, ______________ of International House of Pancakes, Inc., a Delaware corporation (the "Borrower"), and ____________ _____________ of IHOP Corp., a Delaware corporation ("Holdings"), pursuant to
Section 8(C) of the several Senior Note Purchase Agreements, dated as of November ___, 1992 (the "Purchase Agreements"), among the Borrower, Holdings and the Purchasers listed in Schedule I thereto, do hereby certify as follows (capitalized terms used herein shall have the meanings ascribed thereto in the Purchase Agreements):

     Based upon such examination or investigation and review of the Purchase Agreements as in the opinion of the undersigned is necessary to enable the undersigned to express an informed opinion with respect thereto, no Default or Event of Default by Holdings, the Borrower or any of their Subsidiaries in the fulfillment of any of the terms, covenants, provisions or conditions of the Purchase Agreements exists or has existed during the period ending ___________ [, other than Default[s] or Event[s] of Default arising under Section(s) ______ of the Purchase Agreements, as more fully described on Annex A hereto].*


     IN WITNESS WHEREOF, the undersigned have signed their names this ____ day of _________, ____.

                                       INTERNATIONAL HOUSE OF PANCAKES, INC.


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       IHOP CORP.


                                       By: _____________________________________
                                           Name:
                                           Title:


-------------------
* In the event such a Default or Event of Default exists or has existed, Annex A to this certificate shall specify the nature and period of existence thereof and what action Holdings, the Borrower or such Subsidiary, as the case may be, has taken, is taking or proposes to take with respect thereto.